                                                                     EXHIBIT 2.1


                            ASSET PURCHASE AGREEMENT



                                  By and Among

                                   ILOG S.A.,

                                   ILOG, INC.,

                            CPLEX OPTIMIZATION, INC.

                                       and

                                  TODD A. LOWE,

                                 JANET LOWE AND

                                  ROBERT BIXBY






                                   Dated as of

                                 August 4, 1997


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                                TABLE OF CONTENTS
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
SECTION 1 - PURCHASE AND CONSIDERATION.........................................1

   1.1      Sale and Purchase of Transferred Assets............................1
   1.2      Assets Not to be Transferred.......................................3
   1.3      Assumption of Liabilities..........................................3
   1.4      Consideration......................................................4
   1.5      Sales, Other Taxes and Expenses....................................5
   1.6      Instruments of Conveyance and Transfer.............................5

SECTION 2 - REPRESENTATIONS, WARRANTIES OF SELLER AND SHAREHOLDERS.............6

   2.1      Organization of Seller.............................................6
   2.2      Seller Capital Structure...........................................6
   2.3      Obligations With Respect to Capital Stock..........................6
   2.4      Authority..........................................................7
   2.5      Title to Assets; Effect of Agreement...............................7
   2.6      Consents and Absence of Conflicts..................................7
   2.7      Financial Statements...............................................8
   2.8      Properties.........................................................8
   2.9      Intellectual Property..............................................9
   2.10     Customer List.....................................................12
   2.11     Litigation........................................................13
   2.12     Compliance with Laws..............................................13
   2.13     Assumed Contracts.................................................13
   2.14     Status of Contracts...............................................14
   2.15     Employees of the Business.........................................14
   2.16     Power of Attorney or Suretyship...................................14
   2.17     Insurance.........................................................14
   2.18     No Material Changes...............................................14
   2.19     Environmental Matters.............................................15
   2.20     Taxes.............................................................16
   2.21     No Finder.........................................................16
   2.22     Representations Complete..........................................16

SECTION 3 - REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................16

   3.1      Organization of Purchaser.........................................16
   3.2      ILOG Capital Structure............................................17
   3.3      Obligations With Respect to Capital Stock.........................18
   3.4      Authority.........................................................18
   3.5      SEC Filings; ILOG Financial Statements............................19
   3.6      Absence of Certain Changes or Events..............................20

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
   3.7      ILOG Press Releases.................................................20
   3.8      ILOG Intellectual Property Rights...................................20
   3.9      Litigation..........................................................20
   3.10     Consents and Absence of Conflicts...................................21
   3.11     No Finder...........................................................21
   3.12     Representations Complete............................................21

SECTION 4 - AGREEMENTS, ARRANGEMENTS AND COVENANTS PRIOR TO THE CLOSING.........21

   4.1      Full Access.........................................................21
   4.2      Conduct of Business.................................................22
   4.3      Advice of Developments and Notification of Certain Matters..........23
   4.4      Further Purchase Offers.............................................24
   4.5      Employees...........................................................24
   4.6      Employee Tax Matters................................................25
   4.7      Best Efforts; Further Assurances; Consents of Third Parties.........25

SECTION 5 - CONDITIONS PRECEDENT TO OBLIGATIONS OF ILOG AND ILOG, U.S...........25

   5.1      Representations True and Correct....................................25
   5.2      Covenants Performed.................................................26
   5.3      No Material Adverse Effect..........................................26
   5.4      Corporate Action....................................................26
   5.5      Injunctions or Restraints on Conduct of Business....................26
   5.6      Necessary Consents..................................................26
   5.7      Employee Agreements.................................................26
   5.8      Asset Contribution Agreement........................................27
   5.9      Seller Intellectual Property Actions................................27
   5.10     CPLEX License Agreement.............................................27
   5.11     Technology Access Letter............................................27
   5.12     Transfer of Transferred Assets......................................27
   5.13     Investment Representations..........................................27
   5.14     Audited Financial Statements........................................27
   5.15     Officers' and Shareholders's Certificates...........................27
   5.16     Good Standing Certificates; Tax Certificate.........................28
   5.17     Opinion of Seller's Counsel.........................................28
   5.18     Approval of Documentation...........................................28

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

SECTION 6 - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER AND
            SHAREHOLDERS......................................................28

   6.1      Representations True and Correct..................................28
   6.2      Covenants Performed...............................................28
   6.3      No Material Adverse Effect........................................28
   6.4      Corporate Action..................................................28
   6.5      Injunctions or Restraints on Conduct of Business..................29
   6.6      Employment Agreements.............................................29
   6.7      Board Appointments................................................29
   6.8      Stock Option Grants...............................................29
   6.9      Asset Contribution Agreement......................................29
   6.10     Technology Access Letter..........................................29
   6.11     Registration Rights...............................................29
   6.12     Payment of Purchase Price.........................................30
   6.13     Opinion of Counsel................................................30
   6.14     Opinion of French Counsel.........................................30
   6.15     Officers' Certificate.............................................30
   6.16     Approval of Documentation.........................................30
   6.17     Depositary Arrangement............................................30

SECTION 7 - THE CLOSING.......................................................30

   7.1      The Closing.......................................................30
   7.2      Deliveries at the Closing.........................................31

SECTION 8 - OBLIGATIONS OF THE PARTIES AFTER CLOSING..........................31

   8.1      Survival of Representations, Warranties and Covenants.............31
   8.2      Indemnification by Seller and Shareholders........................31
   8.3      Indemnification for Third Party Claims............................31
   8.4      Procedures for Asserting Claims...................................33
   8.5      Offset Against Promissory Notes...................................34
   8.6      Seller and Shareholder Maximum Remedy.............................34
   8.7      Post-Closing Date Access to Information...........................35
   8.8      Use of CPLEX Name and Logo........................................35
   8.9      Covenant Not to Compete...........................................35
   8.10     Rule 144 Reports and Restricted Securities........................35
   8.11     Further Assurances................................................36

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
SECTION 9 - TERMINATION.........................................................36

    9.1      Termination........................................................36
    9.2      Effect of Termination..............................................36

SECTION 10 - CONFIDENTIALITY....................................................37

   10.1      Confidentiality....................................................37
   10.2      Public Announcements...............................................37

SECTION 11 - GENERAL PROVISIONS.................................................37

   11.1      Payment of Costs...................................................37
   11.2      Entire Agreement; Waivers..........................................37
   11.3      Successors and Assigns.............................................38
   11.4      Effect of Headings.................................................38
   11.5      Notices............................................................38
   11.6      Governing Law; Submission to Jurisdiction..........................39
   11.7      Parties in Interest................................................40
   11.8      Invalid Provisions.................................................40
   11.9      Counterparts.......................................................40
   11.10     Assignment.........................................................40

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EXHIBITS

         A      -    Asset Contribution Agreement
         B(i)   -    Promissory Note
         B(ii)  -    Promissory Note
         B(iii) -    Promissory Note
         C      -    Seller's Financial Statements
         D      -    ILOG Press Releases
         E(i)   -    Employment Agreement
         E(ii)  -    Employment Agreement
         E(iii) -    Employment Agreement
         F      -    Copyright Agreement
         G      -    Trademark Assignment
         H      -    Internet Domain Name Transfer Agreement
         I      -    CPLEX License Agreement
         J      -    Technology Access Letter
         K      -    Investment Representations
         L      -    Opinion of Porter and Hedges
         M      -    Stock Option Grant and Agreement
         N      -    Seller Employee Options
         O      -    Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
         P      -    Opinion of Stibbe Simont Monahan Duhot & Giroux

SCHEDULES

         1.1(b)       -       Fixed Assets
         1.2          -       Excluded Assets
         1.3          -       Assumed Liabilities
         2.3          -       Obligations With Respect to Capital Stock
         2.5          -       Security Interests, Liens, Encumbrances, etc.
         2.6          -       Required Consents & Absence of Conflicts
         2.8(b)       -       Seller's Leased Real Property
         2.8(c)       -       Equipment Loan and Porting Agreement
         2.8(d)       -
         2.8(e)       -       Related Party Shareholdings
         2.9          -       Seller Registered Intellectual Property
         2.9(d)       -       Third Party Rights to Seller Intellectual Property
         2.9(g)       -       Seller Intellectual Property Indemnity Obligations
         2.9(j)       -       Seller Intellectual Property Agreement Disputes
         2.10         -       Seller's Customer List
         2.15         -       Compensation of Officers and Employees of Seller
         2.17         -       Seller's Insurance Policies
         2.18         -       Material Changes Since June 30, 1997

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "AGREEMENT"), dated as of this 4th day of August, 1997 is made and entered into by and among ILOG S.A., a French societe anonyme ("ILOG"), ILOG, Inc., a California corporation ("ILOG, U.S."), CPLEX Optimization, Inc, a Texas corporation ("SELLER"), and Todd Lowe, Janet Lowe and Robert Bixby, each a shareholder of Seller (the "SHAREHOLDERS").

         WHEREAS, Seller is in the business of manufacturing, developing, marketing and selling mathematical programming software (including, without limitation, software presently under development) used for formulating and solving optimization problems in the fields of business decision making, operations, research and management science (the "BUSINESS");

         WHEREAS, Seller desires to sell, and each of ILOG and ILOG, U.S. (herein together referred to as the "PURCHASERS" and individually as a "PURCHASER") desire to purchase, certain of the assets of Seller related to the Business on the terms and conditions hereinafter set forth.

         WHEREAS, before Closing Date (as defined below), Seller will be reincorporated in the State of Nevada via the merger (the "REINCORPORATION MERGER") of Seller with and into a wholly owned subsidiary of Seller (the "MERGER SUBSIDIARY") to be organized by Seller for such purpose, whereupon the Merger Subsidiary will succeed to all of the assets, properties, business, rights, liabilities and obligations of Seller, including the rights and obligations of Seller under this Agreement and the Ancillary Agreements (as defined below) (from and after the effective time of the consummation of the Reincorporation Merger, all references in this Agreement to "Seller" shall be deemed to refer to both the Merger Subsidiary and the Seller as the predecessor corporation of the Merger Subsidiary, unless the context otherwise clearly requires).

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

                                    SECTION 1

                           PURCHASE AND CONSIDERATION

         1.1 SALE AND PURCHASE OF TRANSFERRED ASSETS. On the terms and subject to the conditions of this Agreement and except for the Excluded Assets (as defined in Section 1.2 hereof), effective as of the Closing Date, Seller agrees to transfer, convey, assign and deliver to ILOG or ILOG, U.S. and ILOG and ILOG, U.S. jointly and severally agree to buy from Seller, free and clear of any liens, charge, security interest, mortgage, pledge, easement, confidential sale or other title retention or other restriction ("ENCUMBRANCE") the Business as a going concern and all of Seller's rights, title and interest in and to all of the assets and properties, tangible and intangible, real, personal or mixed, owned or leased by Seller, of and pertaining to or used by Seller in the Business, wherever located, whether known or unknown, and whether or not on the books and records of

Seller, including, for the avoidance of doubt, any assets to be transferred by Seller to ILOG pursuant to that certain asset contribution agreement (contrat d'apport) (the "ASSET CONTRIBUTION AGREEMENT") to be entered into on the Closing Date (as defined hereunder) among ILOG, Seller and Shareholders, substantially in the form annexed hereto as Exhibit A (the "TRANSFERRED ASSETS"), including by way of example but not limited to the following:

                  (a) all equipment, furniture, fixtures, leasehold improvements, tooling, machinery and other tangible property of the Business, wherever located, which are currently carried on the books of Seller as listed on Schedule 1.1(b), hereto (the "FIXED ASSETS");

                  (b) all inventories, including finished goods, work in process, purchased parts, supplies and materials (the "INVENTORIES");

                  (c) all of Seller's rights to market, license and sell all products marketed, licensed or sold with respect to the Business;

                  (d) all of Seller's claims against any third parties relating to items included in the Transferred Assets, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties or guarantees, but only to the extent such claims do not relate to any liabilities retained by Seller and not assumed by Purchaser;

                  (e) all of Seller's right, title and interest under the contracts, agreements, commitments, licenses from third parties, leases and similar documents to which Seller is a party listed on Schedule 1.3 hereto (the "ASSUMED CONTRACTS");

                  (f) all of Seller's right, title and interest under the agreements pursuant to which Seller has licensed its software products and any associated Seller Intellectual Property (the "ASSUMED LICENSE AGREEMENTS");

                  (g) the $5,000 security deposit paid pursuant to the sublease of Seller's premises (the "SELLER SUB-LEASE");

                  (h) all of Seller's transferable books and records used in connection with the Business, including, without limitation, all customer and supplier lists, all advertising materials and marketing plans, drawings, blueprints and manuals and other materials of Seller used in employee and management training in the Business;

                  (i) all of Seller's business systems, including software programs, computer printouts, databases and related items used in the Business, including all of Seller's rights in such items;

                  (j) all of Seller's Intellectual Property (as defined in
Section 2.9 hereof) relating to or used in connection with the Business (including, without limitation, the registered trademark and the trade name "CPLEX" and the items listed on Schedule 2.9, and the business and goodwill of

Seller associated therewith) and the right to sue for and recover damages for the past infringement of such Seller Intellectual Property;

                  (k) all permits, licenses, franchises, consents and other similar authorizations, if any, of any federal, state, local or foreign governmental body which relate to the Business and which may be lawfully assigned or transferred, subject to any action by such body which may be required in connection with such assignment or transfer; and

                  (l) all other properties, rights and assets owned by Seller and used in the Business, whether tangible or intangible, in whatever form or medium, absolute, contingent, or otherwise.

         1.2 ASSETS NOT TO BE TRANSFERRED. Seller shall retain and neither ILOG nor ILOG, U.S. shall acquire (i) Seller's notes and accounts receivable on the Closing Date; (ii) Seller's cash in any form and cash equivalents on the Closing Date; (iii) Seller's minute books, tax returns, financial statements, books of account (including its general ledger) and similar corporate documents which are not necessary for Purchaser to operate the Business, (iv) all of the Seller's rights under any of its insurance policies and any rights to refunds for prepaid premiums; (v) any tax refunds available to Seller; (vi) Seller's rights under this Agreement and (vii) those assets set forth on Schedule 1.2 (collectively, the "EXCLUDED ASSETS").

         1.3      ASSUMPTION OF LIABILITIES.

                  (a) On the terms and subject to the conditions contained herein, on the Closing Date, the Purchasers shall jointly and severally assume and agree thereafter to pay, perform and discharge only (i) the obligations and liabilities of Seller remaining unpaid or unperformed on the Closing Date under the Assumed Contracts and the Assumed License Agreements; and (ii) the Seller's accrued liability for vacation in respect of its employees. The liabilities described in (i) and (ii) of the preceding sentence shall be collectively referred to herein as the "ASSUMED LIABILITIES."

                  (b) Except for the Assumed Liabilities, neither Purchaser shall assume or have any responsibility for any other liability, obligation or commitment of any nature, whether now or hereafter existing of Seller or Shareholders (the "EXCLUDED LIABILITIES") and Seller or Shareholders, as the case may be, shall be responsible for any payment, settlement or discharge of all such liabilities, obligations or commitments which are not Assumed Liabilities, including but not limited to the following:

                       (i) accounts payable of Seller incurred prior to and as of the Closing Date;

                       (ii) liabilities for any income, business, occupation, property, sales or use, withholding or similar tax or taxes of any kind of the Seller or attributable to or pertaining to (1) the Transferred Assets or (2) the Business of the Seller with respect to any period or portion of any period ending prior to the Closing Date;

                       (iii) liabilities for any income, business, occupation, sales or use, withholding or similar tax or taxes of any kind relating to the sale of the Transferred Assets hereunder or under the Asset Contribution Agreement;

                       (iv) any liability concerning storage, disposal, treatment or spillage of Hazardous Materials (as defined below) or any other liability relating to environmental matters;

                       (v) save in respect of the Assumed Liabilities, any contingent liabilities of Seller pertaining to the ownership, distribution or use of any of Seller's Intellectual Property sold or licensed prior to or on the Closing Date not identified on Schedule 1.3;

                       (vi) any liabilities, obligations or commitments of Seller under any Seller employee contracts or benefit plans other than accrued vacation;

                       (vii) any tort liability, including liabilities based on theories of strict liability or product liability, arising from the Seller's business, its assets, or the operation thereof arising from events, actions or inactions occurring prior to the Closing Date; and

                       (viii) any obligation of Seller in respect of employees or other service providers of Seller arising on or prior to the Closing Date, including, without limitation, any obligations in respect of
(i) severance pay or arrangements; (ii) workers compensation;
(iii) wrongful termination; (iv) discrimination; and (v) executive reimbursements.

         1.4 CONSIDERATION. At the Closing, in consideration of the sale and transfer of the Transferred Assets, ILOG and/or ILOG, U.S. shall (i) assume the Assumed Liabilities and (ii) deliver to Seller the following consideration (the "PURCHASE PRICE"):

                  (a) Initial Cash Payment. ILOG and/or ILOG, U.S. shall pay Seller an aggregate amount of Fifteen Million Dollars ($15,000,000)
(the "INITIAL CASH PAYMENT") in cash by means of wire transfers of immediately available funds to the following bank account:

                  U.S. Bank of Nevada
                  Phone: (702)831-4780
                  Routing Number: 121201694
                  Account Number:  8290002602
                  Account Name:  CPLEX Optimization, Inc.

                  (b) Additional Payment. ILOG shall deliver to Seller three promissory notes, each to be substantially in the form attached hereto as Exhibit B (i), (ii), and (iii) (the "PROMISSORY NOTES"), in the original aggregate principal amount of Five Million Dollars ($5,000,000), bearing interest at the lowest rate allowable by the United States Internal Revenue Service for notes of such maturities to avoid the imputation of interest as determined on the Closing Date (which rate is currently 6.65% per annum) and subject to the provisions of this Section 1.4(b), providing for the payment of principal in three equal installments of $1,666,666.67 in aggregate on each of the second, third and fourth anniversary of the Closing Date; provided, however, that in the event that the per-share closing sale price (or the average of the closing bid and ask price if no sales were reported) for transactions executed over the Nasdaq National Market of American Depositary Shares representing shares of ILOG on the trading day immediately preceding the Closing Date (as reported in The Wall Street Journal) (the "CLOSING DATE STOCK PRICE") shall be greater than $7.00, then the aggregate original principal amount of the Promissory Notes shall instead be an amount equal to $5,000,000 increased by the lesser of in aggregate (i) $2,400,000 or (ii) the product of $2,400,000 and a fraction, the numerator of which shall be equal to the amount by which the Closing Date Stock Price exceeds $7.00 and the denominator of which shall be $3.00; this additional amount shall also be paid on the fourth anniversary of the Closing Date. Interest on the outstanding principal amount shall be compounded monthly and shall be due and payable on a quarterly basis as more particularly set forth in the Promissory Notes; and

                  (c) Consideration Shares. ILOG shall issue one million seven hundred thousand (1,700,000) shares in registered form, which shares shall be validly issued, fully paid and nonassessable (the "CONSIDERATION SHARES"). The Consideration Shares will be deposited pursuant to the Deposit Agreement referred to in Section 6.17 below and delivered to Seller in the form of American Depositary Shares (the "ADSS").

         1.5      SALES, OTHER TAXES AND EXPENSES.

                  (a) Seller or Shareholders shall bear all United States federal and state income taxes, and the Purchasers shall bear all sales, registration, transfer and other like taxes, if any, arising by reason of or in connection with the sale and transfer hereunder of the Transferred Assets. ILOG shall bear all French taxes, duties and assessments by reason of or in connection with the sale and transfer hereunder of the Transferred Assets. Each of Seller, Shareholder or ILOG, as the case may be, agrees to pay and discharge promptly when due the entire amount of all such taxes arising in connection with the transactions set forth hereunder, in accordance with the provisions of this
Section 1.5 whether levied on Seller, Shareholders or ILOG, as the case may be.

                  (b) All miscellaneous expenses related to the Business, including rent, utilities and other similar and related expenses shall be allocated ratably to the period based on the number of days in the period prior to the Closing Date and Seller and Shareholders shall be responsible for (and shall indemnify ILOG and ILOG, U.S. against) all such expenses. ILOG and ILOG, U.S. shall be responsible for (and shall indemnify Seller and Shareholders against) all such expenses applicable after the Closing with respect to the Transferred Assets and the Seller Lease.

         1.6 INSTRUMENTS OF CONVEYANCE AND TRANSFER. On the Closing Date, Seller shall deliver to the respective Purchasers such bills of sale, endorsements, consents, assignments and other good instruments of conveyance and assignment as shall be reasonably satisfactory to the respective Purchasers and their counsel and effective to vest in the respective Purchasers all right, title and interest in and to the Transferred Assets free and clear of any Encumbrances (the "CONVEYANCE DOCUMENTS").

                                    SECTION 2

             REPRESENTATIONS, WARRANTIES OF SELLER AND SHAREHOLDERS

         Seller and each Shareholder jointly and severally represent and warrant to the Purchasers that:

         2.1      ORGANIZATION OF SELLER.

                  (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary except where the failure to be so qualified would not have a Material Adverse Effect (as defined below) on Seller.

                  (b) Seller has no subsidiaries and no ownership interest in any other entity.

                  (c) Seller has delivered or made available to ILOG a true and correct copy of the Articles of Incorporation and Bylaws of Seller, each as amended to date, and each of such instruments are in full force and effect. Seller is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent governing instruments.

                  (d) As of the effective time of the Reincorporation Merger, Merger Subsidiary as Seller under this Agreement and the Ancillary Agreements will have succeeded to all the assets, properties, business, rights, liabilities and obligations of Seller, including the rights and obligations of Seller under this Agreement and the Ancillary Agreements.

                  (e) When used in connection with Seller, the term "MATERIAL ADVERSE EFFECT" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Seller.

         2.2 SELLER CAPITAL STRUCTURE. The authorized capital stock of Seller consists of 5,000 shares of Common Stock, $1.00 par value, of which there were 1,095 shares issued and outstanding as of the close of business on June 30, 1997. Since the close of business on June 30, 1997, no shares of Seller Capital Stock have been issued.

         2.3 OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. Except as set forth in
Section 2.2, there are no equity securities or similar ownership interests of any class of Seller, or any securities exchangeable or convertible into or exercisable for such equity securities or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Schedule 2.3, there are no options, warrants, equity securities or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Seller is a party or by which it is bound obligating Seller to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock or similar ownership interests of Seller or obligating Seller to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, as of the date of this Agreement, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Seller other than the Seller Shareholder Agreement dated March 29, 1989.

         2.4 AUTHORITY. Seller has all requisite power and authority to enter into this Agreement and all other agreements executed by Seller in connection herewith, including the Asset Contribution Agreement, and all other Exhibits hereto (the "ANCILLARY AGREEMENTS") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement and each of the Ancillary Agreements has been duly executed and delivered by Seller and each of the Shareholders and, assuming the due authorization, execution and delivery by the respective Purchasers, constitutes valid and binding obligations of Seller and each of the Shareholders, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

         2.5 TITLE TO ASSETS; EFFECT OF AGREEMENT. Except as set forth on
Schedule 2.5, Seller has good and marketable title to, or a valid leasehold interest in, the Transferred Assets, free and clear of all Encumbrances (other than Permitted Encumbrances as defined below) and at the Closing will convey, assign, transfer and deliver to ILOG or ILOG, U.S. good and marketable title to the Transferred Assets free and clear of any Encumbrances (other than Permitted Encumbrances as defined below). Neither Seller nor any Shareholder knows of any infringement by third parties of its right, title and interest to the Transferred Assets and no third party has any interest in the Transferred Assets.

         For purposes of this Agreement "PERMITTED ENCUMBRANCE" shall mean any encumbrance consisting of (i) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or similar common law or statutory liens or encumbrances arising in the ordinary course of business which are not delinquent or remain payable without penalty and (ii) the rights of Seller's licensees under the Assumed License Agreements.

         2.6      CONSENTS AND ABSENCE OF CONFLICTS.

                  (a) Except as set forth on Schedule 2.6, no consent of any person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of Seller or Shareholders to permit the consummation of the transactions contemplated by this Agreement, and the Ancillary Agreements including without limitation, the transfer to the respective Purchasers of all right, title and interest in and to the Transferred Assets, free and clear of any Encumbrances.

                  (b) Except as set forth on Schedule 2.6, as of the Closing, neither the execution and delivery by Seller or the Shareholders of the Agreements and Ancillary Agreements applicable to them, the compliance by Seller or the Shareholders with the terms and conditions hereof or thereof, nor the consummation by Seller and the Shareholders of the transactions contemplated hereby or thereby, will (i) conflict with any of the terms, conditions and/or provisions of the Articles of Incorporation, Bylaws or other constituent documents of Seller, (ii) violate any provision of, or require any consent, authorization or approval under, any law or regulation or any judicial or administrative order, award, judgment, writ, injunction or decree or any governmental permit or license issued to or applicable to Seller or any Shareholder, which in the case of Seller is material to the Business or condition of Seller or to the transactions contemplated by this Agreement or any Ancillary Agreement, or (iii) conflict with, result in a breach of, constitute a default or event of default under, or require any consent, authorization or approval under any contract, lien, or instrument to which Seller or any Shareholder is a party or by which it may be bound, which in the case of Seller is material to the Business or condition of Seller or to the transactions contemplated by this Agreement or any Ancillary Agreement.

         2.7      FINANCIAL STATEMENTS.

                  (a) Attached hereto as Exhibit C are a draft balance sheet and an income statement of Seller for the year ended as of June 30, 1997 ("SELLER'S FINANCIAL STATEMENTS"). Seller's Financial Statements fairly present the financial position and results of operations of the Business at the dates and for the periods reflected therein in all material respects. Seller's Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). The balance sheet of Seller dated June 30, 1997 is referred to in this Agreement as the "6/30/97 BALANCE SHEET."

                  (b) Seller has no debt, liability or obligation of a nature required to be disclosed on a balance sheet or a related note to financial statements prepared in accordance with U.S. GAAP that is not set forth on the face of the 6/30/97 Balance Sheet, except for those that have been incurred after June 30, 1997 in the ordinary course of business and consistent with past practice.

         2.8      PROPERTIES.

                  (a) Seller does not have a freehold interest in any real property.

                  (b) No real property related to the Business is leased to Seller other than the Seller Sub-Lease described on Schedule 2.8(b).

                  (c) Except for the Excluded Assets and except for the Equipment Loan and Porting Agreements as set forth on Schedule 2.8(c), to Seller's and Shareholders' knowledge, included in the Transferred Assets are all the personal and tangible property necessary for the conduct by Purchaser of the Business as now conducted by Seller.

                  (d) All tangible personal property included in the Transferred Assets is in good operating condition and repair, ordinary wear and tear excepted. No shareholder, officer, director or employee of Seller, nor any spouse, child or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the real or personal property included in the Transferred Assets, or except as set forth in Schedule 2.8(d), any intangible property included in the Transferred Assets.

                  (e) Except as set forth in Schedule 2.8(e) to the knowledge of Seller and Shareholders, no shareholder, officer or director of Seller or any affiliates of any of them, nor any spouse or child of any of them, has any direct or indirect interest in any competitor, supplier or customer of Seller or in any person from whom or to whom Seller leases any real or personal property, or in any other person with whom Seller is doing a material amount of business or currently proposes to do a material amount of business except in each case not more than a one percent (1%) beneficial ownership interest in the outstanding stock of any such entity the stock of which is publicly traded.

         2.9      INTELLECTUAL PROPERTY.

                  For the purposes of this Agreement, the following terms have the following definitions:

                  "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights therein, arising therefrom, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vii) all databases and data collections and all rights therein throughout the world; and (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names, and (ix) any similar, corresponding or equivalent rights to any of the foregoing and (x) all documentation related to any of the foregoing.

                  "SELLER INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by or exclusively licensed to Seller.

                  "REGISTERED INTELLECTUAL PROPERTY" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Seller Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

                  (a) Schedule 2.9 lists all Registered Intellectual Property owned by, or filed in the name of, Seller (the "SELLER REGISTERED INTELLECTUAL PROPERTY") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Seller Registered Intellectual Property rights.

                  (b) Except as reflected in the Assumed Contracts and Assumed License Agreements, each item of Seller Intellectual Property, including all Seller Registered Intellectual Property listed in Schedule 2.9, is free and clear of any Encumbrances. Seller (i) is the exclusive owner of all trademarks and trade names used by Seller in connection with the operation or conduct of the Business, including the sale of any products or technology or the provision of any services by Seller and (ii) owns exclusively (subject to the rights of its licensees under the Assumed License Agreements), and has good title to, all copyrighted works that are Seller products or other works of authorship that the Seller otherwise purports to own.

                  (c) To the extent that any Seller Intellectual Property has been developed or created by any person other than Seller for which the Seller has, directly or indirectly, paid or provided consideration, the Seller has a written agreement with such person with respect thereto and Seller thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment.

                  (d) Except under the Assumed License Agreements, Seller has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property that is or was Seller Intellectual Property, to any other person.

                  (e) The Seller Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of its business as it currently is conducted or is reasonably contemplated to be conducted, including, without limitation, the design, development, manufacture, use, import and sale of the products, technology and services of the Seller (including products, technology or services currently under development).

                  (f) Other than "shrink-wrap" and similar widely available commercial end-user licenses, the licenses evidenced by Assumed Contracts and the Assumed License Agreements include all contracts, licenses and agreements to which Seller is a party with respect to any Intellectual Property. No person other than Seller has ownership rights to improvements made by the Seller in Intellectual Property which has been licensed to Seller.

                  (g) The licenses evidenced by the Assumed Contracts and the Assumed License Agreements comprise all contracts, licenses and agreements between Seller and any other person wherein or whereby Seller has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by Seller or such other person of the Intellectual Property of any person other than Seller. With respect to the Assumed License Agreements, Seller has delivered to ILOG, U.S., copies of those documents set forth on Schedule 2.9(g) hereto and there is no other Assumed License Agreements in which Seller has agreed to assume or has assumed any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation of third party intellectual property rights which is materially different to the terms relating to the same in the agreements disclosed to Purchaser on Schedule 2.9(g).

                  (h) The operation of the business of Seller as it currently is conducted or is reasonably contemplated to be conducted, including but not limited to Seller's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of Seller does not infringe or misappropriate the Intellectual Property of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and Seller has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of Seller infringes or misappropriates the Intellectual Property of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Seller or any of the Shareholders aware of any basis therefor).

                  (i) Except as described in Schedule 2.9, each item of Seller Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Seller Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. For each product or technology of Seller that constitutes or includes a copyrightable work, Seller has registered the copyright in the latest released version of such work with the U.S. Copyright Office. In each case in which Seller has acquired ownership of any Intellectual Property rights from any person, Seller has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to Seller and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, Seller has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

                  (j) Except as set forth on Schedule 2.9, there are no contracts, licenses or agreements between Seller and any other person with respect to Seller Intellectual Property under which there is any dispute known to Seller or any Shareholder regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by Seller thereunder.

                  (k) To the Knowledge of Seller and each Shareholder, no person is infringing or misappropriating any Seller Intellectual Property.

                  (l) Seller has taken all steps that are reasonably required to protect the Seller's rights in confidential information and trade secrets of Seller or provided by any other person to Seller. Without limiting the foregoing, Seller has, and enforces, a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Seller's standard forms, and all current and former employees, consultants and contractors of the Seller have executed such an agreement.

                  (m) Other than general regulatory or other restrictions applicable to the business in which Seller is engaged, no Seller Intellectual Property or product, technology or service of Seller is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Seller or may affect the validity, use or enforceability of such Seller Intellectual Property.

                  (n) No (i) product, technology, service or publication of Seller (ii) material published or distributed by Seller or (iii) conduct or statement of Seller constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

                  (o) All of Seller's products distributed after December 1995 (including products currently under development) will record, store, process, calculate and present calender dates falling on and after (and if applicable, spans of time including) January 1, 2000 and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "YEAR 2000 COMPLIANT"). All of Seller's products (i) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000 and (ii) will be interoperable with other products used by Purchaser that may deliver records to Seller's products or receive records from Seller's products, or interact with Seller's products, including but not limited to back-up and archived data.

         2.10 CUSTOMER LIST. Schedule 2.10 contains a correct and current list of all customers (including independent distributors and value added resellers) of the Business for the twelve months preceding June 30, 1997 from which Seller derived invoiced or non-invoiced revenues in excess of $50,000. Except as indicated on Schedule 2.10, each of Seller and Shareholders does not have any specific information indicating that any customers which would be reasonably considered to represent a material repeat revenue source intends to materially decrease the amount of business that any such customer is presently doing with Seller.

         2.11 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Seller has received any notice of assertion, nor, to Seller's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Seller which reasonably would be likely to be material to Purchaser, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. To the knowledge of Seller and Shareholder, no governmental entity has at any time challenged or questioned in writing the legal right of Seller to manufacture, offer, sell or license any of its products in the present manner or versions thereof.

         2.12 COMPLIANCE WITH LAWS. Seller has complied with all, and is not in violation of any, applicable federal, state and local statutes, laws and regulations (including, without limitation, any and all applicable building, zoning, environmental, employment or other law, ordinance or regulation) affecting its properties, employees or the operation of its Business.

         2.13 ASSUMED CONTRACTS. Schedule 1.3 contains an accurate and complete list of all Assumed Contracts to be assumed by the Purchasers as Assumed Liabilities pursuant to this Agreement. There is no breach or default, or event that with notice or lapse of time, or both, would constitute a breach or default, by Seller, or to the knowledge of Seller or the Shareholders, any other party to any of the Assumed Contracts, except as described on such Schedule. Neither Seller nor any Shareholder has received notice that any party to any of the Assumed Contracts intends to cancel or terminate any of such Assumed Contracts or to exercise or not exercise any options under any of the Assumed Contracts, except as described on such Schedule. Except as set forth on Schedule 1.3, Seller is not a party to or bound by:

                   (i) any contract for the purchase, licensing or development of any Intellectual Property by Seller, whether as licensor or licensee, involving the payment of more than $25,000 after the date hereof, or which purports to be exclusive in any respect;

                  (ii) any guarantee of the obligations of customers, suppliers, officers, directors, employees, affiliates of Seller or others;

                  (iii) any contract that provides for the incurrence by Seller of indebtedness for borrowed money secured by any Transferred Assets;

                  (iv) any non-competition agreement or similar contract that limits or restricts Seller from carrying on any business; or

                   (v) any other material contract entered into outside the ordinary course of business.

         2.14 STATUS OF CONTRACTS. Each of the Assumed Contracts and Assumed License Agreements (i) constitutes a valid and binding obligation of Seller and, to the knowledge of Seller and Shareholders, the other parties thereto (subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles), and (ii) is in full force and effect. Seller has not been notified that any other party to any such contract intends to terminate it. Complete and correct copies of each of the Assumed Contracts have heretofore been delivered to Purchaser (including all amendments, estoppel certificates, modifications and material correspondence between Seller and the other party thereto).

         2.15 EMPLOYEES OF THE BUSINESS. Schedule 2.15 attached hereto contains a true and complete list of the names of all directors, officers and employees of Seller who work in the Business. Schedule 2.15 contains a schedule showing the cash and non-cash compensation (including any and all perquisites) of all such persons.

         2.16 POWER OF ATTORNEY OR SURETYSHIP. Seller does not have any power of attorney with respect to the Business or the Transferred Assets which will not be terminated by the Closing.

         2.17 INSURANCE. Schedule 2.17 attached hereto contains a true and correct list of all insurance policies held by Seller. Seller has provided to Purchaser copies of all such insurance policies. Seller has in full force and effect property and casualty insurance in types and amounts normal and appropriate for a business of its type. Such insurance or comparable insurance will be maintained in full force and effect up to and including the Closing Date.

         2.18     NO MATERIAL CHANGES.

                  With respect to the Business, except as disclosed in Schedule 2.18, since June 30, 1997, there has not been any:

                  (a) Material adverse change in the financial condition, liabilities, assets, business or prospects of the Business other than those relating to the economy or industry of the Business generally;

                  (b) Destruction, damage to or loss of any asset (whether or not covered by insurance) that materially and adversely affects the financial condition, business or prospects of the Business;

                  (c) Sale, transfer, lease, license or agreement concerning any asset of Seller, except in the ordinary course of business;

                  (d) Amendment, termination, relinquishment or nonrenewal of any Assumed Contract or Assumed License Agreement, except in the ordinary course of business;

                  (e) Waiver or release of any right or claim of Seller relating to the Business, except in the ordinary course of business;

                  (f) Other event or condition of any character that has or might have a Material Adverse Effect on Seller; or

                  (g) Agreement by Seller to do any of the things described in the preceding clauses (a) through (f).

         2.19     ENVIRONMENTAL MATTERS.

                  (a) Compliance with Laws. Seller has no liability, actual or contingent, for any claims, costs, suits or damages of any kind or nature arising out of the presence prior to the Closing of any Hazardous Materials in, under, or on any property that Seller has at any time owned, operated, occupied or leased and that Purchaser will own, operate, occupy or lease in connection with the Transferred Assets.

                  (b) Environmental Proceedings. Seller has not received any notice that it (i) is the subject of any pending claim, investigation, action, proceeding, injunction or decree relating to the use or disposal of any Hazardous Materials by it, (ii) may be responsible for any investigation, remediation, removal, emission or spill of Hazardous Materials, or (iii) is the subject of any pending claim, action, proceeding, or investigation relating to its exposure of others to Hazardous Materials. Neither Seller nor any Shareholder is aware of any fact or circumstance which could involve Seller in any environmental litigation or impose any material environmental liability upon either Seller or Purchaser.

                  (c) Permits. Seller currently holds all environmental permits (if any) required for the conduct of its Business as presently conducted. All such environmental permits are in full force and effect, and Seller has complied with any covenants or conditions set forth in the environmental permits. To the knowledge of Seller and Shareholders, and assuming that Purchaser operates the Business in a manner similar to Seller, Purchaser will not be required to make any material capital expenditures to comply with any environmental permit or environmental law in effect at the Closing Date.

                  (d) Definitions. The following definitions will apply for purposes of this Section 2.19:

                            (i)     HAZARDOUS MATERIALS:  A Hazardous Material
is any material or substance that is prohibited or regulated by any Environmental Law or that has been designated by any governmental authority to be radioactive, toxic, hazardous, otherwise a danger to health or reproduction or the environment.

                           (ii)     ENVIRONMENTAL LAWS ARE:  all laws, rules,
regulations, orders, treatises, statutes, and codes promulgated by any governmental authority which prohibit, regulate or control any Hazardous Material and the use, storage, generation, treatment, manufacture, transport, exposure of others to, or handling of Hazardous Materials.

         2.20 TAXES. To the extent a failure to do so would adversely affect a Purchaser or the Transferred Assets, Seller has (i) timely filed within the time period for filing or any extension granted with respect thereto all federal, state, local and other returns, estimates and reports relating to any and all taxes or other governmental charges, obligations or fees and any related interest or penalties ("TAX" or "TAXES") it is required to file and has paid all Taxes shown due thereon or has provided adequate reserves therefor on its books and records, and (ii) withheld with respect to Seller's employees all federal and state income Taxes, FICA, FUTA and other Taxes required to be withheld and paid such withheld amounts to the appropriate governmental body within the time period required by law.

         2.21 NO FINDER. Neither Seller nor any of the Shareholders nor any person acting on their behalf has paid or become obligated to pay or taken any act which would obligate any Purchaser to pay, any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement or the Ancillary Agreements.

         2.22 REPRESENTATIONS COMPLETE. None of the representations and warranties made by Seller or Shareholders herein, in any Ancillary Agreement or in any certificate furnished by any of them, or on their behalf, pursuant to this Agreement or any Ancillary Agreement, contains or will contain any untrue statement of a material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.


                                    SECTION 3

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchasers jointly and severally represent and warrant to Seller and Shareholders that:

         3.1      ORGANIZATION OF PURCHASER.

                  (a) ILOG and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below) on ILOG or ILOG, U.S. ILOG, U.S. is a wholly owned subsidiary of ILOG.

                  (b) Each of ILOG and ILOG, U.S. has delivered or made available to Seller a true and correct copy of its Statuts, Certificate of Incorporation and Bylaws (or equivalent governing instruments) of ILOG or ILOG, U.S. Neither ILOG nor any of its subsidiaries is in violation of any of the provisions of its Statuts, Certificate of Incorporation or Bylaws or equivalent governing instruments.

                  (c) When used in connection with a Purchaser, the term "MATERIAL ADVERSE EFFECT" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of ILOG or ILOG, U.S. and their affiliated entities taken as a whole, except that a change in the market price of the ILOG shares shall not, in and of itself, be deemed a Material Adverse Effect with respect to ILOG or ILOG, U.S.

         3.2 ILOG CAPITAL STRUCTURE. The authorized issued and outstanding capital stock of ILOG consists, as of the close of business on June 30, 1997, of 10,959,622 shares, 4.00 French francs par value. Since the close of business on June 30, 1997, no shares of ILOG capital stock have been issued except pursuant to the exercise of options outstanding as of June 30, 1997 under the ILOG Stock Option Plans (as defined below) and except under the ILOG Employee Stock Plans (as defined below). As of the close of business on June 30, 1997, there were no other outstanding commitments to issue any shares of capital stock or voting securities of ILOG other than pursuant to the exercise of options outstanding as of that date under the 1992 and 1996 Stock Option Plans of ILOG (collectively, the "ILOG STOCK OPTION PLANS") and pursuant to the 1996 International Employee Stock Purchase Plan and the 1996 French Employee Savings Plan (collectively, the "ILOG EMPLOYEE STOCK PLANS"). All outstanding shares of ILOG have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. As of the close of business on June 30, 1997, ILOG has reserved 1,775,473 shares for issuance to employees, directors and independent contractors pursuant to the ILOG Stock Option Plans, net of exercises, cancellations, repurchases and expiration of options of which, as of the close of business on June 30, 1997, 1,284,004 shares were subject to outstanding, unexercised options and 461,470 shares remained available for future grant. In July ILOG issued a total of 18,989 shares under the ILOG Employee Stock Plans. Other than pursuant to this Agreement, the Asset Contribution Agreement, the ILOG Stock Option Plans and the ILOG Employee Stock Plans, there are no other options, warrants, calls, rights, commitments or agreements of any character to which ILOG is a party or by which ILOG is bound obligating ILOG to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of ILOG or obligating ILOG to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of ILOG shares to be issued pursuant to the Asset Contribution Agreement will be duly authorized, validly issued, fully paid, and non-assessable. At the Closing Date, the maximum number of shares for which the options described in Sections 6.8(a) and 6.8(b) are exercisable (without regard to any vesting requirement) will be reserved for issuance upon exercise of such options, and upon exercise of such options in accordance with their terms all shares issued upon such exercise will be duly authorized, validly issued, fully paid and nonassessable.

         There are no obligations of ILOG to register any of its shares other than pursuant to the ILOG Registration Rights Agreement as delivered to Seller.

         3.3 OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. Except as set forth in
Section 3.2, there are no equity securities, partnership interests or similar ownership interests of any class of ILOG, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities ILOG owns, directly or indirectly through one or more subsidiaries or director nominee shares, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of ILOG, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which ILOG or any of its subsidiaries is a party or by which it is bound obligating ILOG or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock, partnership interests or similar ownership interests of any of ILOG's subsidiaries.

         3.4      AUTHORITY.

                  (a) Each of ILOG and ILOG, U.S. has all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby has been duly authorized by the respective Boards of Directors of ILOG and ILOG, U.S. A vote of the holders of at least a two-thirds majority of the outstanding shares of ILOG is required for ILOG's stockholders to approve certain of the transactions contemplated by this Agreement and the Ancillary Agreements. This Agreement has been duly executed and delivered by each of ILOG and ILOG, U.S., and assuming the due authorization, execution and delivery by Seller and Shareholders, constitutes the valid and binding obligation of each of ILOG and ILOG, U.S., enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement and the Ancillary Agreements by ILOG and ILOG, U.S. does not, and upon approval by the stockholders of ILOG as set forth above, the performance of this Agreement and the Ancillary Agreements by ILOG and ILOG, U.S. will not, (i) conflict with or violate the Statuts, Certificate of Incorporation or Bylaws of ILOG or ILOG, U.S. or the equivalent organizational documents of any of ILOG's subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to ILOG or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair ILOG's or ILOG, U.S.'s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance on any of the properties or assets of ILOG or any of its subsidiaries pursuant to, any material notes, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which ILOG or any of its subsidiaries is a party or by which ILOG or any of its subsidiaries or its or any of their respective properties are bound or affected except, with respect to clause (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on ILOG or ILOG, U.S.

                  (b) No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity is required by or with respect to ILOG or ILOG, U.S. in connection with the execution and delivery of this Agreement or any Ancillary Agreement, except for (i) the filing of the Asset Contribution Agreement with the Commissaire aux Apports (French Contribution Auditor) and the rendering of an audit report by such auditor and
(ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on Seller or ILOG or ILOG, U.S. or have a material adverse effect on the ability of the parties to consummate this Agreement and the transactions contemplated hereby.

         3.5      SEC FILINGS; ILOG FINANCIAL STATEMENTS.

                  (a) ILOG has filed all forms, reports and documents required to be filed with the SEC since February 14, 1997, and has made available to Seller such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that ILOG may file subsequent to the date hereof) are referred to herein as the "ILOG SEC REPORTS." As of their respective dates, the ILOG SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended or the Securities and Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC thereunder applicable to such ILOG SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of ILOG's subsidiaries is required to file any forms, reports or other documents with the SEC.

                  (b) The consolidated financial statements of ILOG included in the February 14, 1997 Registration Statement with respect to ILOG's Initial Public Offering and each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the ILOG SEC Reports (collectively the "ILOG FINANCIALS"), including any ILOG SEC Reports filed after the date hereof until the Closing, complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto and fairly presented or will fairly present the consolidated financial position of ILOG and its subsidiaries as at the respective dates thereof and the consolidated results of ILOG's operations and cash flows for the periods indicated in accordance with US GAAP, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The condensed consolidated balance sheet of ILOG as of June 30, 1997 (hereinafter referred to as the "ILOG BALANCE SHEET") and the consolidated statements of operations for the quarter and year ended June 30, 1997 contained in the proposed ILOG Press Releases dated as of August 5, 1997, fairly present the consolidated financial position of ILOG and its subsidiaries at the date thereof and the results of their consolidated operations and the periods covered thereby in accordance with U.S. GAAP, except for the condensation of the Balance Sheets and the non-inclusion of Statements of Cash Flows and notes to the financial statements. Except as disclosed in the ILOG Financials, since the date of the ILOG Balance Sheet, neither ILOG nor any of its subsidiaries has any liabilities of a nature required to be disclosed on a balance sheet prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of ILOG and its subsidiaries taken as a whole, except liabilities (i) provided for in the ILOG Balance Sheet, or (ii) incurred since the date of the ILOG Balance Sheet in the ordinary course of business consistent with past practices.

         3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the ILOG Balance Sheet through the date of this Agreement, except to the extent disclosed in the ILOG Press Releases (as defined below) there has not been: (i) any Material Adverse Effect on ILOG, (ii) any material change by ILOG in its accounting methods, principles or practices, except as required by concurrent changes in historical accounting practices of ILOG, or (iii) any material revaluation by ILOG of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

         3.7 ILOG PRESS RELEASES. Set forth on Exhibit D hereto is the current draft of the proposed ILOG Press Releases planned for August 5, 1997 relating to ILOG's results for the fiscal year ended June 30, 1997 and to the announcement of this Agreement and the consummation of the transactions contemplated hereby which announcement is subject to the prior approval by Seller and Shareholders (the "ILOG PRESS RELEASES").

         3.8 ILOG INTELLECTUAL PROPERTY RIGHTS. ILOG and its subsidiaries own or possess the right to use all patents, trademarks (including ILOG's name together with its logo), trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, know-how and rights owned by them or any of them or necessary for the conduct of their respective businesses, and ILOG is not aware of any claim to the contrary or any challenge by any other person to the rights of ILOG and its subsidiaries with respect to the foregoing. ILOG's business as now conducted and as proposed to be conducted does not and will not infringe or conflict with patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person. No claim has been made against or notice given to ILOG alleging the infringement or other violation by ILOG of a patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

         3.9 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which ILOG or any of its subsidiaries has received any notice of assertion nor, to ILOG's or ILOG, U.S.'s knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against ILOG or any of its subsidiaries which reasonably would be likely to be material to ILOG or any of its subsidiaries, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement or the Ancillary Agreement. To the knowledge of ILOG and ILOG, U.S., no governmental entity has at any time challenged or questioned in writing the legal right of ILOG or any of its subsidiaries to manufacture, offer, sell or license any of its products in the present manner or versions thereof.

         3.10     CONSENTS AND ABSENCE OF CONFLICTS.

                  (a) Except as disclosed herein, each of ILOG or ILOG, U.S. has the full power to purchase the Transferred Assets and to perform its other obligations set forth herein or in the Ancillary Agreements without obtaining the consent or approval of any person not a party to this Agreement or any governmental authority.

                  (b) As of the Closing, neither the execution and delivery by ILOG or ILOG, U.S. of the Agreements and Ancillary Agreements applicable to it, the compliance by ILOG or ILOG, U.S. with the terms and conditions hereof nor the consummation by ILOG or ILOG, U.S. of the transactions contemplated hereby will (i) conflict with any of the terms, conditions and/or provisions of the Statuts, Certificate of Incorporation, Bylaws or other equivalent governing documents of ILOG or any of its subsidiaries, or as the case may be, (ii) violate any provision of, or require any consent, authorization or approval under, any law or regulation or any judicial or administrative order, award, judgment, writ, injunction or decree or any governmental permit or license issued to or applicable to ILOG or any of its subsidiaries, which in the case of ILOG or ILOG, U.S. is material to the business or condition of ILOG or ILOG, U.S. or to the transactions contemplated by this Agreement, or (iii) conflict with, result in a breach of, constitute a default or event of default under, or require any consent, authorization or approval under any contract, lien, or instrument to which ILOG or any of its subsidiaries is a party or by which any of them may be bound, which is material to the business or condition of ILOG and its subsidiaries taken as a whole or to the transactions contemplated by this Agreement.

         3.11 NO FINDER. Neither Purchaser nor any person acting on its behalf has paid or become obligated to pay, or taken any act which would obligate Seller or any Shareholder to pay, any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement or the Ancillary Agreements.

         3.12 REPRESENTATIONS COMPLETE. None of the representations and warranties made by ILOG or ILOG, U.S. herein or in any Exhibits or certificate furnished by ILOG or ILOG, U.S. or on their behalf, pursuant to this Agreement or any Ancillary Agreement, contains or will contain any untrue statement of a material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.


                                    SECTION 4

           AGREEMENTS, ARRANGEMENTS AND COVENANTS PRIOR TO THE CLOSING

         From the date of execution of this Agreement until and including the
Closing:

         4.1 FULL ACCESS. Each of ILOG and ILOG, U.S. and its counsel, accountants, and other representatives shall have full access during normal business hours to all properties, books, accounts, records, contracts, and documents of or relating to the Business. Seller shall furnish or cause to be furnished to the Purchasers and their representatives all data and information concerning the business, finances and properties of the Business in Seller's possession that may reasonably be requested, subject to
Section 10.1 hereof.

         4.2 CONDUCT OF BUSINESS. Seller and Shareholders shall operate and carry on the Business only in the ordinary course and consistent with past practice. Consistent with the foregoing, Seller shall keep and maintain its assets in good operating condition and repair and will use its best reasonable efforts consistent with good business practice to preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with Seller. Without limiting the generality of the foregoing, except with the prior notification to, and the express written approval of, ILOG or ILOG, U.S. (which approval shall not be unreasonably withheld) Seller:

                  (a) will use its best efforts to preserve and maintain the business and assets of the Business in their present condition, to keep available to Seller its present officers and employees and to preserve Seller's present relationships with suppliers, customers and other third parties with respect to the Business;

                  (b) will not enter into any transaction or incur any liability or obligation (absolute or contingent) with respect to the Business, except transactions entered into, or liabilities or obligations incurred, in the ordinary course of business;

                  (c) will not extend or modify the terms of any Assumed Contract or Assumed License Agreement that (i) involves the payment of more than $15,000 per year; and will not (ii) extend any such agreement, contract or obligation for more than one year;

                  (d) will not establish any new, or modify any existing, employee benefit, compensation or stock agreement, plan or arrangement, except that Seller may pay one-time severance or termination bonuses to its employees;

                  (e) will not hire any employee or retain any consultant or terminate any employee or any consulting agreement that relates to the Business other than in the ordinary course of business or terminations of employees for cause;

                  (f) will not transfer, waive or compromise any right or claim of or pertaining to the Transferred Assets;

                  (g) will not issue any securities of any class of its capital stock or grant any rights to any person to purchase any such securities;

                  (h) save in respect of the Reincorporation Merger, will not make any change in its Articles of Incorporation or Bylaws or equivalent charter documents;

                  (i) save in respect of the Reincorporation Merger, will not acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Seller;

                  (j) will not make any grant of exclusive rights to any third party;

                  (k) will not enter into any agreement, contract or commitment containing any covenant limiting its freedom to engage in any line of business or compete with any person;

                  (l) will not commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its Business or material impairment or loss of a Seller Intellectual Property Right or a material asset, provided that it consults with the ILOG or ILOG, U.S. prior to the filing of such a suit, or (iii) for a breach or threatened breach of this Agreement or any Ancillary Agreement;

                  (m) will not enter into any partnership arrangements, joint ventures, joint development agreements, strategic partnership or alliances, or other material contracts other than in the ordinary course of business consistent with past practice, or violate, amend or otherwise modify or waive any material contract; and

                  (n) will not permit to be taken any action or do or knowingly permit to be done anything in the conduct of the Business which would be contrary to or in breach of any of the terms or provisions of this Agreement or any Ancillary Agreement, or which would cause any of the representations and warranties of Seller and Shareholders contained herein to be or become untrue in any material respect;

         4.3      ADVICE OF DEVELOPMENTS AND NOTIFICATION OF CERTAIN MATTERS.

                  (a) Seller shall have a continuing obligation to and through the Closing to advise ILOG of any and all matters or occurrences relating to the value of the Transferred Assets or the present or future operation of the Business, including, without limitation, any increased costs or development problems, any difficulties with customers, generally or on specific projects, any sales or marketing problems or decreases in selling prices or profitability for products of the Business other than changes, matters, problems, costs or occurrences affecting the economy generally.

                  (b) ILOG or ILOG, U.S. will give prompt notice to Seller, and Seller will give prompt notice to ILOG or ILOG, U.S., of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement and made by it to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date such that the conditions set forth in Section 2 or 3, as the case may be, would not be satisfied as a result thereof, or (b) any material failure of ILOG or ILOG, U.S. or Seller or Shareholders, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any Ancillary Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section 4.3(b) will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         4.4      FURTHER PURCHASE OFFERS.

                  (a) Save in respect of the Reincorporation Merger, Seller and Shareholders covenant and agree (in the case of Seller, on behalf of itself and its respective employees, agents and representatives) that until the Closing neither Seller nor any Shareholder will, directly or indirectly:

                            (i)     solicit, initiate or encourage the
submission of inquiries, proposals or offers from any third party relating to any acquisition or purchase of material assets (other than in the ordinary course of business) of, or any equity interest in, Seller or any merger, consolidation or other business combination involving the Business (each, an "ACQUISITION PROPOSAL");

                           (ii)     participate in any discussions or
negotiations regarding the foregoing;

                           (iii)    authorize any officer or agent to do any of
the foregoing; or

                           (iv)     otherwise cooperate in any way with, or
assist, facilitate, encourage, or participate in any effort or attempt by any other person to do or seek any of the foregoing.

                  (b) Seller and the officers and directors of Seller will immediately suspend any pre-existing discussions involving any Acquisition Proposal. Seller will immediately communicate to ILOG and ILOG, U.S. the terms of any inquiry, proposal, offer or contact with respect to any Acquisition Proposal received after the date of this Agreement by any director or executive officer of Seller.

         4.5 EMPLOYEES. ILOG, U.S. hereby covenants and agrees to offer employment to each individual who was an employee of Seller as of the instant immediately prior to the Closing other than the Shareholders (the "SELLER EMPLOYEES"), with salaries not less than those enjoyed by the Seller Employees as of the Closing Date and as set forth on Schedule 2.15, and with benefits being generally comparable to those in existence for ILOG, U.S. employees and, with respect to such benefits, each Seller Employee shall, to the extent permitted under such benefit plans, be given full credit for his or her prior service with Seller, and ILOG, U.S. shall waive any pre-existing conditions, waiting periods, or other restrictions based on length of service under ILOG, U.S.'s benefits plans. ILOG, U.S. shall retain Seller Employees who accept such offer. Seller understands that the individual components of the benefits package offered to any such Seller Employee may vary. In addition, notwithstanding anything in this Section 4.5 to the contrary, ILOG, U.S. makes no representation, warranty or covenant and shall have no obligation as to the continuing employment or level of responsibility of any Seller Employee so hired. Seller shall not make any representations to any Seller Employee which is inconsistent with this Section 4.5 and no Seller Employee shall have any rights as a third party beneficiary pursuant to this Agreement or any Ancillary Agreement. ILOG, U.S.'s employment offers pursuant to this Section 4.5 shall be subject to any Seller Employee who accepts such offer agreeing to sign the ILOG, U.S. Employment, Confidential Information and Invention Assignment Agreement in standard form.

         4.6 EMPLOYEE TAX MATTERS. ILOG, U.S. shall prepare and furnish to each Seller Employee who accepts employment with ILOG, U.S., a Form W-2 which shall reflect wages and compensation paid to the Seller Employee for that portion of the calendar year after employment by ILOG, U.S. Seller shall prepare and furnish to each Seller Employee a Form W-2 which shall reflect all wages and compensation paid to the Seller Employee for that portion of the calendar year in which the Closing Date occurs during which the Seller Employee was employed by Seller.

         4.7 BEST EFFORTS; FURTHER ASSURANCES; CONSENTS OF THIRD PARTIES. Each of Seller, Shareholders, ILOG and ILOG, U.S. agree (i) to use its best reasonable efforts to take or cause to be taken all reasonable actions as may be necessary or advisable to consummate the transactions contemplated by this Agreement and the Ancillary Agreements as soon as reasonably practicable, (ii) to promptly file or supply, or cause to be filed or supplied, all material applications, notifications and information required to be filed or supplied by them pursuant to applicable requirements of laws in connection with the transactions contemplated by this Agreement and the Ancillary Agreements and to cooperate in good faith with each other in the preparation thereof and the exchange of information with respect thereto, (iii) to use their best reasonable efforts to obtain all consents, waivers, approvals, authorizations, permits, orders, filings, registrations or qualifications of or with any governmental body and all consents, approvals or authorizations of any other third party consents required to be obtained by them for the consummation by them of the transactions contemplated by this Agreement and the Ancillary Agreements (including all consents of third parties required for valid assignment of the Assumed Contracts to be assigned by Seller to ILOG or ILOG, U.S. at the Closing).


                                    SECTION 5

           CONDITIONS PRECEDENT TO OBLIGATIONS OF ILOG AND ILOG, U.S.

         The obligations of ILOG and ILOG, U.S. to consummate the transactions contemplated by this Agreement are subject to the satisfaction, or waiver in writing by ILOG and ILOG, U.S., at or before the Closing, of each of the following conditions:

         5.1 REPRESENTATIONS TRUE AND CORRECT. All representations and warranties made by Seller and Shareholders in this Agreement and the Ancillary Agreements or in any other document or certificate to be furnished by Seller or Shareholders to ILOG or ILOG, U.S. at the Closing, shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as though made on such date.

         5.2 COVENANTS PERFORMED. Seller and Shareholders shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Ancillary Agreements to be performed, satisfied or complied with by them, or any of them, on or before the Closing Date.

         5.3 NO MATERIAL ADVERSE EFFECT. During the period from June 30, 1997 to the Closing Date, there shall not have been any Material Adverse Effect on the business, financial condition, results of operations or prospects of the Business, and Seller shall not have sustained any material loss or damage to its assets, whether or not insured, that materially affects its ability to conduct the Business other than changes, matters, problems, costs or occurrences affecting the economy generally.

         5.4 CORPORATE ACTION. All corporate action necessary to authorize the execution and delivery by Seller of this Agreement and the Ancillary Agreements, and the performance by Seller of its obligations hereunder and thereunder shall have been duly and validly taken by Seller, and Seller shall have delivered to ILOG and ILOG, U.S. a certificate, dated the Closing Date and signed by the Secretary or an Assistant Secretary of Seller, with respect to the resolutions of the Board of Directors and the shareholders of Seller authorizing such execution, delivery and performance of this Agreement and the Ancillary Agreements.

         5.5 INJUNCTIONS OR RESTRAINTS ON CONDUCT OF BUSINESS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal, contractual or regulatory restraint provision limiting or restricting ILOG's or ILOG, U.S.'s conduct or operation of its business or the business of Seller following the execution of this Agreement, shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental entity, domestic or foreign, seeking the foregoing be pending.

         5.6 NECESSARY CONSENTS. All necessary agreements and consents required for the consummation of the transactions contemplated by this Agreement, which for purposes of this Section 5.6 shall mean: (i) any governmental consent set forth on Schedule 2.6; or (ii) any other consent deemed by ILOG and ILOG, U.S. as reasonably necessary for ILOG or ILOG, U.S. to acquire all right, title and interest held by the Seller in the Transferred Assets, or otherwise pertaining to the matters covered by this Agreement and the Ancillary Agreements, shall have been obtained by Seller or Shareholders, as the case may be, and delivered to ILOG or ILOG, U.S. and accepted by ILOG or ILOG, U.S. as satisfactory. For purposes of paragraph (ii) of this Section 5.6, a "reasonably necessary" consent shall mean any consent, the absence of which would have a Material Adverse Effect on ILOG or ILOG, U.S.

         5.7 EMPLOYEE AGREEMENTS. Each of Shareholders shall have executed employment agreements with ILOG, U.S. substantially in the form set forth in Exhibit E (i), (ii) and (iii) hereto (the "EMPLOYMENT AGREEMENTS").

         5.8 ASSET CONTRIBUTION AGREEMENT. Each of Seller and Shareholders shall have executed the Asset Contribution Agreement and the conditions precedent to the obligations of ILOG to consummate the transactions contemplated by such agreement shall have been satisfied or waived in writing by ILOG.

         5.9 SELLER INTELLECTUAL PROPERTY ACTIONS. Seller shall have taken all actions reasonably practicable to be taken prior to Closing with respect to maintaining, perfecting or renewing Seller Intellectual Property Rights as may be requested by ILOG or ILOG, U.S. including, but not limited to, the execution of agreements relating to the assignment of Seller copyrights pursuant to an agreement substantially in the form set forth on Exhibit F hereto (the "COPYRIGHT ASSIGNMENT"), the assignment of Seller's Trademark pursuant to an agreement substantially in the form set forth on Exhibit G hereto (the "TRADEMARK ASSIGNMENT"); and the assignment of Seller's Internet Domain Name pursuant to an agreement substantially in the form set forth on Exhibit H hereto (the "INTERNET DOMAIN NAME TRANSFER AGREEMENT");

         5.10 CPLEX LICENSE AGREEMENT. Mr. Robert Bixby shall have executed and delivered to Seller and Seller shall have executed a license agreement substantially in the form set forth in Exhibit I hereto (the "CPLEX LICENSE AGREEMENT").

         5.11 TECHNOLOGY ACCESS LETTER. ILOG and Mr. Robert Bixby shall have executed the Technology Access Letter substantially in the form set forth on Exhibit J hereto (the "TECHNOLOGY ACCESS LETTER").

         5.12 TRANSFER OF TRANSFERRED ASSETS. Seller and Shareholders shall have validly and effectively transferred to ILOG or ILOG, U.S. the Transferred Assets in accordance with this Agreement free and clear of any Encumbrances and Seller shall have executed all the Conveyance Documents in connection therewith and each of ILOG and ILOG, U.S. and their counsel shall be satisfied that the Reincorporation Merger shall be effective to vest in Merger Subsidiary as Seller under this Agreement and the Ancillary Agreements all right, title and interest to the Transferred Assets such that the same may be effectively transferred to ILOG or ILOG, U.S. pursuant to this Agreement and the Ancillary Agreements.

         5.13 INVESTMENT REPRESENTATIONS. Each of Seller and Shareholders shall have executed Investment Representations substantially in the form annexed hereto as Exhibit K (the "INVESTMENT REPRESENTATIONS").

         5.14 AUDITED FINANCIAL STATEMENTS. Each of ILOG and ILOG, U.S. shall have received a duly audited copy of the Seller Financial Statements.

         5.15 OFFICERS' AND SHAREHOLDERS'S CERTIFICATES. Purchaser shall have received a certificate, dated the Closing Date, signed by each Shareholder and by Seller's president and chief executive officer (in such capacities) certifying, in such detail as Purchaser and its counsel may reasonably request, that the conditions set forth in this Section 5 have been fulfilled.


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



         5.16 GOOD STANDING CERTIFICATES; TAX CERTIFICATE. Purchaser shall have received certificates as to the good standing of Seller for Nevada and Texas and any other state in which Seller conducts the Business and is qualified to do business.

         5.17 OPINION OF SELLER'S COUNSEL. Purchaser shall have received an opinion from Porter and Hedges, counsel for Seller and Shareholders, dated the Closing Date, in substantially the form attached hereto as Exhibit L.

         5.18 APPROVAL OF DOCUMENTATION. The form and substance of all certificates, instruments, opinions and all other documents delivered to Purchaser by Seller and Shareholders under this Agreement and each Ancillary Agreement shall be satisfactory in all reasonable respects to Purchaser and its counsel.


                                    SECTION 6

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                           THE SELLER AND SHAREHOLDERS

         The obligations of Seller and Shareholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver in writing by Seller and Shareholders, at or before the Closing, of each of the following conditions:

         6.1 REPRESENTATIONS TRUE AND CORRECT. All representations and warranties made by ILOG or ILOG, U.S. in this Agreement and the Ancillary Agreements, or in any other document or certificate to be furnished by ILOG or ILOG, U.S. under this Agreement, shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as though made on such date.

         6.2 COVENANTS PERFORMED. Each of ILOG and ILOG, U.S. shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Ancillary Agreements to be performed, satisfied or complied with by ILOG or ILOG, U.S. on or before the Closing Date.

         6.3 NO MATERIAL ADVERSE EFFECT. During the period from June 30, 1997 to the Closing Date, there shall not have been any Material Adverse Effect on the business, financial condition, results of operations or prospects of ILOG.

         6.4 CORPORATE ACTION. All corporate action necessary to authorize the execution and delivery by ILOG or ILOG, U.S. of this Agreement and the Ancillary Agreements, and the performance by each of ILOG or ILOG, U.S. of its respective obligations hereunder and thereunder, shall have been duly and validly taken by ILOG or ILOG, U.S., as the case may be, and ILOG shall have delivered to Seller certificates, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the respective Purchasers with respect to the resolutions of the Board of

Directors and Shareholders of ILOG and the Board of Directors of ILOG, U.S. authorizing such execution, delivery and performance of this Agreement and the Ancillary Agreements.

         6.5 INJUNCTIONS OR RESTRAINTS ON CONDUCT OF BUSINESS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal, contractual or regulatory restraint provision limiting or restricting ILOG's or ILOG, U.S.'s conduct or operation of its business or the business of Seller, following the execution of this Agreement, shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental entity, domestic or foreign, seeking the foregoing be pending.

         6.6 EMPLOYMENT AGREEMENTS. ILOG, U.S. shall have executed the Employment Agreements with each of the Shareholders;

         6.7 BOARD APPOINTMENTS. Each of Mr. Todd Lowe and Mr. Robert Bixby shall have been elected as a member of the ILOG Board of Directors for a three year term; such elections shall be valid and effective as of the Closing Date in accordance with the ILOG Statuts and under French law.

         6.8 STOCK OPTION GRANTS.

                  (a) Shareholder Options. ILOG shall have granted to the Shareholders in aggregate 800,000 options under the 1996 ILOG Stock Option Plan, such grants to be made effective as of the Closing Date and substantially in the form of the Notice of Grant and Stock Option Agreement set forth on Exhibit M hereto.

                  (b) Employee Options. ILOG shall have granted to the Seller Employees listed in Exhibit N hereto that shall have accepted offers to become employees of ILOG, U.S., that number of options set forth opposite each such employee's name for an aggregate amount of 300,000 ILOG shares, such grants to be made effective as of the Closing Date and in accordance with the standard terms and conditions of the 1996 ILOG Stock Option Plan.

         6.9 ASSET CONTRIBUTION AGREEMENT. ILOG shall have executed the Asset Contribution Agreement and the conditions precedent to the obligations of Seller and Shareholders to consummate the transactions contemplated by such Agreement shall have been satisfied or waived in writing by the ILOG.

         6.10 TECHNOLOGY ACCESS LETTER. ILOG shall have executed the Technology Access Letter.

         6.11 REGISTRATION RIGHTS. ILOG shall have executed a Registration Rights Agreement pursuant to which each Shareholder shall have been granted registration rights, pari passu, to those registration rights currently outstanding under ILOG's existing Registration Rights Agreement, a copy of which has been delivered to Seller and Shareholders.

         6.12 PAYMENT OF PURCHASE PRICE. The Purchasers shall have paid the Initial Payment, and ILOG shall have delivered the Promissory Notes and issued the Consideration Shares delivered to Seller in the form of American Depositary Shares and Purchasers shall have assumed the Assumed Liabilities.

         6.13 OPINION OF COUNSEL. Seller shall have received an opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for Purchaser, dated the Closing Date, in substantially the form attached hereto as Exhibit O.

         6.14 OPINION OF FRENCH COUNSEL. Seller shall have received an opinion from Stibbe Simont Monahan Duhot & Giroux, French counsel for ILOG, dated the Closing Date, in substantially the form attached hereto as Exhibit P.

         6.15 OFFICERS' CERTIFICATE. Seller and Shareholders shall have received certificates, dated the Closing Date, signed by each of ILOG's and ILOG, U.S.'s chief executive officer or its chief financial officer (in such capacity) certifying, in such detail, as Seller and Shareholders and their counsel may reasonably request, that the conditions set forth in this Section 6 have been fulfilled.

         6.16 APPROVAL OF DOCUMENTATION. The form and substance of all certificates, instruments, and all other documents delivered to Seller and Shareholders by Purchaser under this Agreement shall be reasonably satisfactory to Seller, Shareholders and their counsel.

         6.17 DEPOSITARY ARRANGEMENT. Morgan Guaranty Trust Company of New York (the "DEPOSITARY") shall have furnished to the Seller confirmation satisfactory to Seller to the effect that the Consideration Shares have been deposited with it in the form of American Depositary Shares pursuant to the deposit agreement dated as of February 13, 1997, between ILOG and the Depositary (the "DEPOSIT AGREEMENT").




                                    SECTION 7

                                   THE CLOSING

         7.1 THE CLOSING. Subject to satisfaction or waiver of the conditions precedent to the obligations of the parties hereto and the execution and delivery of this Agreement and the Ancillary Agreements, the sale of the Transferred Assets (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati at 650 Page Mill Road, Palo Alto, California, on August 20 at 6:00 a.m. local time, or at such other time and place as the parties may agree (the "CLOSING DATE").



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



         7.2 DELIVERIES AT THE CLOSING. At the Closing, (i) Seller and Shareholders will deliver the various certificates, instruments and documents referred to in Section 5; (ii) ILOG and/or ILOG, U.S. will deliver the various certificates, instruments and documents referred to in Section 6; (iii) Seller will execute, acknowledge and deliver to ILOG or ILOG, U.S., the Conveyance Documents; and (iv) ILOG and/or ILOG, U.S. will deliver to Seller the Purchase Price in the form of the Initial Payment, and ILOG will deliver the executed Promissory Notes and the Consideration Shares in the form of American Depositary Shares and each of ILOG or ILOG, U.S. will execute and deliver a certificate or other instruments of assumption by which it assumes the Assumed Liabilities of Seller as Seller's counsel may reasonably request.


                                    SECTION 8

                    OBLIGATIONS OF THE PARTIES AFTER CLOSING

         8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants of each of Seller, Shareholders, ILOG and ILOG, U.S., as the case may be, contained in this Agreement, in any Ancillary Agreement or in any certificate, document or instrument delivered pursuant hereto or thereto, shall survive the Closing for a period of one (1) year; provided, however, that any claim does not have to be resolved within such one year period and provided further that the representations and warranties and covenants with respect to liabilities for Taxes shall survive until expiration of all applicable statutes of limitations.

         8.2 INDEMNIFICATION BY SELLER AND SHAREHOLDERS. Subject to the remaining provisions of this Section 8.2, Seller and each Shareholder shall indemnify and hold ILOG and ILOG, U.S. harmless and ILOG or ILOG, U.S. shall indemnify and hold Seller and Shareholders harmless, from and after the Closing Date from and against any claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties and attorney's fees ("DAMAGES") incurred or suffered by any of them, directly or indirectly, as a result of, or arising from (i) any inaccuracy in any of the representations and warranties made herein by any of them, (ii) any breach of any covenant or agreement made herein by any of them, (iii) any Excluded Liability, and (iv) the operations of Seller, ILOG or ILOG, U.S. as the case may be prior to the Closing Date. Such indemnification shall be joint and several as among Seller and Shareholders with respect to indemnification of ILOG or ILOG, U.S., and as among ILOG and ILOG, U.S. with respect to indemnification of Seller and Shareholders.

         8.3 INDEMNIFICATION FOR THIRD PARTY CLAIMS.

                  (a) A party (the "INDEMNIFIED PARTY") wishing to claim indemnification under Section 8.2 upon learning of any claim, action, suit, proceeding or investigation as to which it wishes to be indemnified pursuant to
Section 8.2, shall notify the party or parties obligated to provide indemnification (the "INDEMNIFYING PARTY") pursuant to Section 8.2 promptly; provided, however, that no failure so to notify the Indemnifying Party will relieve the Indemnifying Party of any obligation to indemnify the Indemnified Party unless and except to the extent such failure so to notify prejudices the position of the Indemnifying Party in responding to such claim action, suit or proceeding.

                  (b) If the facts giving rise to any indemnification provided for in Section 8.2 involve any actual or threatened claim or demand by any person other than the Indemnified Party, the Indemnified Party shall, by written notice given to the Indemnifying Party within twenty (20) days after giving notice of such claim pursuant to Section 8.3(a), to either (i) in the case of certain third party claims as set forth in Section 8.3(e), assume the obligation of negotiating a settlement of such claim with the third party or (ii) tender to the Indemnifying Party the defense or prosecution of such claim and any litigation resulting therefrom and through counsel of the Indemnifying Party's own choosing, subject to the terms of Section 8.3 (c) or 8.3(d), as the case may be.

                  (c) If the defense or prosecution of a third party claim is tendered by the Indemnified Party to the Indemnifying Party pursuant to Section 8.3(b)(ii) and is subsequently assumed by the Indemnifying Party, the Indemnified Party shall be entitled, at its own expense, to participate in such settlement or defense through counsel chosen by the Indemnified Party. If the Indemnifying Party assumes the defense or prosecution of such claim or litigation, it will take all steps reasonably necessary in the defense, prosecution or settlement of such claim or litigation and will hold the Indemnified Party harmless from and against all Damages caused by or arising out of any settlement thereof approved by the Indemnified Party (which approval shall not be unreasonably withheld) or any judgment in connection therewith (other than the Indemnified Party's expenses of participation in such defense, prosecution or settlement). The Indemnifying Party may not, in the defense or prosecution of any suit, claim, action or proceeding the defense of which the Indemnifying Party has assumed, except with the written consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement (i) which does not include as an unconditional term thereof the giving to the Indemnified Party by the third party of a full and final release from all liability in respect of such suit, claim, action or proceeding or (ii) which shall limit, restrict or otherwise affect the right of the Indemnified party to carry on or conduct its business (then or in the future), or require any payment to be made by the Indemnified Party or limit, restrict, make more expensive or less profitable or otherwise adversely affect the manner in which the Indemnified Party carries on or conducts its business (then or in the future).

                  (d) If the Indemnifying Party does not assume the defense or prosecution of any claim or litigation tendered to it pursuant to Section 8.3(b)(ii), the Indemnified Party may defend or prosecute such claim or litigation in such manner as it may deem appropriate (in which case legal expenses of the Indemnified Party's counsel shall be at the expense of the Indemnifying Party) and the Indemnified Party may settle such claim or litigation after giving written notice thereof (and reasonable opportunity to respond) to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate; and the Indemnifying Party will promptly reimburse the Indemnified Party for the Damages incurred as a result of such settlement for which the Indemnified Party is entitled to be indemnified. If no such settlement of such claim or litigation is made, the Indemnifying Party will promptly reimburse the Indemnified Party for the Damages arising out of any judgment rendered with respect to such claim or such litigation for which the Indemnified Party has not been so reimbursed pursuant thereto; provided, however, that if such judgment is appealable and the

Indemnified Party notifies the Indemnifying Party of its intention not to appeal, the Indemnifying Party may prosecute such appeal, at its sole cost and expense and subject to the obligations set forth herein. Any expenses for which the Indemnified Party is entitled to reimbursement hereunder shall be paid by the Indemnifying Party as incurred.

                  (e) With respect to third party claims or demands which relate to or are likely to affect the Indemnified Party's business (as determined in the reasonable judgment of the Indemnified Party), including, without limitation, the Indemnified Party's relationships with customers, the Indemnified Party shall have the right to make the election referred to in
Section 8.3(b)(i). If such election is made, the Indemnified Party may employ counsel at its own expense; provided, however, that no settlement of any such claim with third party claimants or the costs incurred in reaching such settlement shall be determinative of the liability of the Indemnifying party to the Indemnified Party pursuant to this Section 8 unless the Indemnifying Party has consented in advance to such settlement.

         8.4 PROCEDURES FOR ASSERTING CLAIMS.

                  (a) The Indemnified Party shall give written notice to the Indemnifying Party of any claim for Damages for which the Indemnified Party claims a right of indemnification under Section 8.2 (a "CLAIM NOTICE") at any time prior to the first anniversary of the Closing Date but not thereafter save in respect of liability for Taxes as set forth in Section 8.1 hereof. If known to the Indemnified Party, any such Claim Notice shall include (i) a summary description of the facts upon which such claim is based and shall specify the estimated amount of the Damages thereof and (ii) the amount which is payable to the Indemnified Party pursuant to Section 8.2.

                  (b) The Indemnifying Party shall have thirty (30) days following delivery of the Claim Notice to make such investigation of the claim as it deems necessary or desirable. In connection with the Indemnifying Party's evaluation of any Claim Notice, the Indemnified Party shall, at the Indemnifying Party's expense, provide the Indemnifying Party with reasonable access to the books and records of the Indemnified Party and, subject to the implementation of reasonable procedures to protect the confidentiality of such information, supply such factual and technical information as the Indemnifying Party may reasonably require in connection with the evaluation of such Claim Notice. On or prior to the expiration of such 30-day period, the Indemnifying Party shall, by written notice to the Indemnified Party (a "RESPONSE NOTICE"), either (a) admit liability in whole, or (b) admit that the claim is so covered by Section 8.2 but dispute the amount of the claim, or (c) dispute that any amount of the claim is so covered. The failure of the Indemnifying Party to deliver to the Indemnified Party a Response Notice in accordance with and within the permitted time period shall be deemed an admission of liability for the loss as set forth in the Claim Notice.

                  (c) If any dispute arises with respect to this Agreement or any Ancillary Agreement, then the Indemnifying Party and the Indemnified Party shall use their best efforts to resolve such dispute. In the event the Indemnifying Party and the Indemnified Party resolve the dispute, they shall both execute a memorandum setting forth such resolution and, if applicable, the amount of any Damages payable to the Indemnified Party. Any legal action or proceeding regarding such dispute shall proceed in accordance with the terms of
Section 11.6.

         8.5 OFFSET AGAINST PROMISSORY NOTES.

                  (a) Each of ILOG's and/or ILOG, U.S.'s sole remedy with respect to any Damages for which it is entitled to indemnification pursuant to this Section 8 shall be to offset such Damages against the amount of outstanding principal and accrued interest on the Promissory Notes up to a maximum amount of Three Million Dollars ($3,000,000) in aggregate. Any such offset shall be applied against each of the Promissory Notes in proportion to their respective original principal amounts. Any such offset shall be first made against interest, and then against the earliest due principal under the Promissory Notes. For the avoidance of doubt, any indemnity for Damages due to ILOG, U.S. hereunder shall be deemed assigned to ILOG which may offset such Damages against the Promissory Notes pursuant to this Section 8.5. If the Purchaser elects to exercise its right of set off against the Promissory Notes, and if it is subsequently determined by judicial proceedings or admission of the Purchaser that the Purchaser shall not have been entitled to set-off all or any portion of the amount applied as a set-off against the Promissory Notes, then (i) any amount improperly set off against the Promissory Notes shall bear interest at the rate of 15% per annum from the date it shall have been due and payable under the terms of the Promissory Notes until the date paid by the Purchaser, and (ii) the Purchaser shall pay all reasonable attorney's fees and other direct, out-of-pocket costs of collection (herein collectively called "COLLECTION COSTS") incurred by the holder of the Promissory Notes in connection with the collection of any amount improperly set-off against the Promissory Notes, provided however, that the Collection Costs for which the Purchaser shall be liable shall be limited to that portion thereof which bears the same relationship to the total Collection Costs as the amount improperly set-off against the Promissory Notes bears to the total amount set-off against the Promissory Notes and disputed by the holder or holders thereof.

                  (b) Notwithstanding anything to the contrary set forth above, and in addition to all other obligations and indemnities of Seller and the Shareholders hereunder, Sellers and Shareholders hereby do, and agree, to, without limit, jointly and severally indemnify and hold harmless ILOG and ILOG, U.S., from and after the Closing Date through the end of time, from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties and attorney's fees, as incurred or suffered by ILOG or ILOG, U.S. or any customer or licensee of ILOG or ILOG, U.S., directly or indirectly, as a result of, arising from, or related to any software or technology owned by, licensed or assigned by any of Roy Marsten, David Shanno or Irvin Lustig with respect to the "Exclusive License Agreements" dated January 4, 1993 and the "Buyout and Termination Agreements," dated as of July 17, 1997, not being fully transferred as between each of such persons and Seller provided, however, that ILOG and/or ILOG, U.S., shall have made all payments required to be made under the aforesaid Buyout and Termination Agreements.

         8.6 SELLER AND SHAREHOLDER MAXIMUM REMEDY. Seller and/or Shareholders' right to indemnification for Damages pursuant to this Section 8 shall be limited to a maximum aggregate amount of Five Million Dollars ($5,000,000).



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



         8.7 POST-CLOSING DATE ACCESS TO INFORMATION. If, after the Closing, in order properly to prepare documents or reports required to be filed with governmental authorities or with its financial statements, it is necessary that ILOG, ILOG, U.S. or Seller be furnished with additional information relating to the Transferred Assets and such information is in possession of the other party, such other party will furnish, or cause to be furnished, such information to the requesting party. Each of ILOG and ILOG, U.S. agrees to maintain and retain financial and accounting information relating to the Business for periods prior to the Closing provided to it by Seller for a period of six (6) years from the Closing Date.

         8.8 USE OF CPLEX NAME AND LOGO. Within thirty (30) days after the Closing, Seller will amend its Articles of Incorporation to change its corporate name. Seller will discontinue use of the name "CPLEX" for all uses within ninety
(90) days after the Closing. Effective upon and subject to the Closing, Seller hereby grants to Purchaser a fully paid, exclusive and perpetual worldwide license to use Seller's logo shown on Schedule 2.9.

         8.9      COVENANT NOT TO COMPETE.

                  (a) Competition. Unless the obligations of each Shareholder under this Section 8.9(a) shall have been waived in writing by ILOG, U.S., no Shareholder shall, within the United States or elsewhere, during the Non-Competition Period (as defined below) directly or indirectly, own, manage, operate, join, control or participate in or be connected with, as an officer, employee, agent, consultant, partner, stockholder or otherwise, any business, individual, partnership, firm or corporation (an "ENTITY"), which competes within the United States with the business of ILOG, U.S., or any subsidiary or affiliate (as defined in the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended) thereof, as such business is conducted or as such business is proposed by ILOG, U.S. to be conducted on an extended relational basis as the business now conducted by ILOG, U.S. within the Non-Competition Period. Nothing herein, however, shall prohibit Shareholder from acquiring or holding any issue of stock or securities of any Entity which has any securities listed on a national securities exchange or quoted in the daily listings of over-the-counter market securities, provided that at any one time he and members of his immediate family do not own in the aggregate more than one percent (1%) of any voting securities of any such Entity. The term "NON-COMPETITION PERIOD" as used herein means the five-year period commencing on the Closing Date.

                  (b) Nonsolicitation. Each Shareholder agrees that, during the Non-Competition Period, Shareholder shall not, either directly or indirectly, solicit, induce, recruit or encourage any of ILOG, U.S.'s employees (or any subsidiary or affiliate employees of ILOG, U.S.) to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of ILOG, U.S., either on behalf of Shareholder or any other person or entity.

         8.10 RULE 144 REPORTS AND RESTRICTED SECURITIES. For as long as the Seller or the Shareholders are required to comply with Rule 144 under the Securities Act of 1933, as amended, in order to sell shares of ILOG to the public without registration, ILOG will use its best reasonable efforts to make available to Seller or Shareholders the benefit of rules and regulations of the SEC which may permit Seller or Shareholders to sell shares of ILOG to the public without registration by:

                            (i) making and keeping "current public information"
                  "available" (as both those terms are defined in Rule 144 at all times; and

                           (ii) timely filing with the SEC, in accordance with
                  all applicable rules and regulations, all reports and other documents (x) required of ILOG pursuant to Rule 144, as it may be amended from time to time (or any rule, regulation, or statute replacing Rule 144) to be available and (y) required to be filed under Section 15d of the Securities Exchange Act of 1934, even if ILOG's duty to file those reports or documents may be suspended or otherwise terminated under the express terms of Section 15d.

         8.11 FURTHER ASSURANCES. At the request and expense of ILOG or ILOG, U.S., and without further consideration, Seller and Shareholders agree to execute after the Closing Date such documents and instruments and to do such further acts as may be reasonably necessary or desirable to perfect ILOG's or ILOG, U.S.'s title to the Transferred Assets.


                                    SECTION 9

                                   TERMINATION

         9.1 TERMINATION. This Agreement may be terminated before the Closing:

                  (a) at any time by mutual written agreement of Seller and Purchaser;

                  (b) by Seller or ILOG or ILOG, U.S., if in the case of Seller, Seller is not in default hereunder, or, in the case of ILOG or ILOG, U.S., ILOG or ILOG, U.S. is not in default hereunder, by giving written notice of such termination on the Closing Date to the other party if, as of the Closing Date, any condition precedent to the obligations of the party giving such notice shall not have been fulfilled and cannot be fulfilled by September 30, 1997, and shall not have been waived by such party;

                  (c) at any time after September 30, 1997, if the Closing has not been consummated, by Seller, ILOG or ILOG, U.S., unless the party giving notice is in default hereunder.

         9.2 EFFECT OF TERMINATION. In the event this Agreement is validly terminated pursuant to Section 9.1, the Asset Contribution Agreement shall also be deemed simultaneously and automatically terminated and (i) the Asset Contribution Agreement, this Agreement and each other Ancillary Agreement shall forthwith have no further force and effect except for Seller's, Shareholders', ILOG's and ILOG, U.S.'s respective obligations set forth in Sections 9 and 10 hereof, and (ii), neither ILOG, ILOG, U.S., Seller nor Shareholders will have any obligation or liability to the other, except as set forth in clause (i) above and except that termination shall be without prejudice to other rights and remedies which any party may have if (a) a default shall be made by the other party in the observance or in the due and timely performance by such party of the covenants herein contained, or (b) there shall have been a breach by the other party of any of the warranties and representations herein contained.


                                   SECTION 10

                                 CONFIDENTIALITY

         10.1 CONFIDENTIALITY. ILOG, ILOG, U.S., Seller and Shareholders hereby confirm the continued effectiveness in accordance with its terms of the Confidentiality Agreement, dated June 12, 1997, between ILOG and Seller except as set forth in Section 10.2 below and except that such Confidentiality Agreement shall terminate and be of no further force or effect upon the Closing.

         10.2 PUBLIC ANNOUNCEMENTS. Except as required by applicable law, no party hereto shall disclose, or permit their respective officers, representatives, agents or employees to disclose the existence or terms of this Agreement or any Ancillary Agreement to any third party without the prior written consent of all other parties hereto, which consent shall not be unreasonably withheld. The parties hereto will mutually agree in advance on the form, timing and contents of announcements and disclosures regarding the transactions contemplated by this Agreement or any Ancillary Agreement. Following the Closing Date, ILOG and ILOG, U.S. shall have the right to make public disclosures of the terms of this Agreement or any Ancillary Agreement and the consummation of the transactions contemplated hereby without the written consent of Seller or Shareholders.


                                   SECTION 11

                               GENERAL PROVISIONS

         11.1 PAYMENT OF COSTS. ILOG and ILOG, U.S. shall pay all costs and expenses incurred or to be incurred by each of them in negotiating and preparing this Agreement and the Ancillary Agreements and in effecting the consummation of the transactions referred to hereunder and thereunder. Seller and Shareholders shall pay all such costs and expenses incurred by Seller and Shareholders. ILOG shall bear the costs of the preparation and the audit of the Seller's Financial Statements and the costs of any appraisal of the Transferred Assets.

         11.2 ENTIRE AGREEMENT; WAIVERS.

                  (a) This Agreement and the Ancillary Agreements supersede all prior discussions and agreements between the parties hereto with respect to the subject matter hereof and this Agreement and the Ancillary Agreements and other documents delivered in connection herewith constitute the entire agreement between the parties pertaining to the contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement or any Ancillary Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement or any Ancillary Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                  (b) The Asset Contribution Agreement is intended only to confirm certain of the transactions contemplated in this Agreement and is not intended to create any independent or different rights or obligations on the part of ILOG, Seller or Shareholders. In the event of any conflict between the Asset Contribution Agreement and this Agreement, the provisions of the Agreement will govern.

                  (c) Each of the Exhibits, Schedules and other documents attached to this Agreement is incorporated herein by reference as if set forth in full herein.

         11.3 SUCCESSORS AND ASSIGNS. This Agreement and the Ancillary Agreements shall be binding on, and shall inure to the benefit of, the parties to it and their respective permitted successors, and assigns.

         11.4 EFFECT OF HEADINGS. The subject headings of the Section and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction of any of its provisions.

         11.5 NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be served (i) personally on the party to whom notice is to be given, or (ii) by certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

                  To Seller;
                  Todd A. Lowe
                  and/or Janet Lowe:        CPLEX Optimization, Inc.
                                            Suite 279
                                            930 Tahoe Blvd., Bldg. 802
                                            Incline Village, Nevada 89451

                  To Robert Bixby:          Robert Bixby
                                            6020 Annapolis
                                            Houston, Texas 77005

                  To ILOG S.A.              ILOG S.A.,
                                            9 rue du Verdun
                                            94253 Gentilly, FRANCE
                                            Attention: Chief Financial Officer

                  To ILOG, U.S.:            ILOG, Inc.
                                            1901 Landings Drive
                                            Mountain View, California 94043
                                            Attention: Chief Financial Officer

                  With respect to any
                  notice to ILOG
                  or ILOG, U.S.,
                  with a copy to:           Francis S. Currie, Esq.
                                            Wilson Sonsini Goodrich & Rosati
                                            650 Page Mill Road
                                            Palo Alto, California 94304-1050

Any party may change its address for purposes of this paragraph by giving notice of the new address to each of the other parties in the manner set forth above.

         11.6 GOVERNING LAW; SUBMISSION TO JURISDICTION.

                  (a) This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of Delaware (without giving effect to the principles thereof relating to conflicts of law).

                  (b) Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof shall be brought in the Federal Court, District of Northern California in San Jose, and, by execution and delivery of this Agreement, each of the parties hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and appellate courts. Each of the parties hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth in Section 11.6. Each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to be laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or the Ancillary Agreements brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) Any judgments or other awards of monetary damages arising out of any legal action or proceeding pursuant to this Section 11.6 shall be payable in United States currency.

         11.7 PARTIES IN INTEREST. Except as expressly provided hereunder, nothing in this Agreement or any of the Ancillary Agreements, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement or any of the Ancillary Agreements on any persons other than the parties to it and their respective and permitted successors and assigns, nor is anything in this Agreement or any of the Ancillary Agreements intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement or any of the Ancillary Agreements, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement or any of the Ancillary Agreements.

         11.8 INVALID PROVISIONS. If any provision of this Agreement or any Ancillary Agreement is held to be illegal, invalid, or unenforceable under any present or future law, (a) such provisions will be fully severable; (b) this Agreement or the applicable Ancillary Agreement, as the case may be, will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement or the applicable Ancillary Agreement, as the case may be, will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement or the applicable Ancillary Agreement, as the case may be, a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

         11.9 COUNTERPARTS. This Agreement and any Ancillary Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         11.10 ASSIGNMENT. No party shall assign this Agreement without first obtaining the written consent of the other parties. However, ILOG may assign the rights hereunder to any subsidiary of ILOG without the consent of Seller or Shareholders; provided, however, that no such assignment shall relieve ILOG of any obligation or liability hereunder.

         IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.


ILOG S.A.


By: /s/ PIERRE HAREN
-------------------------------
Title: Chairman and CEO




ILOG, Inc.


By: /s/ ROGER FRIEDBERGER
-------------------------------
Title: Chief Financial Officer


CPLEX OPTIMIZATION, INC.

/s/ TODD A. LOWE
-------------------------------
By: Todd A. Lowe
Title: President


Todd A. Lowe

/s/ TODD A. LOWE
-------------------------------


Janet Lowe

/s/ JANET LOWE
-------------------------------


Robert Bixby

/s/ ROBERT E. BIXBY
-------------------------------



             [SIGNATURE PAGE TO ILOG-CPLEX ASSET PURCHASE AGREEMENT]

                                    EXHIBIT A

                          ASSET CONTRIBUTION AGREEMENT

                                                                     Translation


                             CONTRIBUTION AGREEMENT








                                    Between


                            CPLEX Optimization, Inc.


                                      And


                                   ILOG S.A.











                      STIBBE SIMONT MONAHAN DUHOT & GIROUX

                            154 Rue de l'Universite
                                  75007 Paris

                                                                     Translation



                             CONTRIBUTION AGREEMENT


BETWEEN THE UNDERSIGNED:

        CPLEX OPTIMIZATION, INC., a U.S. company having its registered office located at 930 Tahoe Boulevard, 802-279 Incline Village, Nevada 89451, USA, represented by Mr. Todd Lowe, in his capacity as President of CPLEX OPTIMIZATION, INC.

                (hereinafter referred to as "CPLEX" or the "Contributing
                Company")


AND:

        ILOG S.A., a French societe anonyme with a share capital of FF 43,626,848, whose registered office is located at 9 rue de Verdun, 94253 Gentilly Cedex, registered with the Registry of Commerce and Companies of Creteil under number B 340 852 458, represented by Mr. Pierre Haren, in his capacity as President of ILOG, S.A., or by Mr. Roger Friedberger duly authorised for the purposes thereof by a resolution of the Board of Directors dated July 23, 1997.

                (hereinafter individually referred to as "ILOG" or the "Beneficiary Company")



(hereinafter individually referred to as a "Party" and collectively as the "Parties")

                                                                     Translation

WHEREAS:

        1. CPLEX is in the business of manufacturing, developing, marketing and selling mathematical programming software used for formulating and solving optimization problems in the fields of business decision making.

        2. The Contributing Company intends to contribute the intellectual property rights it owns on the "Linear Optimization System" software to the Beneficiary Company.

        3. The purpose of this contribution agreement (hereinafter referred to as the "Agreement") is to set the terms and conditions of the contribution of the intellectual property rights owned by the Contributing Company on the "Linear Optimization System" software (hereafter referred to as the "Contribution").


NOW, THEREFORE, IT WAS AGREED AS FOLLOWS:

ARTICLE 1 - CONTRIBUTION

        The Contributing Company contributes with effect as at August 20, 1997 (hereafter referred to as the "Completion Date"), subject to the conditions precedent set forth in article 5 of the Agreement as well as under the ordinary legal conditions, to the Beneficiary Company, which accepts, the assets composing the Contribution described here below (hereafter referred to as the "Contributed Assets").

1.1     CONTRIBUTED ASSETS

                All the intellectual property rights attached to the "Linear Optimization System" software described in Schedule 1 of this Agreement.

1.2     AMOUNT OF THE CONTRIBUTED ASSETS

                The total amount of the Contributed Assets is of fifty four million and four hundred thousand French francs (FF 54,400,000).

                                                                    Translation

1.3     ARE NOT INCLUDED IN THE CONTRIBUTION

                The debts resulting from the business carried on by CPLEX in connection with the Contributed Assets before the Completion Date, including all claims or actions based on the guaranty granted by or on the responsibility incurred by CPLEX in connection with the Contributed Assets before the Completion Date.

ARTICLE 2 -- APPRAISAL METHODS

                The appraisal of the Contribution has been made under the conditions and according to the appraisal methods described in Schedule 2 to the Agreement.

ARTICLE 3 -- CONSIDERATION OF THE CONTRIBUTION

                The Contribution is made and accepted in consideration of the allocation to CPLEX of 1,700,000 shares of the Beneficiary Company of a nominal value of FF. 4, to be issued by the Beneficiary Company.

                In remuneration of the Contribution made by the Contributing Company, the Beneficiary Company will increase its share capital by an amount of six million and eight hundred thousand French francs (FF. 6,800,000) raising it from FF. 43,626,848 to FF. 50,426,848, by the issue of 1,700,000 shares of FF 4 each, at a price, issuing premium included, of FF. 32 each.

ARTICLE 4 -- TERMS AND CONDITIONS OF THE CONTRIBUTION

4.1     OWNERSHIP AND POSSESSION OF THE ASSETS

                The Beneficiary Company shall own the Contributed Assets as from the Completion Date, subject to the final completion of the Contribution as provided under article 5 of this Agreement.

                Should the Contribution not be completed on September 30, 1997 at the latest, the Agreement would be regarded as null and void without indemnity due to any Party.

4.2     TAX REGIME

                The Parties hereby declare that the Contribution will be governed by the following tax regimes.

                                                                     Translation

        4.2.1   REGISTRATION DUTIES

                This Agreement will be registered to the fixed tax duty of FF. 500 referred to under article 810 of the French General Tax Code.

        4.2.2   VAT

                The Contribution referred to in this Agreement will be submitted to VAT in France.

ARTICLE 5 -- PRECEDENT CONDITIONS

                The final completion of the Contribution is subject to the following condition precedent being met:

a)      approval of the shareholders of the Contributing Company;

b) approval of the Contribution and of the subsequent increase of the share capital by the extraordinary general meeting of the shareholders of the Beneficiary Company.

ARTICLE 6 -- LEGAL REGIME OF THE CONTRIBUTION

                The Parties declare that the Contribution is not governed by the legal regime of splits provided under article 382 of the law of July 24, 1966 on commercial companies.

ARTICLE 7 -- FEES, COSTS AND TAXES

7.1 The expenses, costs and fees incurred by each Party in connection with the implementation of the Agreement and its consequences shall be borne by each of them.

7.2 Any registration and stamp duties relating to this Agreement will be borne by the Beneficiary Company.

ARTICLE 8 -- MISCELLANEOUS

8.1 The Parties agree that the Schedules and provisions mentioned in the Preamble to this Agreement are a whole part of the Agreement.

                                                                     Translation

8.2 The Parties agree to communicate any information as well as to delivery and execute any documents required for the implementation of the provisions of the Agreement.

ARTICLE 9 -- GOVERNING LAW -- JURISDICTION

        This Agreement will be governed by French law, and all disputes arising in connection with the Agreement as well as with its schedules or amendments and/or deriving therefrom shall be settled by the Commercial Court of Creteil.

ARTICLE 10 -- ORIGINAL VERSION OF THIS AGREEMENT

        The Parties acknowledge that the French version of this agreement is the original version, but that the English version represents an acceptable translation and no official translation will be required for the interpretation of this Agreement.

ARTICLE 11 -- POWERS

        All powers are given to the bearer of an original copy or of a duly certified copy of this Agreement for filing and advertising purposes prescribed by the law as well as all formalities required by this Agreement.


                                        Made in six original copies
                                        in
                                        On August   , 1997


CPLEX OPTIMIZATION, INC.                        ILOG S.A.


     ------------                             -------------

                                                                     Translation

                                   SCHEDULES

Schedule 1 Description of the Linear Optimizer System software

Schedule 2                      Appraisal methods

                            CPLEX OPTIMIZATION, INC.

CPLEX LINEAR OPTIMIZER BASE SYSTEM

The foundation for All CPLEX Products, the CPLEX Base System is a powerful and comprehensive linear programming environment which includes fast optimization algorithms as well as a full set of utilities to support solving linear programming problems. The Base System can be licensed alone for use as an interactive linear programming solver, or with additional algorithmic and/or format options. When the Callable Library format option is also licensed, the Base System becomes a useful prototyping and debugging tool. When optional algorithms are added, users can solve an even broader range of problem types.

The Interactive Base System Environment is provided in an executable ready-to-use form, packing all the power and speed of CPLEX optimization engines in an easy-to-use and easy-to-learn format with a simple user interface and an extensive help system. New users become proficient and productive immediately. Just read in a problem, issue the "optimize" command, and review results.

State-of-the-Art Base Algorithms include problem reduction algorithms, CPLEX's modified primal simplex, dual simplex, and a fast network optimizer that solves network problems -- even those with side constraints. CPLEX Base Algorithms have successfully solved problems with millions of constraints and continuous variables, at record-breaking speed.

BENEFITS OF THE BASE SYSTEM

Simple, yet fast and powerful.

        All the raw power and performance of the CPLEX optimization engine, but in an interactive format that you can "load and run" right away -- on problems of unlimited size or difficulty.

Reliable and stable.

        Tried and proven in thousands of commercial installations throughout the world. Even industry's toughest problems, with millions of variables and constraints, have been solved quickly, reliably, and accurately with CPLEX.

Flexible.

        Just because we've made it easy to use doesn't mean you must be limited. A variety of input/output and algorithmic options are under your control. And while CPLEX was designed for interactive use, unattended batch use is also supported.

Compatible.

        The interactive Base System can read and write industry-standard MPS files, and is linked to many popular modeling systems.

Widely available.

        Our interactive Base System is available on a wide range of computer systems, from personal computers to supercomputers.

LINEAR OPTIMIZER BASE SYSTEM FEATURES

Interactive problem entry, modification, and query capabilities

        Designed for interactive use, enabling users to enter, modify, and solve problems on-line. Unattended batch use is also supported.

        * Enter problems directly using intuitive input format, or enter problems from files

        * Change problems in as many ways and as often as you'd like

        * View all or part of any problem

        * View problem statistics or histogram

Modern LP algorithms

        * Modified simplex
        * Dual simplex
        * Network Optimizer
        * Pre-solution reduction

Automatic and dynamic algorithm parameter control
        CPLEX automatically determines "smart" settings for a wide range of algorithm parameters, usually resulting in optimal LP solution performance. However, for a more "hands-on" approach, dozens of parameters may be manually adjusted, including algorithmic strategy controls, output information controls, optimization duration limits, and numerical tolerances.

Fair automatic restarts from an advanced basis
        Large problems can be modified, then solved again in a fraction of the original solution time.

Wide variety of input/output options

        * Problem files: read/write MPS files, CPLEX LP files, MPS basis and revise files, binary problem/basis files
        * Log files: session information and various solution reports
        * Solution files: ASCII and binary solution files
        * CPLEX messages: each message type (RESULTS, WARNINGS, ERRORS, etc.) can be directed to any specified file(s) or completely suppressed

Post solution information and analysis

        * Objective function value
        * Solution variable and slack values
        * Constraint dual values (shadow prices)
        * Variable reduced costs
        * Right hand side and objective function sensitivity ranges
        * Basic variables and constraints
        * solution infeasibilities (if any exist)
        * Iteration/node count, solution time, process data

--------------------------------------------------------------------------------
On to CPLEX Callabic Library
Back to CPLEX Home Page
--------------------------------------------------------------------------------
CPLEX Web Info: info@cplex.com

Last modified: February 23, 1996

                                   SCHEDULE 2




                               APPRAISAL METHODS


     The contributed software, "Linear Optimizer Base System", has been estimated on the basis of a professional valuation by the method of the actualized cash flows.

                                  EXHIBIT B(i)

                                 PROMISSORY NOTE

                                 PROMISSORY NOTE


$2,547,945                                                       August 20, 1997


         FOR VALUE RECEIVED, ILOG S.A., a French societe anonyme ("COMPANY"), promises to pay to CPLEX Optimization, Inc. ("PAYEE") the principal sum of two million five hundred forty seven thousand nine hundred forty five dollars, or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest from the date of this Promissory Note (the "NOTE") on the unpaid principal balance at a rate per annum equal to 6.39% (the AFR Rate) computed on the basis of the actual number of days elapsed and a year of 365 days, with such unpaid interest compounded monthly. Subject to the provisions of Sections 2(c) and 6 below, all principal not previously paid pursuant to Section 2 hereof, together with any then unpaid and accrued interest, shall be due and payable at the earlier of (i) the fourth anniversary of the date of this Note or
(ii) when such amounts are declared due and payable by the Payee, or made automatically due and payable, upon or after the occurrence of an Event of Default (as defined below).

         This Note is one of three Promissory Notes of the Company (collectively the "NOTES") of like tenor aggregating U.S. $5,000,000 in principal amount issued by the Company under an Asset Purchase Agreement dated as of August 4, 1997 (the "ASSET PURCHASE AGREEMENT"), among the Company, ILOG, Inc., the Payee and the shareholders of the Payee. No Note shall be preferred in any respect over any other of the Notes because of its sale or transfer by its original or any subsequent holder.

         The following is a statement of the rights of the holder of this Note and the conditions to which this Note is subject, and to which the holder hereof, by the acceptance of this Note, agrees:

                  1. DEFINITIONS. Capitalized terms used without definition herein which are defined in the Asset Purchase Agreement, dated as of August 4, 1997, between Company, Todd Lowe, Janet Lowe, Robert Bixby and Payee (the "ASSET PURCHASE AGREEMENT"), shall have the respective meanings given in the Asset Purchase Agreement.

                  2. PAYMENTS; PREPAYMENT; RIGHT OF OFFSET.

                           (a) Scheduled Principal and Interest Payments. On
each of the second and third anniversaries of the date of this Note, Company shall make a principal payment to Payee in the amount of eight hundred forty nine thousand three hundred fifteen dollars ($849,315.00). On the fourth anniversary of the date of this Note, Company shall pay the entire remaining outstanding principal amount of this Note together with all accrued but unpaid interest. On the first day of each fiscal quarter of the Company that begins after the date hereof, the Company shall make a payment to the holder hereof of all then-accrued and unpaid interest. Each date upon which principal, interest and/or other amounts are due under any Note is hereinafter defined as a "Due Date."

                           (b) Prepayment. This Note may be prepaid in whole or
in part by the Company at any time, or from time to time, without the further consent of its holder; provided that all prepayments made by Company on this Note and the other Notes shall be made on a pro rata basis on all of the Notes in proportion to the amount outstanding under each such Note. Prepayments shall be first applied to accrued and unpaid interest, and then to principal. If this
Note is prepaid in part, the principal amount so prepaid shall be applied against the next scheduled principal payment or payments under Section 2(a).

                           (c) Company's Right of Offset. As more fully provided
in and subject to the terms of Section 8.5 of the Asset Purchase Agreement, Company shall under certain circumstances have the right to offset any Damages in respect of which the Payee or the holder hereof may become obliged to indemnify the Company or ILOG, Inc. up to a maximum amount equal to one million five hundred twenty eight thousand seven hundred sixty seven dollars ($1,528,767). Company shall give notice of any such offset to Payee in the manner set forth in Section 8.4 of the Asset Purchase Agreement, and interest shall cease to accrue on offset principal amounts on the date of such notice. The amount offset shall first be applied to accrued and unpaid interest and then to the principal amount of the next scheduled principal payment or payments under Section 2(a).

                  3. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

                           (a) Failure to Pay. Company shall fail to pay any
principal, interest or other payment due under this Note or any other of the Notes on a Due Date unless such payment is made within five (5) French banking days of Company's receipt of the holder's written notice to Company of such failure to pay; or

                           (b) Voluntary Bankruptcy or Insolvency Proceedings.
Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, or (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it;

                           (c) Involuntary Bankruptcy or Insolvency Proceedings.
Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

                           (d) Cross Acceleration. Company shall default under
any contract or instrument evidencing indebtedness having a principal amount in excess of $1,000,000 and such default shall result in such indebtedness becoming due and owing prior to its stated maturity.

                  4. RIGHTS OF HOLDER UPON DEFAULT. Upon the occurrence or existence of any Event of Default under Section 3(a) or 3(d) and at any time thereafter during the continuance of such Event of Default, the holder of this Note may with the consent of the Majority in Interest, by written notice to Company, declare all unpaid principal and interest hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Paragraphs 3(b) or 3(c), immediately and without notice, all outstanding amounts payable by Company hereunder shall automatically become immediately due and payable. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Payee may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both. Upon the occurrence and during the continuance of an Event of Default under Section 3(a), all amounts outstanding that are past due under this Note shall accrue interest at the rate of 15%. For purposes of this Section 4, a "MAJORITY IN INTEREST" shall mean holders holding a majority of the outstanding principal under all of the Notes.

                  5. ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Note may not be assigned by the Payee without the written consent of the Company and the Company hereby consents to the assignment of the Note to Robert Bixby. Notwithstanding the foregoing, the rights and obligations of Company and the Payee of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

                  6. WAIVER AND AMENDMENT. Any provision of the Notes may be amended, waived or modified only upon the written consent of Company and the Majority in Interest.

                  7. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the Asset Purchase Agreement or on the register maintained by Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

                  8. PAYMENT. Payment shall be made in lawful tender of the United States.

                  9. USURY. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

                  10. EXPENSES. If action is instituted to collect this Note, the prevailing party shall be entitled to reimbursement from the other party for all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by the prevailing party in connection with such action.

                  11. GOVERNING LAW. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other jurisdiction.


                  IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

                                    ILOG S.A.


                                    By:
                                       ----------------------------------------
                                    Name: Roger Friedberger
                                          -------------------------------------
                                    Title:   Chief Financial Officer
                                          -------------------------------------

                                 EXHIBIT B(ii)

                                 PROMISSORY NOTE

                                 PROMISSORY NOTE


$1,470,320                                                       August 20, 1997


         FOR VALUE RECEIVED, ILOG S.A., a French societe anonyme ("COMPANY"), promises to pay to CPLEX Optimization, Inc. ("PAYEE") the principal sum of one million four hundred seventy thousand three hundred twenty dollars, or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest from the date of this Promissory Note (the "NOTE") on the unpaid principal balance at a rate per annum equal to 6.39% (the AFR Rate) computed on the basis of the actual number of days elapsed and a year of 365 days, with such unpaid interest compounded monthly. Subject to the provisions of Sections 2(c) and 6 below, all principal not previously paid pursuant to Section 2 hereof, together with any then unpaid and accrued interest, shall be due and payable at the earlier of (i) the fourth anniversary of the date of this Note or
(ii) when such amounts are declared due and payable by the Payee, or made automatically due and payable, upon or after the occurrence of an Event of Default (as defined below).

         This Note is one of three Promissory Notes of the Company (collectively the "NOTES") of like tenor aggregating U.S. $5,000,000 in principal amount issued by the Company under an Asset Purchase Agreement dated as of August 4, 1997 (the "ASSET PURCHASE AGREEMENT"), among the Company, ILOG, Inc., the Payee and the shareholders of the Payee. No Note shall be preferred in any respect over any other of the Notes because of its sale or transfer by its original or any subsequent holder.

         The following is a statement of the rights of the holder of this Note and the conditions to which this Note is subject, and to which the holder hereof, by the acceptance of this Note, agrees:

                  1. DEFINITIONS. Capitalized terms used without definition herein which are defined in the Asset Purchase Agreement, dated as of August 4, 1997, between Company, Todd Lowe, Janet Lowe, Robert Bixby and Payee (the "ASSET PURCHASE AGREEMENT"), shall have the respective meanings given in the Asset Purchase Agreement.

                  2. PAYMENTS; PREPAYMENT; RIGHT OF OFFSET.

                           (a) Scheduled Principal and Interest Payments. On
each of the second and third anniversaries of the date of this Note, Company shall make a principal payment to Payee in the amount of four hundred ninety thousand one hundred six dollars and sixty seven cents ($490,106.67). On the fourth anniversary of the date of this Note, Company shall pay the entire remaining outstanding principal amount of this Note together with all accrued but unpaid interest. On the first day of each fiscal quarter of the Company that begins after the date hereof, the Company shall make a payment to the holder hereof of all then-accrued and unpaid interest. Each date upon which principal, interest and/or other amounts are due under any Note is hereinafter defined as a "Due Date."

                           (b) Prepayment. This Note may be prepaid in whole or
in part by the Company at any time, or from time to time, without the further consent of its holder; provided that all prepayments made by Company on this Note and the other Notes shall be made on a pro rata basis on all of the Notes in proportion to the amount outstanding under each such Note. Prepayments shall be first applied to accrued and unpaid interest, and then to principal. If this
Note is prepaid in part, the principal amount so prepaid shall be applied against the next scheduled principal payment or payments under Section 2(a).

                           (c) Company's Right of Offset. As more fully provided
in and subject to the terms of Section 8.5 of the Asset Purchase Agreement, Company shall under certain circumstances have the right to offset any Damages in respect of which the Payee or the holder hereof may become obliged to indemnify the Company or ILOG, Inc. up to a maximum amount equal to eight hundred eighty two thousand one hundred ninety two dollars ($882,192). Company shall give notice of any such offset to Payee in the manner set forth in Section
8.4 of the Asset Purchase Agreement, and interest shall cease to accrue on offset principal amounts on the date of such notice. The amount offset shall first be applied to accrued and unpaid interest and then to the principal amount of the next scheduled principal payment or payments under Section 2(a).

                  3. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

                           (a) Failure to Pay. Company shall fail to pay any
principal, interest or other payment due under this Note or any other of the Notes on a Due Date unless such payment is made within five (5) French banking days of Company's receipt of the holder's written notice to Company of such failure to pay; or

                           (b) Voluntary Bankruptcy or Insolvency Proceedings.
Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, or (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it;

                           (c) Involuntary Bankruptcy or Insolvency Proceedings.
Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

                           (d) Cross Acceleration. Company shall default under
any contract or instrument evidencing indebtedness having a principal amount in excess of $1,000,000 and such default shall result in such indebtedness becoming due and owing prior to its stated maturity.

                  4. RIGHTS OF HOLDER UPON DEFAULT. Upon the occurrence or existence of any Event of Default under Section 3(a) or 3(d) and at any time thereafter during the continuance of such Event of Default, the holder of this Note may with the consent of the Majority in Interest, by written notice to Company, declare all unpaid principal and interest hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Paragraphs 3(b) or 3(c), immediately and without notice, all outstanding amounts payable by Company hereunder shall automatically become immediately due and payable. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Payee may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both. Upon the occurrence and during the continuance of an Event of Default under Section 3(a), all amounts outstanding that are past due under this Note shall accrue interest at the rate of 15%. For purposes of this Section 4, a "MAJORITY IN INTEREST" shall mean holders holding a majority of the outstanding principal under all of the Notes.

                  5. ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Note may not be assigned by the Payee without the written consent of the Company and the Company hereby consents to the assignment of the Note to Janet Lowe. Notwithstanding the foregoing, the rights and obligations of Company and the Payee of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

                  6. WAIVER AND AMENDMENT. Any provision of the Notes may be amended, waived or modified only upon the written consent of Company and the Majority in Interest.

                  7. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the Asset Purchase Agreement or on the register maintained by Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

                  8. PAYMENT. Payment shall be made in lawful tender of the United States.

                  9. USURY. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

                  10. EXPENSES. If action is instituted to collect this Note, the prevailing party shall be entitled to reimbursement from the other party for all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by the prevailing party in connection with such action.

                  11. GOVERNING LAW. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other jurisdiction.


                  IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

                                    ILOG S.A.


                                    By:
                                       ----------------------------------------
                                    Name: Roger Friedberger
                                          -------------------------------------
                                    Title:    Chief Financial Officer
                                          -------------------------------------

                                 EXHIBIT B(iii)

                                 PROMISSORY NOTE

                                 PROMISSORY NOTE


$981,735                                                         August 20, 1997


         FOR VALUE RECEIVED, ILOG S.A., a French societe anonyme ("COMPANY"), promises to pay to CPLEX Optimization, Inc. ("PAYEE") the principal sum of nine hundred eighty one thousand seven hundred thirty five dollars, or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest from the date of this Promissory Note (the "NOTE") on the unpaid principal balance at a rate per annum equal to 6.39% (the AFR Rate) computed on the basis of the actual number of days elapsed and a year of 365 days, with such unpaid interest compounded monthly. Subject to the provisions of Sections 2(c) and 6 below, all principal not previously paid pursuant to Section 2 hereof, together with any then unpaid and accrued interest, shall be due and payable at the earlier of (i) the fourth anniversary of the date of this Note or (ii) when such amounts are declared due and payable by the Payee, or made automatically due and payable, upon or after the occurrence of an Event of Default (as defined below).

         This Note is one of three Promissory Notes of the Company (collectively the "NOTES") of like tenor aggregating U.S. $5,000,000 in principal amount issued by the Company under an Asset Purchase Agreement dated as of August 4, 1997 (the "ASSET PURCHASE AGREEMENT"), among the Company, ILOG, Inc., the Payee and the shareholders of the Payee. No Note shall be preferred in any respect over any other of the Notes because of its sale or transfer by its original or any subsequent holder.

         The following is a statement of the rights of the holder of this Note and the conditions to which this Note is subject, and to which the holder hereof, by the acceptance of this Note, agrees:

                  1. DEFINITIONS. Capitalized terms used without definition herein which are defined in the Asset Purchase Agreement, dated as of August 4, 1997, between Company, Todd Lowe, Janet Lowe, Robert Bixby and Payee (the "ASSET PURCHASE AGREEMENT"), shall have the respective meanings given in the Asset Purchase Agreement.

                  2. PAYMENTS; PREPAYMENT; RIGHT OF OFFSET.

                           (a) Scheduled Principal and Interest Payments. On
each of the second and third anniversaries of the date of this Note, Company shall make a principal payment to Payee in the amount of three hundred twenty seven thousand two hundred forty five dollars ($327,245.00). On the fourth anniversary of the date of this Note, Company shall pay the entire remaining outstanding principal amount of this Note together with all accrued but unpaid interest. On the first day of each fiscal quarter of the Company that begins after the date hereof, the Company shall make a payment to the holder hereof of all then-accrued and unpaid interest. Each date upon which principal, interest and/or other amounts are due under any Note is hereinafter defined as a "Due Date."

                           (b) Prepayment. This Note may be prepaid in whole or
in part by the Company at any time, or from time to time, without the further consent of its holder; provided that all prepayments made by Company on this Note and the other Notes shall be made on a pro rata basis on all of the Notes in proportion to the amount outstanding under each such Note. Prepayments shall be first applied to accrued and unpaid interest, and then to principal. If this
Note is prepaid in part, the principal amount so prepaid shall be applied against the next scheduled principal payment or payments under Section 2(a).

                           (c) Company's Right of Offset. As more fully provided
in and subject to the terms of Section 8.5 of the Asset Purchase Agreement, Company shall under certain circumstances have the right to offset any Damages in respect of which the Payee or the holder hereof may become obliged to indemnify the Company or ILOG, Inc. up to a maximum amount equal to five hundred eighty nine thousand forty one dollars ($589,041). Company shall give notice of any such offset to Payee in the manner set forth in Section 8.4 of the Asset Purchase Agreement, and interest shall cease to accrue on offset principal amounts on the date of such notice. The amount offset shall first be applied to accrued and unpaid interest and then to the principal amount of the next scheduled principal payment or payments under Section 2(a).

                  3. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

                           (a) Failure to Pay. Company shall fail to pay any
principal, interest or other payment due under this Note or any other of the Notes on a Due Date unless such payment is made within five (5) French banking days of Company's receipt of the holder's written notice to Company of such failure to pay; or

                           (b) Voluntary Bankruptcy or Insolvency Proceedings.
Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, or (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it;

                           (c) Involuntary Bankruptcy or Insolvency Proceedings.
Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

                           (d) Cross Acceleration. Company shall default under
any contract or instrument evidencing indebtedness having a principal amount in excess of $1,000,000 and such default shall result in such indebtedness becoming due and owing prior to its stated maturity.

                  4. RIGHTS OF HOLDER UPON DEFAULT. Upon the occurrence or existence of any Event of Default under Section 3(a) or 3(d) and at any time thereafter during the continuance of such Event of Default, the holder of this Note may with the consent of the Majority in Interest, by written notice to Company, declare all unpaid principal and interest hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Paragraphs 3(b) or 3(c), immediately and without notice, all outstanding amounts payable by Company hereunder shall automatically become immediately due and payable. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Payee may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both. Upon the occurrence and during the continuance of an Event of Default under Section 3(a), all amounts outstanding that are past due under this Note shall accrue interest at the rate of 15%. For purposes of this Section 4, a "MAJORITY IN INTEREST" shall mean holders holding a majority of the outstanding principal under all of the Notes.

                  5. ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Note may not be assigned by the Payee without the written consent of the Company and the Company hereby consents to the assignment of the Note to Todd A. Lowe. Notwithstanding the foregoing, the rights and obligations of Company and the Payee of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

                  6. WAIVER AND AMENDMENT. Any provision of the Notes may be amended, waived or modified only upon the written consent of Company and the Majority in Interest.

                  7. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the Asset Purchase Agreement or on the register maintained by Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

                  8. PAYMENT. Payment shall be made in lawful tender of the United States.

                  9. USURY. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

                  10. EXPENSES. If action is instituted to collect this Note, the prevailing party shall be entitled to reimbursement from the other party for all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by the prevailing party in connection with such action.

                  11. GOVERNING LAW. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other jurisdiction.


                  IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

                                    ILOG S.A.


                                    By:
                                       -----------------------------------------
                                    Name: Roger Friedberger
                                          --------------------------------------
                                    Title:   Chief Financial Officer
                                          --------------------------------------

                                    EXHIBIT C

                                 PROMISSORY NOTE

                              FINANCIAL STATEMENTS

                            CPLEX OPTIMIZATION, INC.

                            YEAR ENDED JUNE 30, 1997
                      WITH REPORT OF INDEPENDENT AUDITORS


                                        DRAFT   AUGUST 1, 1997  10:50 AM

                            CPLEX Optimization, Inc.

                              Financial Statements

                            Year ended June 30, 1997



                                    CONTENTS

Report of Independent Auditors.......................................... 1

Audited Financial Statements

Balance Sheets........................................................... 2

Statement of Operations.................................................. 3

Statement of Shareholders' Equity (Deficit).............................. 4

Statement of Cash Flows.................................................. 5

Notes to Financial Statements............................................ 6

                         Report of Independent Auditors

The Board of Directors and Shareholders
CPLEX Optimization, Inc.

We have audited the accompanying balance sheets of CPLEX Optimization, Inc. as of June 30, 1997 and 1996, and the related statements of operations, shareholders' equity (deficit), and cash flows for the year ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted accounting standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CPLEX Optimization, Inc. at June 30, 1997 and 1996, and the results of its operations and its cash flows for the year ended June 30, 1997 in conformity with generally accepted accounting principles.

July 24, 1997
except for Note 5,
as to which the date is
August __, 1997

                            CPLEX Optimization, Inc.

                                 Balance Sheets


                                                              June 30,
                                                     --------------------------
                                                        1997            1996
                                                     ----------      ----------
Assets
Current assets:
  Cash                                               $   78,829      $  931,292
  Accounts receivable, net of allowance
    of $37,000 in 1997 and none in 1996                 791,119         476,457
  Prepaid expenses and other assets                      15,500           6,000
                                                     ----------      ----------
Total current assets                                    885,448       1,413,749
Property and equipment, net                             106,996          53,170
                                                     ----------      ----------
Total assets                                         $  992,444      $1,466,919

Liabilities and shareholders' equity (deficit)
Current liabilities:
  Accrued royalties due to related party             $  147,182      $  103,425
  Accrued management fees due to related party          215,416         111,441
  Loan from related party                                    --           7,229
  Accrued expenses                                      189,079         109,566
  Deferred revenue                                      624,754         397,108
                                                     ----------      ----------
Total current liabilities                             1,176,431         728,769

Commitments

Shareholders' equity (deficit):
  Common stock, $1 par value:
    Authorized shares - 5,000
    Issued and outstanding shares -
      1,095 in 1997 and 1996                              1,095           1,095
  Additional paid-in capital                             (3,161)         (3,161)
  Retained earnings (accumulated deficit)              (181,921)        740,216
                                                     ----------      ----------
Total shareholders' equity (deficit)                   (183,987)        738,150
                                                     ----------      ----------
Total liabilities and shareholders'
  equity (deficit)                                   $  992,444      $1,466,919
                                                     ----------      ----------


                            See accompanying notes.

                            CPLEX Optimization, Inc.

                            Statement of Operations


                                        Year Ended
                                         June 30,
                                           1997
                                        ----------
Revenues:
  Software licenses                     $4,824,510
  Services                                 834,083
                                        ----------
Total revenues                           5,658,593

Cost of revenues:
  Software licenses                        740,148
  Services                                  91,667
                                        ----------
Total cost of revenues                     831,815
                                        ----------

Gross profit                             4,826,778

Operating expenses:
  Marketing and selling                    783,688
  Research and development                 437,925
  General and administrative               540,499
                                        ----------
Total operating expenses                 1,762,112
                                        ----------

Income from operations                   3,064,666

Interest income                             33,197
                                        ----------
Net income                              $3,097,863
                                        ----------



                            See accompanying notes.

                            CPLEX OPTIMIZATION, INC.

                  STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                                     TOTAL
                                      ADDITIONAL                  SHAREHOLDERS'
                              COMMON   PAID-IN         RETAINED      EQUITY
                              STOCK    CAPITAL         EARNINGS     (DEFICIT)
                              ------  ----------       --------   -------------
Balance at June 30, 1996      $1,095    $(3,161)    $   740,216    $   738,150
  Net income                      --         --       3,097,863      3,097,863
  Distribution of profits         --         --      (4,020,000)    (4,020,000)
                              ------  ---------     -----------    -----------
Balance at June 30, 1997      $1,095    $(3,161)    $  (181,921)   $  (183,987)
                              ======  =========     ===========    ===========





                            See accompanying notes.

                            CPLEX OPTIMIZATION, INC.

                            STATEMENT OF CASH FLOWS

                                                                YEAR ENDED
                                                                 JUNE 30,
                                                                   1997
                                                                ----------
OPERATING ACTIVITIES
Net income..................................................    $3,097,863
Adjustments to reconcile net loss to net cash
  used in operating activities:
     Depreciation and amortization..........................        29,361
     Changes in operating assets and liabilities:
        Accounts receivable.................................      (314,662)
        Other current assets................................        (9,500)
        Accrued royalties due to related party..............        43,757
        Accrued management fees due to related party........       103,975
        Loan from related party.............................        (7,229)
        Accrued expenses....................................        79,513
        Deferred revenue....................................       227,646
                                                                ----------
Net cash provided by operating activities...................     3,250,724
INVESTING ACTIVITIES
Purchase of fixed assets....................................       (83,187)
                                                                ----------
Net cash used in investing activities.......................       (83,187)
FINANCING ACTIVITIES
Distribution of profits to shareholders.....................    (4,020,000)
                                                                ----------
Net cash used in financing activities.......................    (4,020,000)
                                                                ----------
Net decrease in cash........................................      (852,463)
Cash at beginning of year...................................       931,292
                                                                ----------
Cash at end of year.........................................    $   78,829
                                                                ==========


                            See accompanying notes.

                            CPLEX Optimization, Inc.

                         Notes to Financial Statements

                                 June 30, 1997

1.      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

CPLEX Optimization, Inc. (the Company, an S Corporation, was incorporated in Texas in October 1988. The Company is a provider of math programming software and related services.

BASIS OF PRESENTATION

The accompanying financial statements were prepared in accordance with generally accepted accounting principles. The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying footnotes. Actual results could differ from those estimates.

DEPRECIATION

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three to five years.

In 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (FAS 121). FAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. FAS 121 is effective for fiscal years beginning after December 15, 1996. The impact of the adoption of FAS 121 was not material to the Company's financial position or results of operations.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position 91-1 on Software Revenue Recognition.

License fees are earned under software license agreements with end users and distributors and are recognized upon shipment if no significant vendor obligations remain and collection of the resulting receivable is deemed probable.

                            CPLEX Optimization, Inc.

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION (CONTINUED)

Service revenues are derived from consulting and training services and fees earned under annual maintenance agreements for providing updates, on an "if and when available" basis, for existing software products, user documentation, and technical support. Maintenance revenue is recognized ratably over the term of such agreements. If such services are included in the initial licensing fee, the value of the services is unbundled and recognized ratably over the related service period.

CONCENTRATION OF CREDIT RISK

The Company operates in one business segment, the development and licensing of high-performance software, which it sells to various companies across several industries. The Company performs ongoing credit evaluations of its customers and generally requires no collateral.

SOFTWARE DEVELOPMENT COSTS

In accordance with Statement of Financial Accounting Standards, No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company capitalizes eligible computer software costs upon achievement of technological feasibility, subject to net realizable value considerations. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require management's judgment with respect to certain external factors, including, but not limited to, anticipated future gross license revenues, estimated economic life, and changes in software and hardware technology. As of June 30, 1997 and 1996, such capitalizable costs were insignificant. Accordingly, the Company has not capitalized such costs but has charged all such costs to research and development expense in the accompanying statements of operations.

                            CPLEX Optimization, Inc.

2.      Balance Sheet Components


                                                  June 30,
                                        ----------------------------
                                            1997            1996
                                        ------------    ------------
Computer equipment and software           $264,708        $209,114
Furniture and equipment                     59,322          31,729
                                        ------------    ------------
                                           324,030         240,843

Less accumulated depreciation              217,034         240,843
                                        ------------    ------------
                                          $106,996        $ 53,170
                                        ------------    ------------


3.      Commitments

The Company leases its facilities under an operating lease expiring in October 1997 with an option to renew for a five year term. In addition to base rent, the Company is responsible for certain taxes, utilities, and maintenance costs.

Future minimum lease payments under noncancelable operating leases at June 30, 1997 are approximately $14,000 for fiscal 1998. There are no commitments thereafter.

Total rent expense for fiscal 1997 was approximately $60,000.

4.      Related Party Transactions

The Company has a contract with a company, owned by the nonemployee President and Chief Executive Officer of the Company, to provide management services. Total management service fees incurred during fiscal 1997 amounted to approximately $704,000.

The Company has a royalty agreement with a founder and employee based on a percentage of certain license revenues. During fiscal 1997, the royalties incurred relating to this agreement amounted to approximately $429,000.

The Company pays an employee royalties on software code licensed by the Company but developed by that employee prior to joining CPLEX. These royalties amounted to approximately $38,000 during fiscal 1997.

                            CPLEX Optimization, Inc.

4.      Related Party Transactions (continued)

During fiscal 1997, the Company recognized approximately $210,000 in revenue from a company partially owned by shareholders of the Company.

5.      Subsequent Event (Unaudited)

The shareholders of the Company entered into an agreement on August __, 1997 with a third party where the third party will acquire the business of the Company by purchasing the Company's fixed assets, technology, and other intangibles and assuming certain of the Company's liabilities and contractual obligations in exchange for cash, stock of the third party, and promissory notes.

                                   EXHIBIT D

                              ILOG PRESS RELEASES

                                                   Contact:    Roger Friedberger
                                                               ILOG
                                                               011-331-49083574
                                                                 - or -
                                                               Taylor Rafferty
                                                               212-889-4350

             ILOG ANNOUNCES ACQUISITION OF CPLEX OPTIMIZATION, INC.

Paris, France, August 5, 1997 -- ILOG S.A. (NASDAQ NMS: ILOGY), a leading provider of advanced software components, today announced that it has signed a definitive agreement to acquire the business of CPLEX Optimization, Inc. of Incline Village, Nevada, a leader in linear optimization software.

CPLEX's business will be acquired in exchange for 1,700,000 ILOG shares, $15,000,000 and a $5,000,000 four-year promissory note which is subject to upward adjustment of up to an additional $2,400,000. The CPLEX management will be joining ILOG and include Dr. Robert Bixby, its Chairman, and Mr. Todd Lowe, its President, whoa re being nominated to ILOG's Board of Directors. Options for 1,100,000 ILOG shares will be granted to the CPLEX management and employees, under ILOG's 1996 US Share Option Plan, following the closing of the acquisition. The business combination is subject to ILOG shareholder approval and will be put to shareholders at a meeting to be held on August 20, 1997; the acquisition will become effective shortly after shareholder approval is received.

"ILOG and CPLEX share a common vision about the need for embeddable optimization software for solving dynamic resource allocation problems in a wide range of industries," commented Pierre Haren, ILOG's President and CEO.
"CPLEX's high visibility in the US operations research world complements ILOG's established position in Europe. This business combination will provide our customers with the very best libraries of linear, mixed-integer, quadratic and constraint-based programming algorithms and creates a worldwide leader in optimization software."

"I am also pleased to welcome Dr. Bob Bixby and Todd Lowe to the ILOG Board of Directors. They bring a unique breadth of academic and business experience to the company" added Mr. Haren.

Todd Lowe, President and CEO of CPLEX commented: "The combination of ILOG and CPLEX technologies creates a remarkably complete and powerful arsenal of optimization and application building tools. The resulting products will empower creators and users of decision support and operations management applications worldwide to achieve optimal results."

ABOUT CPLEX

CPLEX is a privately held company founded in 1988 by the principals and is a leading provider of optimization software. Its revenues for the year ended June 30, 1997 were $5.7 million and the company has 13 employees who will continue with ILOG at CPLEX's Incline Village location.

ABOUT ILOG

ILOG is a leading provider of advanced software components for graphics and resource optimization. ILOG's products enable: high-performance data-visualization for 2D and 3D user interfaces; constraint-based reasoning systems for resource optimization, scheduling, logistics and planning applications; dynamic rule systems for intelligent agents and real-time data flow control; and component services for integrating C++ modules with real-time and relational data sources. ILOG S.A. was founded in 1987, now employes approximately 280 people worldwide, and is traded on NASDAQ NMS under the symbol ILOGY.

This release contains "forward looking" information within the meaning of the United States Securities laws that involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Potential risks and uncertainties include, without limitation, the company's lengthy sales process, the early development stage of the market for the company's products, the timing of significant revenues, the economic, political and currency risks associated with the company's European, North American and Asian operations and the company's ability to consummate the acquisition of CPLEX.

ILOG and CPLEX are registered trademarks of ILOG S.A. and CPLEX Optimization, Inc. respectively.

                                          Contact:   Roger Friedberger
                                                     ILOG
                                                     011-331-49083574
                                                     - or -
                                                     Taylor Rafferty Associates
                                                     212-889-4350

       ILOG REPORTS RESULTS FOR THE QUARTER AND YEAR ENDED JUNE 30, 1997

Paris, France, August 5, 1997 -- ILOG S.A. (NASDAQ NMS: ILOGY), a leading provider of advanced software components, today reported revenues of $9.6 million for its fourth quarter ended June 30, 1997, an increase of 15% compared to $8.3 million in the June 1996 quarter. The loss from operations for the June 1997 quarter was $425,000, compared to $593,000 in the June 1996 quarter. Loss per share for the June 1997 quarter was $0.02 on 10.9 million shares, compared to $0.10 on 7.0 million shares in the June 1996 quarter.

The company reported revenues of $33.3 million for the year ended June 30, 1997, an increase of 28% compared to $26.0 million in the prior year. The loss from operations for the year was $3.7 million, compared to $4.7 million in the prior year. Loss per share for the year was $0.31 on 8.4 million shares, compared to $0.73 on 6.9 million shares in the prior year. Both revenues and expenses in the year would have been each approximately $1.2 million higher if the US dollar exchange rates for the year had been the same rates used in the preceding year. Currency fluctuations did not have a material effect on the company's results from operations, net loss or net loss per share.

In a separate release issued today ILOG also announced a proposed acquisition of CPLEX Optimization, Inc. which is part of ILOG's strategic direction in reinforcing its position as the world's leading purveyor of resource optimization software components.

Revenues in the quarter grew by 15% over the same quarter in the previous year and 28% for the year, reflecting higher revenues from services which grew by 58% over the same quarter in the preceding year and 50% for the year. "The growth of our consulting business during the year and the achievement of customer funded research and development in the most recent quarter" said Pierre Haren, ILOG's President and CEO, "is expected to provide an impetus for license revenues in the future and reflects our strategic decision to emphasize the provision of services as a means to accelerate the time to customer satisfaction."

Overall gross margin for the quarter decreased to 78% from 83% for the same period in the preceding year due to the 58% growth in lower-margin services revenues. Marketing and selling expenses for the quarter increased by 10% over the same period in the prior year reflecting continuing investment in sales and marketing personnel, particularly in North America. Research and development expenses, net of government funding, for the quarter decreased by 15% over the same period in the prior year primarily because certain research and development activities were customer funded and are classified as cost of revenues for operating statement reporting purposes. Government funding in the quarter was $167,000 compared to $1,157,000 or the same period in the preceding year as a number of funded projects have been concluded. General and administrative expenses for the quarter increased by 7% over the same period in the prior year. Net interest income (expense) for the quarter increased from $(95,000) to $154,000 over the same period in the prior year reflecting interest earned on the proceeds of the company's February initial public offering.

Overall gross margin for the year was 80% compared to 79% in the prior year. Marketing and selling expenses for the year increased by 25% over the prior year reflecting continuing investment in sales and marketing personnel, particularly in North America. Research and development expenses, net of government funding, for the year increased by 3% over the prior year. Government funding in the year was $415,000 compared to $2,549,000 in the prior year as a number of funded projects were concluded in the year. General and administrative expenses for the year increased by 21% over the prior year, which reflects staffing additions to the company's finance organization and on-going costs associated with being a public company. Net interest income (expense) and other for the year increased from $(259,000) to $1,124,000 over the prior year reflecting a $1,100,000 grant received from an agency of the French government with respect to the company's establishment of subsidiaries outside of France and interest earned on the proceeds of the company's February initial public offering.

At June 30, 1997 shareholders' equity was $27.0 million, compared to $1.2 million at June 30, 1996. Cash at June 30, 1997 totaled $26.0 million compared to $5.0 million at June 30, 1996. At June 30, 1997 the company had 11.0 million shares issued and outstanding compared to 6.9 million at June 30, 1996.

BUSINESS DEVELOPMENTS IN THE QUARTER

40% of ILOG's revenues in the quarter were derived from telecom customers. In this market segment ILOG libraries are being increasingly selected for large-scale projects, and many customers are starting to reuse in-house components that were build with ILOG libraries. Telecom industry applications include network management, customer care and billing, and network optimization. ILOG's increased focus in the telecom market has been rewarded in the quarter by new business from Hitachi, Kolsch and Altmann, Lucent and Mannesman. Repeat business with Alcatel, ATT, Bellcore, Ciena, DS Telematica, France Telecom, Hewlett-Packard, IBM, NTT, Qualcomm, Telefonica, Telecom Italia, SFR, TTC and US West was also received.

Also in the quarter Nortel (Northern Telecom Limited) signed an agreement with ILOG to develop and license worldwide a Telecom Graphic Objects Library embodying their proprietary graphical user interface. The library will be commercially available in 1998 as a standard ready-to-use high-performance set of network management graphic objects and states for integration in network management platforms. "Delivering high-performance high-bandwidth graphics is key to the telecom industry and the relationship with Nortel marks the growing recognition by the telecom industry of the excellence of ILOG's libraries," added Mr. Haren.

ILOG's optimization products during the quarter were selected for major projects by ISCOR, a steel manufacturer in South Africa and Lockheed Martin. Also in the quarter, a number of ILOG component-based manpower planning systems started to reach deployment phase, notably at Clinica de Navarra in Spain, France Telecom and MacDonalds in Singapore.


                                    - more -

ABOUT ILOG

ILOG is a leading provider of advanced software components for graphics and resource optimization. ILOG's products enable: high-performance data-visualization for 2D and 3D user interfaces; constraint-based reasoning systems for resource optimization, scheduling, logistics and planning applications; dynamic rule systems for intelligent agents and real-time data flow control; and component services for integrating C.++ modules with real-time and relational data sources. ILOG S.A. was founded in 1987, now employs approximately 280 people worldwide, and is traded on NASDAQ NMS under the symbol ILOGY.

This release contains "forward looking" information within the meaning of the United States securities laws that involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Potential risks and uncertainties include, without limitation, the company's lengthy sales process, the early development stage of the market for the company's products, the timing of significant revenues, the economic, political and currency risks associated with the company's European, North American and Asian operations and the company's ability to consummate the acquisition of CPLEX.

ILOG and CPLEX are registered trademarks of ILOG S.A. and CPLEX Optimization, Inc. respectively.

                                   ILOG S.A.
               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                     (in thousands, except per share data)

                                                  THREE MONTHS ENDED                 YEAR ENDED
                                                June 30         June 30         June 30         June 30
                                                  1997            1996            1997            1996
                                                -------         -------         -------         -------

Revenues:
  License fees                                  $ 6,115         $6,117          $22,553         $18,848
  Services                                        3,454          2,186           10,772           7,166
                                                -------         ------          -------         -------
   Total revenues                                 9,569          8,303           33,325          26,014
                                                -------         ------          -------         -------
Cost of revenues
  License fees                                      191            268              801           1,050
  Services                                        1,900          1,182            5,962           4,458
                                                -------         ------          -------         -------
    Total cost of revenues                        2,091          1,450            6,763           5,508
                                                -------         ------          -------         -------
Gross profit                                      7,478          6,853           26,562          20,506
                                                -------         ------          -------         -------
Operating expenses
  Marketing and selling                           5,827          5,284           21,451          17,227
  Research and development                          953          1,115            4,566           4,437
  General and administrative                      1,123          1,047            4,292           3,554
                                                -------         ------          -------         -------
    Total operating expenses                      7,903          7,446           30,309          25,218

Loss from operations                               (425)          (593)          (3,747)         (4,712)
Net interest income (expense) and other             154            (95)           1,124            (259)
                                                -------         ------          -------         -------
Net loss                                        $  (271)        $ (688)         $(2,623)        $(4,971)
                                                -------         ------          -------         -------
Net loss per share                              $ (0.02)        $(0.10)         $ (0.31)        $ (0.73)

Share and share equivalents used in per
  share calculations                             10,949          6,951            8,377           6,855

                                   ILOG S.A.

               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                 (IN THOUSANDS)


                                                                June 30,        June 30,
                                                                  1997            1996
                                                                --------        --------
ASSETS
Current assets
  Cash and cash equivalents                                      $26,037         $ 4,977
  Accounts receivable                                              9,740           8,453
  Other receivables and prepaid expenses                           2,487           2,842
                                                                --------        --------
        Total current assets                                      38,264          16,272

Property and equipment-net and other assets                        3,044           2,813
                                                                --------        --------
Total assets                                                     $41,308         $19,085

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued expenses                          $ 7,799         $ 7,510
  Current debt                                                     2,183           1,567
  Deferred revenue                                                 3,165           2,136
                                                                --------        --------
        Total current liabilities                                 13,147          11,213

Convertible bonds                                                     --           4,272
Long-term portion of debt                                          1,134           2,364
                                                                --------        --------
        Total liabilities                                         14,281          17,849
                                                                --------        --------

Shareholders' equity
  Paid-in capital                                                 38,398           8,965
  Accumulated deficit and currency translation adjustment        (11,371)         (7,729)
                                                                --------        --------
    Total shareholders' equity                                    27,027           1,236
                                                                --------        --------
Total liabilities and shareholders' equity                       $41,308         $19,085
                                                                --------        --------





                                    - more -

RESULTS AND PRESS RELEASE FOR FRENCH SHAREHOLDERS

For the benefit of our French shareholders a translation of this announcement is also being sent to our shareholders with French addresses of record and to anyone else upon request. In addition to facilitate their comprehension of the Company's financial results the foregoing financial statements, which are prepared under accounting principles generally accepted in the United States, have been translated into French Francs at the average historical exchange rates for the related periods and the exchange rates at the relevant balance sheet dates. These translated financial statements for the benefit of shareholders generally follow below.

                                   ILOG S.A.
              DONNEES FINANCIERES CONSOLIDEES CLEFS (NON AUDITEES)
 (MONTANT EN MILLIERS DE FRANCS FRANCAIS, SAUF INFORMATIONS DONNEES PAR ACTION)

                                                      Trimestre clos le 30 Juin       Douze mois clos le 30 Juin
                                                      -------------------------       --------------------------
                                                         1997           1996             1997           1996
                                                         ----           ----             ----           ----
Chiffre d'affaires
  Logiciels                                             35,202          31,319          123,277         94,524
  Services                                              19,884          11,192           58,982         35,891
                                                       -------          ------          -------        -------
    Total chiffre d'affaires                            55,086          42,511          182,259        130,415
                                                       -------          ------          -------        -------
Prix de revient des ventes
  Logiciels                                              1,100           1,372            4,362          5,256
  Services                                              10,938           6,052           32,691         22,294
                                                       -------          ------          -------        -------
    Total prix de revient des ventes                    12,037           7,424           37,053         27,550
                                                       -------          ------          -------        -------
Marge Brute                                             43,048          35,087          145,207        102,865
                                                       -------          ------          -------        -------


Frais generaux et commerciaux
  Frais commerciaux                                     33,544          27,054          117,038         86,293
  Frais de recherche et developpement                    5,486           5,709           24,775         22,171
  Frais generaux et administratifs                       6,465           5,361           23,412         17,809
                                                       -------          ------          -------        -------
    Total frais generaux et commerciaux                 45,495          38,124          165,225        126,273
                                                       -------          ------          -------        -------

Resultat operationnel                                   (2,447)         (3,036)         (20,018)       (23,408)
Produits (charge) financiers et autres                     887            (486)           5,923         (1,303)
                                                       -------          ------          -------        -------
Resultat net                                            (1,560)         (3,523)         (14,095)       (24,711)
                                                       -------          ------          -------        -------
Resultat net par action                                  (0.14)          (0.51)           (1.68)         (3.60)
Nombre moyen d'actions en circulation                   10,949           6,951            8,377          6,855


                                                               -more-




                                   ILOG S.A.
                    BILANS CONSOLIDES RESUMES (NON AUDITES)
                        (EN MILLIERS DE FRANCS FRANCAIS)

                                                            30 Juin    30 Juin
                                                             1997       1996
                                                            -------    -------
ACTIF
Actif circulant:
  Disponibilites et valeurs mobilieres de placement......   153,096     25,632
  Clients, nets..........................................    57,271     43,534
  Autres elements d'actif circulant......................    14,623     14,637
                                                            -------     ------
    Total de l'actif circulant...........................   224,990     83,803

Immobilisation corporelles, nettes et autres actifs......    17,899     14,487
                                                            -------     ------
Total de l'actif.........................................   242,889     98,290
                                                            =======     ======
PASIF
Passif a moins d'un an:
  Fournisseurs et comptes rattaches......................    45,858     38,677
  Dette financiere a court terme.........................    12,833      8,070
  Produits constates d'avance............................    18,611     11,001
                                                            -------     ------
    Total passif a moins d'un an.........................    77,302     57,748
Obligations convertibles.................................       --      22,001
                                                            -------     ------
Dette financiere a long terme............................     6,670     12,175
                                                            -------     ------
     Total passif a court et long terme..................    83,972     91,925
                                                            -------     ------
Capitaux propres
  Capital souscrit et prime d'emission...................   225,778     46,171
  Report a nouveau et ecart de conversion................   (66,681)   (39,805)
                                                            -------     ------
    Total des capitaux propres...........................   158,917      6,366
                                                            -------     ------
    Total du passif......................................   242,889     98,290
                                                            =======     ======


Pour l'information de nos actionnaires francais, une traduction de cette annonce sera egalement envoyee a nos actionnaires enregistres avec une adresse francaise et a toute personne en faisant la demande. De plus, afin de faciliter la comprehension des resultats financiers de la seciete, les comptes consolides precedents ont ete traduits en francs francais aux taux moyens historiques des periodes considerees et aux taux de cloture aux dates de bilan.

                                  EXHIBIT E(i)

                      EMPLOYMENT AGREEMENT FOR TODD A. LOWE

                                  EXHIBIT E(i)

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "AGREEMENT"), dated as of the 20th day of August, 1997 the ("EFFECTIVE DATE"), by and between ILOG, Inc., a California corporation (the "COMPANY") and the undersigned employee ("EMPLOYEE") of Company.

                                    AGREEMENT

         NOW, THEREFORE, IT IS HEREBY AGREED by and among the parties hereto as follows:


         1.       EMPLOYMENT BY COMPANY; DUTIES.

                  (a) Employment. Subject to the terms and conditions set forth herein, the Company hereby agrees to employ Employee in the position of Executive Vice President, CPLEX Business, having all the duties and responsibilities customarily associated with such positions, subject to modification from time to time by the Company, and Employee hereby accepts such employment by the Company. Employee's duty's shall initially include the management of the CPLEX Technology Center, and Employee shall report to the Chief Executive Officer of the Company's parent entity. With respect to any modifications of Employee's position and/or duties during the term of Employee's employment hereunder, the Company shall give due consideration to Employee's skills and experience in determining the appropriate position and duties of Employee and shall not, without Employee's consent, modify Employee's position or duties in a manner inconsistent with Employee's status as a senior executive officer of the Company; provided, however, that the foregoing shall in no way limit the ability of the Company to terminate Employee's employment at any time for any reason or for no reason. Such employment shall commence on the Effective Date and shall continue until terminated as provided in Paragraph 3 hereof. Employee shall not, without the prior written consent of Company, directly or indirectly, alone or as part of any group, association or organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of Employee's duties to Company or which may be contrary to the best interests of the Company.

                  (b) Company Policies. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company now in effect or which may become effective in the future, including those relating to the protection of confidential information and trade secrets, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

         2.       COMPENSATION AND BENEFITS.

                  (a) Base Salary; Bonuses; Compensation for Part-Time Employment. As compensation for the services to be rendered by Employee during his Full-Time Employment hereunder, including all services rendered to entities affiliated with the Company, the Company agrees to pay Employee in accordance with the Company's regular payroll practices, direct salary compensation at the rate of $150,000 per year (as adjusted from time to time pursuant to the terms hereof, the "BASE SALARY"), commencing on the Effective Date. In addition, Employee shall be eligible to receive a performance bonus in the target amount of $50,000, with the actual bonus to be determined based on the achievement of performance criteria to be determined by mutual agreement of the Company and Employee (as adjusted from time to time pursuant to the terms hereof, the "BONUS"). For purposes of this Agreement, "FULL-TIME EMPLOYMENT" shall mean all periods of time during which Employee is devoting all of Employee's working time, attention and energies to performing Employee's duties to the Company. In the event Employee desires to reduce the level of Employee's time, attention or energies devoted to the Company to below Full-Time Employment levels, Employee shall give the Company sixty day's written notice of such request and the Company shall not unreasonably deny such request. Such notice shall quantify Employee's desired level of time, attention and energies to be devoted to the Company and the effective date of such reduction (any such periods of time during which such reduction are in effect, "PART-TIME EMPLOYMENT"). Employee may, subject to the consent of the Company which consent shall not be unreasonably withheld, request to resume Full-Time Employment or further adjust the level of Employee's Part-Time Employment upon sixty day's notice. During any period of Part-Time Employment, Employee's Base Salary and Bonus shall be proportionately adjusted by the Company in good faith. Such good-faith adjustments by the Company shall be conclusive and binding on Employee.

                  (b) Employee Benefits. Employee shall be eligible to participate in the employee benefit plans and arrangements which are available or which become available, in the discretion of the Company's Board of Directors, to other employees of the Company, subject in each case to the generally applicable terms and conditions of the plan or arrangement in question and to the determination of any committee administering such plan or arrangement. The Company's presently available benefits are listed on Exhibit A hereto. Employee's benefits shall not be reduced during periods of Part-Time Employment, except that benefits that are based on levels of salary and bonus compensation, such as moneys paid during periods of paid vacation, shall be proportionately adjusted by the Company in good faith.

                  (c) Annual Compensation Review. Employee and the Company shall review Employee's Base Salary and Bonus structure annually and may make mutually agreeable adjustments at such times.

         3.       TERM AND TERMINATION.

                  (a) Term; Effect of Termination. Unless terminated by either party as provided below, this Agreement shall remain in full force and effect until the date three years after the Effective Date (such three year period, the "DEFAULT TERM") and may be extended for one annual term upon the mutual agreement of Employee and the Company (any such extension period, the "EXTENDED TERM"). Provisions of this Agreement that expressly relate to periods of time following the term of this Agreement or of Employee's employment shall survive any termination or expiration of this Agreement or of Employee's employment with the Company.

                  (b) Limitation of Liability upon Termination. If Employee's employment terminates (or is terminated) for any reason (or for no reason), Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided in this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and policies at the time of termination. Subject to the terms and conditions hereof, Employee acknowledges that Employee's employment hereunder shall be on an at-will basis and that Company may terminate Employee's employment hereunder at any time with or without Cause.

                  (c) Termination for Cause; Definition of "Cause". Employee's employment with the Company may be terminated for Cause at any time by the Company, upon reasonable notice to Employee of the circumstances leading to such termination for Cause. For the purpose of this Agreement, "CAUSE" shall mean (i) the substantial and continuing failure to render services to the Company or its affiliated entities in accordance with Employee's assigned duties (other than as a result of Employee's Disability, as defined below, or other medically determinable serious physical impairment), as determined by the Board of Directors of the Company's parent entity, if such failure remains uncured for a period of 30 days following delivery of notice to Employee of such failure; (ii) the conviction of a felony; (iii) gross negligence, dishonesty, breach of fiduciary duty or material breach of the terms of any confidentiality, noncompetition or other agreement in favor of the Company or its affiliated entities; (iv) the commission of an act of fraud or embezzlement which results in loss, damage or injury to the Company or its affiliated entities, whether directly or indirectly; or (v) the commission of an act which constitutes unfair competition with the Company or its affiliated entities or which induces any customer of the Company or its affiliated entities to break a contract with the Company or its affiliated entities.

                  (d) Continuation of Option Vesting upon Certain Events. In connection with the commencement of Employee's employment with the Company, Employee has been or will be granted an option to purchase up to 200,000 shares of ILOG S.A. under its 1996 Stock Option Plan pursuant to an option agreement in substantially the form attached hereto as Exhibit B (the "OPTION"). Upon termination of Employee's employment for any reason, Employee shall have the right to exercise, within 90 days of such termination, the portion of Employee's Option that is then- exercisable pursuant to the terms and conditions of such option agreement and such option plan; provided, however, that, notwithstanding any term of such option agreement or such option plan to the contrary, if at any time prior to such time as the Option becomes fully vested and exercisable, either (X) the Company terminates Employee's employment with the Company without Employee's consent other than for Cause or (Y) Employee dies or becomes Disabled (as defined below) then, in each case, Employee's Option shall (i) continue to vest until fully vested and (ii) continue to be exercisable to the extent vested, in each case, as if Employee had remained alive, not Disabled and employed by the Company throughout the term of the Option.

                  (e) Continuation of Salary, Bonus and Benefits upon Termination without Cause. If the Company terminates Employee's employment with the Company during the Default Term without Employee's consent other than for Cause, then, during the remaining Default Term, the

Company shall continue to pay Employee the annual Base Salary and target Bonus in effect immediately prior to such termination and shall continue to provide Employee with benefits substantially equivalent to those being provided immediately prior to such termination.

                  (f) Definitions of Disability and Disabled. For purposes of this Agreement, the terms "Disabled" and "Disability" shall refer to a state of Employee's "permanent and total disability" as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

         4. PROPRIETARY INFORMATION; NONINTERFERENCE. As a condition to the effectiveness of this Agreement, Employee shall execute the Proprietary Information and Invention Assignment Agreement attached hereto as Exhibit C.

         5.       MISCELLANEOUS.

                  (a) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon the third day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, return receipt requested, addressed to the Company or Employee at the addresses set forth on the signature page of this Agreement, or at such other address as such party may designate by ten (10) days advance written notice to the other party.

                  (b) Severability. Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Agreement and any law, statute, ordinance, order or regulation, the latter shall prevail, but in such event any provision of this Agreement shall be curtailed and limited only to the extent necessary to bring it within applicable legal requirements. If any provision of this Agreement should be held invalid or unenforceable, the remaining provisions shall be unaffected by such a holding.

                  (c) Tax Matters. Employee has consulted Employee's own independent tax and legal advisors with respect to the transactions contemplated by this Agreement and is not relying in any respect on the Company or any officer, employee, or other agent or representative of the Company to provide any advice with respect to the federal, state, local or foreign tax consequences of the transactions contemplated hereby. Employee alone will bear Employee's tax consequences, if any, associated with the transactions contemplated hereby and will not seek any reimbursement in connection with any such tax consequences from the Company.

                  (d) Complete Agreement. This Agreement and the exhibits attached hereto contain the entire agreement and understanding between the parties relating to the subject matter hereof, and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, relating to the subject matter hereof.

                  (e) Successors and Assigns. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by way of reorganization, merger or consolidation and any assignee of all or substantially all of its business and assets, but except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or Employee.

                  (f) Amendments. Notwithstanding anything to the contrary contained in this Agreement, the parties to this Agreement may make any modification or amendment to this Agreement only by a mutual agreement in writing.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to contracts entered into and to be performed entirely within the State of California..

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

                                       ILOG, INC.

                                       By:
                                          --------------------------------------

                                       EMPLOYEE

                                        ----------------------------------------
                                       (Signature)

                                       Todd Lowe
                                       -----------------------------------------
                                       (Print Name)



                                       -----------------------------------------
                                       (Print Address)

                                       -----------------------------------------
                                       (Print Telephone Number)

                                    Exhibit A


While Employee remains employed with the Company, Employee shall be eligible for all benefits offered to Company employees generally, currently including Aetna Medical HMO/PPO coverage, dental and vision insurance plans, Accidental Death & Disability Insurance, Section 125 pre-tax medical and dependent care expense reimbursement plan, and 401(k) plan. In addition, Employee shall be entitled to paid vacation during each year of employment of the greater of (i) four weeks or
(ii) the then-current annual paid vacation allowed by the Company's standard benefit policy (currently three weeks).

                                    Exhibit B

                     (Form of Option Agreement is Attached)

                                    ILOG S.A.

                        1996 STOCK OPTION GRANT AGREEMENT

                                     PART I

                          NOTICE OF STOCK OPTION GRANT


Mr. Todd Lowe

                  You have been granted an Option to subscribe Shares of the Company, subject to the terms and conditions of the 1996 Stock Option Plan, as amended (the "Plan"), and this Option Agreement. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

         Grant Number:                               SO96/97/

         Date of Grant:                              August 20, 1997

         Vesting Commencement Date:                  August 20, 1997

         Vesting period:                             Four years

         Share Per Value:                            FF 4.00

         Exercise Price per Share:                   FF

         Total Number of Shares Granted:             200,000

         Total Exercise Price:                       FF

         Type of Option:                             Incentive Stock Option

         Term/Expiration Date:                       Ten Years

VESTING SCHEDULE:
                  This Option may be exercised, in whole or in part, in accordance with the following schedule:

                  25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option shall vest each month thereafter.

                  Except as may be provided in that certain Employment Agreement by and between Optionee and ILOG, Inc. dated as of August 20, 1997 (the "Employment Agreement"), vesting shall continue only during Optionee's Continuous Status as a Beneficiary.

TERMINATION PERIOD:
                  Except as provided in the Employment Agreement, this Option may be exercised for ninety (90) days after termination of the Optionee's employment or term of office with the Company or an Affiliated Company as the case may be. Upon the Death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan or the Employment Agreement. Save as provided in the Plan, in no event shall this Option be exercised later than the Term/Expiration Date as provided above.

                  By his signature and the signature of the Company's representative below, the Optionee and the Company agree that this Option is granted under and, except to the extent inconsistent with the Employment Agreement, governed by the terms and conditions of the Plan and this Option Agreement. The Optionee has reviewed the Plan and this Option Agreement in their entirety, has had the opportunity to obtain advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement which are not governed by the Employment Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated below.

                  The Company and the Optionee recognize that the Plan has been prepared both in the French and the English language. The French version is the version that binds the parties, notwithstanding this, the English version represents an acceptable translation and, consequently, no official translation will be required for the interpretation of this agreement.

OPTIONEE:                                 ILOG S.A.

----------------------------------        -------------------------------------
Signature                                 By:

Print Name


----------------------------------


Residence Address


----------------------------------

                                   ILOG S. A.

                        1996 STOCK OPTION GRANT AGREEMENT

                                     PART II

                              TERMS AND CONDITIONS

         1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee"), an option (the "Option") to subscribe the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the 1996 Stock Option Plan, as amended, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

                  If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under
Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Non-statutory Stock Option.

         2.       Exercise of Option.

         (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, disability or other termination of Optionee's employment or term of office, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

         (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached hereto (the "Exercise Notice"), comprising a share subscription form (bulletin de souscription) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Company or its designated representative or by facsimile message to be immediately confirmed by certified mail to the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

                  No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law as set out under Section 14(a) of the Plan.

                  Upon the issuance of the Shares, the Optionee shall be entitled to receive such Shares in the form of American Depositary Shares by completing and signing the appropriate box of the Exercise Notice attached hereto.

         3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

                  (1)      wire transfer;

                  (2)      check;

                  (3) delivery of a properly executed notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

                  (4) any combination of the foregoing methods of payment.

         4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         5. Terms of Option. Subject as provided in the Plan, this Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

         6. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan, this Option Agreement and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. In the event of any conflict between the provisions of this Option Agreement and the provisions of the Employment Agreement, the Employment Agreement shall, to the extent of such conflict, control. This Option Agreement is governed by the laws of the Republic of France.

Any claim or dispute arising under the Plan or this Agreement shall be subject to the exclusive jurisdiction of the Tribunal de Grande Instance of Creteil.

                                CONSENT OF SPOUSE

  (TO BE SIGNED BY RESIDENT OF CALIFORNIA AND OTHER COMMUNITY PROPERTY STATES)



                  The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to subscribe Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.



                                              ----------------------------------
                                              Spouse of Optionee

                                    EXHIBIT A

                                    ILOG S.A.
           SOCIETE ANONYME HAVING A SHARE CAPITAL OF 24,798,780 FRANCS
                              REGISTERED OFFICE: []

                             1996 STOCK OPTION PLAN

                                 EXERCISE NOTICE

                            (SHARE SUBSCRIPTION FORM)


ILOG S.A.
[ ]

Date:

Attention:


         1. Exercise of Option. Effective as of today, _______________________, 199_, the undersigned hereby elects to subscribe ( ________ ) shares (the "Shares") of the Common Stock of ILOG S.A. (the "Company") under and pursuant to the Company's 1996 Stock Option Plan (the "Plan") adopted by the Board of Directors on May 30, 1996, as amended and the Stock Option Agreement dated _______________ , 199_, (the "Option Agreement"). The subscription price for the Shares shall be FF ___________ , as required by the Option Agreement.

         2. Delivery of Payment. Purchaser herewith delivers to the Company the full subscription price for the Shares.

         3. Representation of Optionee. The Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

         4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company) of the Shares, the Optionee shall have, as an Optionee, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, except those the Optionee may have as a shareholder of the Company. No adjustment will be made for rights in respect of which the record date is prior to the issuance date for the Shares, except as provided in Section 11 of the Plan.

         5. Tax Consultation. The Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's subscription or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the subscription or disposition of the Shares. The Optionee is not relying on the Company for any tax advice.

         6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. Reference is made to that certain Employment Agreement by and between Optionee and ILOG, Inc. dated as of August __, 1997 (the "Employment Agreement"). This Exercise Notice, the Plan the Option Agreement and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Purchaser. In the event of any conflict between the provisions of this Exercise Notice and the provisions of the Employment Agreement, the Employment Agreement shall, to the extent of such conflict, control. This Exercise Notice is governed by the laws of the Republic of France.

This Exercise Notice is delivered in two originals, one of which shall be returned to the Optionee.

Submitted by:                           Accepted by:
OPTIONEE(*)                             ILOG S.A.


--------------------------------
Signature                               by:


--------------------------------        Its: CEO
Print Name

ADDRESS:                                 ADDRESS:


--------------------------------        ILOG S.A.



--------------

(*)      The signature of the Optionee must be preceded by the following manuscript mention "accepted for formal and irrevocable subscription of ______ Shares."

                                   EXHIBIT C

     (Form of Confidential Information and Invention Assignment Agreement)

                                   ILOG, INC.
                          CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT

         As a condition of my employment with ILOG, INC., its subsidiaries, affiliates, successors or assigns (together the "COMPANY"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

         1.       CONFIDENTIAL INFORMATION.

                  (a) COMPANY INFORMATION. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Company, any Confidential Information of the Company. I understand that "CONFIDENTIAL INFORMATION" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

                  (b) FORMER EMPLOYER INFORMATION. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

                  (c) THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

         2.       INVENTIONS.

                  (a) INVENTIONS RETAINED AND LICENSED. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with CPLEX or the Company (collectively referred to as "PRIOR INVENTIONS"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

                  (b) ASSIGNMENT OF INVENTIONS. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "INVENTIONS"), except as provided in Section 2(e) below. I further acknowledge that, except as provided in Section 2(e) below, all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

                  (c) MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

                  (d) PATENT AND COPYRIGHT REGISTRATIONS. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

                  (e) EXCEPTION TO ASSIGNMENTS. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit A).

         3. CONFLICTING EMPLOYMENT. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company provided, however, that the Company recognizes and agrees to my continued academic association and activities with respect to Rice University.

         4. RETURNING COMPANY DOCUMENTS. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit B.

         5. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

         6. REPRESENTATIONS. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

         7.       ARBITRATION AND EQUITABLE RELIEF.

                  (a) ARBITRATION. Except as provided in Section 8(b) below, I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Santa Clara County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Company and I shall each pay one-half of the costs and expenses of such arbitration, and each of us shall separately pay our counsel fees and expenses.

                  (b) EQUITABLE REMEDIES. I agree that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 1, 2, and 4 herein. Accordingly, I agree that if I breach any of such Sections, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.

         8.       GENERAL PROVISIONS.

                  (a) GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by the laws of the State of California. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

                  (b) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

                  (c) SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

                  (d) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

Date:  August 20, 1997


                                    -----------------------------------
                                                Signature
                                                Employee


------------------------
Witness

                                    EXHIBIT A


                       CALIFORNIA LABOR CODE SECTION 2870
                   EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS


         "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                  (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                  (2) Result from any work performed by the employee for the employer.

         (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

                                    EXHIBIT B


                                   ILOG, INC.
                            TERMINATION CERTIFICATION


         This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to ILOG, Inc., its subsidiaries, affiliates, successors or assigns (together, the "COMPANY").

         I further certify that I have complied with all the terms of the Company's Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

         I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

         I further agree that for twelve (12) months from this date, I will not hire any employees of the Company and I will not solicit, induce, recruit or encourage any of the Company's employees to leave their employment.


Date:
     --------------


                                            -----------------------------------
                                            (Employee's Signature)


                                            Todd Lowe
                                            -----------------------------------
                                            (Type/Print Employee's Name)

                                  EXHIBIT E(ii)

                       EMPLOYMENT AGREEMENT FOR JANET LOWE

                                  EXHIBIT E(ii)

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "AGREEMENT"), dated as of the _____ day of August, 1997 the ("EFFECTIVE DATE"), by and between ILOG, Inc., a California corporation (the "COMPANY") and the undersigned employee ("EMPLOYEE") of Company.

                                    AGREEMENT

         NOW, THEREFORE, IT IS HEREBY AGREED by and among the parties hereto as follows:


         1.       EMPLOYMENT BY COMPANY; DUTIES.

                  (a) Employment. Subject to the terms and conditions set forth herein, the Company hereby agrees to employ Employee in the position of Strategic Marketing Director, having all the duties and responsibilities customarily associated with such positions, subject to modification from time to time by the Company, and Employee hereby accepts such employment by the Company. Employee's duties shall initially include the strategic market planning for CPLEX-related products, and Employee shall report to the Company's Executive Vice President, CPLEX Business. With respect to any modifications of Employee's position and/or duties during the term of Employee's employment hereunder, the Company shall give due consideration to Employee's skills and experience in determining the appropriate position and duties of Employee and shall not, without Employee's consent, modify Employee's position or duties in a manner inconsistent with Employee's status as a director-level employee of the Company; provided, however, that the foregoing shall in no way limit the ability of the Company to terminate Employee's employment at any time for any reason or for no reason. Such employment shall commence on the Effective Date and shall continue until terminated as provided in Paragraph 3 hereof. Employee shall not, without the prior written consent of Company, directly or indirectly, alone or as part of any group, association or organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of Employee's duties to Company or which may be contrary to the best interests of the Company.

                  (b) Company Policies. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company now in effect or which may become effective in the future, including those relating to the protection of confidential information and trade secrets, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

         2.       COMPENSATION AND BENEFITS.

                  (a) Base Salary; Bonuses; Compensation for Part-Time Employment. As compensation for the services to be rendered by Employee during her Full-Time Employment hereunder, including all services rendered to entities affiliated with the Company, the Company agrees to pay Employee in accordance with the Company's regular payroll practices, direct salary compensation at the rate of $100,000 per year (as adjusted from time to time pursuant to the terms hereof, the "BASE SALARY"), commencing on the Effective Date. In addition, Employee shall be eligible to receive a performance bonus in the target amount of $30,000, with the actual bonus to be determined based on the achievement of performance criteria to be determined by mutual agreement of the Company and Employee (as adjusted from time to time pursuant to the terms hereof, the "BONUS"). For purposes of this Agreement, "FULL-TIME EMPLOYMENT" shall mean all periods of time during which Employee is devoting all of Employee's working time, attention and energies to performing Employee's duties to the Company. In the event Employee desires to reduce the level of Employee's time, attention or energies devoted to the Company to below Full-Time Employment levels, Employee shall give the Company sixty day's written notice of such request and the Company shall not unreasonably deny such request. Such notice shall quantify Employee's desired level of time, attention and energies to be devoted to the Company and the effective date of such reduction (any such periods of time during which such reduction are in effect, "PART-TIME EMPLOYMENT"). Employee may, subject to the consent of the Company which consent shall not be unreasonably withheld, request to resume Full-Time Employment or further adjust the level of Employee's Part-Time Employment upon sixty day's notice. During any period of Part-Time Employment, Employee's Base Salary and Bonus shall be proportionately adjusted by the Company in good faith. Such good-faith adjustments by the Company shall be conclusive and binding on Employee.

                  (b) Employee Benefits. Employee shall be eligible to participate in the employee benefit plans and arrangements which are available or which become available, in the discretion of the Company's Board of Directors, to other employees of the Company, subject in each case to the generally applicable terms and conditions of the plan or arrangement in question and to the determination of any committee administering such plan or arrangement. The Company's presently available benefits are listed on Exhibit A hereto. Employee's benefits shall not be reduced during periods of Part-Time Employment, except that benefits that are based on levels of salary and bonus compensation, such as moneys paid during periods of paid vacation, shall be proportionately adjusted by the Company in good faith.

                  (c) Annual Compensation Review. Employee and the Company shall review Employee's Base Salary and Bonus structure annually and may make mutually agreeable adjustments at such times.

         3.       TERM AND TERMINATION.

                  (a) Term; Effect of Termination. Unless terminated by either party as provided below, this Agreement shall remain in full force and effect until the date three years after the Effective Date (such three year period, the "DEFAULT TERM") and may be extended for one annual term upon the mutual agreement of Employee and the Company (any such extension period, the "EXTENDED TERM"). Provisions of this Agreement that expressly relate to periods of time following the term of this Agreement or of Employee's employment shall survive any termination or expiration of this Agreement or of Employee's employment with the Company.

                  (b) Limitation of Liability upon Termination. If Employee's employment terminates (or is terminated) for any reason (or for no reason), Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided in this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and policies at the time of termination. Subject to the terms and conditions hereof, Employee acknowledges that Employee's employment hereunder shall be on an at-will basis and that Company may terminate Employee's employment hereunder at any time with or without Cause.

                  (c) Termination for Cause; Definition of "Cause". Employee's employment with the Company may be terminated for Cause at any time by the Company, upon reasonable notice to Employee of the circumstances leading to such termination for Cause. For the purpose of this Agreement, "CAUSE" shall mean (i) the substantial and continuing failure to render services to the Company or its affiliated entities in accordance with Employee's assigned duties (other than as a result of Employee's Disability, as defined below, or other medically determinable serious physical impairment), as determined by the Board of Directors of the Company's parent entity, if such failure remains uncured for a period of 30 days following delivery of notice to Employee of such failure; (ii) the conviction of a felony; (iii) gross negligence, dishonesty, breach of fiduciary duty or material breach of the terms of any confidentiality, noncompetition or other agreement in favor of the Company or its affiliated entities; (iv) the commission of an act of fraud or embezzlement which results in loss, damage or injury to the Company or its affiliated entities, whether directly or indirectly; or (v) the commission of an act which constitutes unfair competition with the Company or its affiliated entities or which induces any customer of the Company or its affiliated entities to break a contract with the Company or its affiliated entities.

                  (d) Continuation of Option Vesting upon Certain Events. In connection with the commencement of Employee's employment with the Company, Employee has been or will be granted an option to purchase up to 200,000 shares of ILOG S.A. under its 1996 Stock Option Plan pursuant to an option agreement in substantially the form attached hereto as Exhibit B (the "OPTION"). Upon termination of Employee's employment for any reason, Employee shall have the right to exercise, within 90 days of such termination, the portion of Employee's Option that is then-exercisable pursuant to the terms and conditions of such option agreement and such option plan; provided, however, that, notwithstanding any term of such option agreement or such option plan to the contrary, if at any time prior to such time as the Option becomes fully vested and exercisable, either (X) the Company terminates Employee's employment with the Company without Employee's consent other than for Cause or (Y) Employee dies or becomes Disabled (as defined below) then, in each case, Employee's Option shall (i) continue to vest until fully vested and (ii) continue to be exercisable to the extent vested, in each case, as if Employee had remained alive, not Disabled and employed by the Company throughout the term of the Option.

                  (e) Continuation of Salary, Bonus and Benefits upon Termination without Cause. If the Company terminates Employee's employment with the Company during the Default Term without Employee's consent other than for Cause, then, during the remaining Default Term, the

Company shall continue to pay Employee the annual Base Salary and target Bonus in effect immediately prior to such termination and shall continue to provide Employee with benefits substantially equivalent to those being provided immediately prior to such termination.

                  (f) Definitions of Disability and Disabled. For purposes of this Agreement, the terms "Disabled" and "Disability" shall refer to a state of Employee's "permanent and total disability" as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

         4. PROPRIETARY INFORMATION; NONINTERFERENCE. As a condition to the effectiveness of this Agreement, Employee shall execute the Proprietary Information and Invention Assignment Agreement attached hereto as Exhibit C.

         5.       MISCELLANEOUS.

                  (a) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon the third day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, return receipt requested, addressed to the Company or Employee at the addresses set forth on the signature page of this Agreement, or at such other address as such party may designate by ten (10) days advance written notice to the other party.

                  (b) Severability. Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Agreement and any law, statute, ordinance, order or regulation, the latter shall prevail, but in such event any provision of this Agreement shall be curtailed and limited only to the extent necessary to bring it within applicable legal requirements. If any provision of this Agreement should be held invalid or unenforceable, the remaining provisions shall be unaffected by such a holding.


                  (c) Tax Matters. Employee has consulted Employee's own independent tax and legal advisors with respect to the transactions contemplated by this Agreement and is not relying in any respect on the Company or any officer, employee, or other agent or representative of the Company to provide any advice with respect to the federal, state, local or foreign tax consequences of the transactions contemplated hereby. Employee alone will bear Employee's tax consequences, if any, associated with the transactions contemplated hereby and will not seek any reimbursement in connection with any such tax consequences from the Company.

                  (d) Complete Agreement. This Agreement and the exhibits attached hereto contain the entire agreement and understanding between the parties relating to the subject matter hereof, and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, relating to the subject matter hereof.

                  (e) Successors and Assigns. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by way of reorganization, merger or consolidation and any assignee of all or substantially all of its business and assets, but except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or Employee.

                  (f) Amendments. Notwithstanding anything to the contrary contained in this Agreement, the parties to this Agreement may make any modification or amendment to this Agreement only by a mutual agreement in writing.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to contracts entered into and to be performed entirely within the State of California.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.


                                          ILOG, INC.

                                          By:
                                             -----------------------------------

                                          EMPLOYEE

                                          --------------------------------------
                                          (Signature)

                                          Janet Lowe
                                          --------------------------------------
                                          (Print Name)


                                          --------------------------------------


                                          --------------------------------------
                                          (Print Address)


                                          --------------------------------------
                                          (Print Telephone Number)

                                    Exhibit A


While Employee remains employed with the Company, Employee shall be eligible for all benefits offered to Company employees generally, currently including Aetna Medical HMO/PPO coverage, dental and vision insurance plans, Accidental Death & Disability Insurance, Section 125 pre-tax medical and dependent care expense reimbursement plan, and 401(k) plan. In addition, Employee shall be entitled to paid vacation during each year of employment of the greater of (i) four weeks or
(ii) the then-current annual paid vacation allowed by the Company's standard benefit policy (currently three weeks).

                                    Exhibit B

                     (Form of Option Agreement is Attached)

                                    ILOG S.A.

                        1996 STOCK OPTION GRANT AGREEMENT

                                     PART I

                          NOTICE OF STOCK OPTION GRANT


Ms. Janet Lowe

                  You have been granted an Option to subscribe Shares of the Company, subject to the terms and conditions of the 1996 Stock Option Plan, as amended (the "Plan"), and this Option Agreement. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

                  Grant Number:                           SO96/97/

                  Date of Grant:                          August 20, 1997

                  Vesting Commencement Date:              August 20, 1997

                  Vesting period:                         Four years

                  Share Per Value:                        FF 4.00

                  Exercise Price per Share:               FF

                  Total Number of Shares Granted:         200,000

                  Total Exercise Price:                   FF

                  Type of Option:                         Incentive Stock Option

                  Term/Expiration Date:                   Ten Years

VESTING SCHEDULE:

                  This Option may be exercised, in whole or in part, in accordance with the following schedule:

                  25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option shall vest each month thereafter.

                  Except as may be provided in that certain Employment Agreement by and between Optionee and ILOG, Inc. dated as of August 20, 1997 (the "Employment Agreement"), vesting shall continue only during Optionee's Continuous Status as a Beneficiary.

TERMINATION PERIOD:

                  Except as provided in the Employment Agreement, this Option may be exercised for ninety (90) days after termination of the Optionee's employment or term of office with the Company or an Affiliated Company as the case may be. Upon the Death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan or the Employment Agreement. Save as provided in the Plan, in no event shall this Option be exercised later than the Term/Expiration Date as provided above.

                  By his signature and the signature of the Company's representative below, the Optionee and the Company agree that this Option is granted under and, except to the extent inconsistent with the Employment Agreement, governed by the terms and conditions of the Plan and this Option Agreement. The Optionee has reviewed the Plan and this Option Agreement in their entirety, has had the opportunity to obtain advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement which are not governed by the Employment Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated below.

                  The Company and the Optionee recognize that the Plan has been prepared both in the French and the English language. The French version is the version that binds the parties, notwithstanding this, the English version represents an acceptable translation and, consequently, no official translation will be required for the interpretation of this agreement.

OPTIONEE:                             ILOG S.A.

-------------------------------       --------------------------------------
Signature                             By:

Print Name




-------------------------------


Residence Address


-------------------------------

                                   ILOG S. A.
                        1996 STOCK OPTION GRANT AGREEMENT
                                     PART II
                              TERMS AND CONDITIONS

         1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee"), an option (the "Option") to subscribe the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the 1996 Stock Option Plan, as amended, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

                  If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under
Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Non-statutory Stock Option.

         2.       Exercise of Option.

         (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, disability or other termination of Optionee's employment or term of office, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

         (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached hereto (the "Exercise Notice"), comprising a share subscription form (bulletin de souscription) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Company or its designated representative or by facsimile message to be immediately confirmed by certified mail to the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

                  No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law as set out under Section 14(a) of the Plan.

                  Upon the issuance of the Shares, the Optionee shall be entitled to receive such Shares in the form of American Depositary Shares by completing and signing the appropriate box of the Exercise Notice attached hereto.

         3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

                  (1)      wire transfer;

                  (2)      check;

                  (3) delivery of a properly executed notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

                  (4) any combination of the foregoing methods of payment.

         4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         5. Terms of Option. Subject as provided in the Plan, this Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

         6. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan, this Option Agreement and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. In the event of any conflict between the provisions of this Option Agreement and the provisions of the Employment Agreement, the Employment Agreement shall, to the extent of such conflict, control. This Option Agreement is governed by the laws of the Republic of France.

Any claim or dispute arising under the Plan or this Agreement shall be subject to the exclusive jurisdiction of the Tribunal de Grande Instance of Creteil.

                                CONSENT OF SPOUSE

  (TO BE SIGNED BY RESIDENT OF CALIFORNIA AND OTHER COMMUNITY PROPERTY STATES)



                  The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to subscribe Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.



                                         ---------------------------------------
                                         Spouse of Optionee

                                    EXHIBIT A

                                    ILOG S.A.
           SOCIETE ANONYME HAVING A SHARE CAPITAL OF 24,798,780 FRANCS
                              REGISTERED OFFICE: []

                             1996 STOCK OPTION PLAN

                                 EXERCISE NOTICE

                            (SHARE SUBSCRIPTION FORM)


ILOG S.A.
[ ]

Date:

Attention:


         1. Exercise of Option. Effective as of today,                , 199__,
the undersigned hereby elects to subscribe                    (_____________ )
shares (the "Shares") of the Common Stock of ILOG S.A. (the "Company") under and pursuant to the Company's 1996 Stock Option Plan (the "Plan") adopted by the Board of Directors on May 30, 1996, as amended and the Stock Option Agreement dated _________________, 199_, (the "Option Agreement"). The subscription price for the Shares shall be FF ____________ , as required by the Option Agreement.

         2. Delivery of Payment. Purchaser herewith delivers to the Company the full subscription price for the Shares.

         3. Representation of Optionee. The Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

         4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company) of the Shares, the Optionee shall have, as an Optionee, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, except those the Optionee may have as a shareholder of the Company. No adjustment will be made for rights in respect of which the record date is prior to the issuance date for the Shares, except as provided in Section 11 of the Plan.

         5. Tax Consultation. The Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's subscription or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the subscription or disposition of the Shares. The Optionee is not relying on the Company for any tax advice.

         6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. Reference is made to that certain Employment Agreement by and between Optionee and ILOG, Inc. dated as of August __, 1997 (the "Employment Agreement"). This Exercise Notice, the Plan the Option Agreement and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Purchaser. In the event of any conflict between the provisions of this Exercise Notice and the provisions of the Employment Agreement, the Employment Agreement shall, to the extent of such conflict, control. This Exercise Notice is governed by the laws of the Republic of France.

This Exercise Notice is delivered in two originals, one of which shall be returned to the Optionee.

Submitted by:                                        Accepted by:
OPTIONEE(*)                                          ILOG S.A.


-------------------------------------------
Signature                                            by:


-------------------------------------------          Its: CEO
Print Name

ADDRESS:                                             ADDRESS:


-------------------------------------------          ILOG S.A.


---------------------------

(*)     The signature of the Optionee must be preceded by the following manuscript mention "accepted for formal and irrevocable subscription of ________________ Shares."

                                    Exhibit C

     (Form of Confidential Information and Invention Assignment Agreement)

                                   ILOG, INC.
                          CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT

         As a condition of my employment with ILOG, INC., its subsidiaries, affiliates, successors or assigns (together the "COMPANY"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

         1.       CONFIDENTIAL INFORMATION.

                  (a) COMPANY INFORMATION. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Company, any Confidential Information of the Company. I understand that "CONFIDENTIAL INFORMATION" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

                  (b) FORMER EMPLOYER INFORMATION. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

                  (c) THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

         2.       INVENTIONS.

                  (a) INVENTIONS RETAINED AND LICENSED. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with CPLEX or the Company (collectively referred to as "PRIOR INVENTIONS"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

                  (b) ASSIGNMENT OF INVENTIONS. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "INVENTIONS"), except as provided in Section 2(e) below. I further acknowledge that, except as provided in Section 2(e) below, all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

                  (c) MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

                  (d) PATENT AND COPYRIGHT REGISTRATIONS. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

                  (e) EXCEPTION TO ASSIGNMENTS. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit A).

         3. CONFLICTING EMPLOYMENT. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company provided, however, that the Company recognizes and agrees to my continued academic association and activities with respect to Rice University.

         4. RETURNING COMPANY DOCUMENTS. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit B.

         5. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

         6. REPRESENTATIONS. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

         7.       ARBITRATION AND EQUITABLE RELIEF.

                  (a) ARBITRATION. Except as provided in Section 8(b) below, I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Santa Clara County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Company and I shall each pay one-half of the costs and expenses of such arbitration, and each of us shall separately pay our counsel fees and expenses.

                  (b) EQUITABLE REMEDIES. I agree that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 1, 2, and 4 herein. Accordingly, I agree that if I breach any of such Sections, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.

         8.       GENERAL PROVISIONS.

                  (a) GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by the laws of the State of California. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

                  (b) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

                  (c) SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

                  (d) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

Date:  August 20, 1997


                                    -----------------------------------
                                                Signature
                                                Employee


------------------------
Witness

                                    EXHIBIT A


                       CALIFORNIA LABOR CODE SECTION 2870
                   EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS


         "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                  (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                  (2) Result from any work performed by the employee for the employer.

         (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

                                    EXHIBIT B


                                   ILOG, INC.
                            TERMINATION CERTIFICATION


         This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to ILOG, Inc., its subsidiaries, affiliates, successors or assigns (together, the "COMPANY").

         I further certify that I have complied with all the terms of the Company's Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

         I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

         I further agree that for twelve (12) months from this date, I will not hire any employees of the Company and I will not solicit, induce, recruit or encourage any of the Company's employees to leave their employment.


Date: August 20, 1997


                                             -----------------------------------
                                            (Employee's Signature)


                                             Janet Lowe
                                             -----------------------------------
                                            (Type/Print Employee's Name)

                                  EXHIBIT E(iii)

                      EMPLOYMENT AGREEMENT FOR ROBERT BIXBY

                                  EXHIBIT E(iii)

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "AGREEMENT"), dated as of the _____ day of August, 1997 the ("EFFECTIVE DATE"), by and between ILOG, Inc., a California corporation (the "COMPANY") and the undersigned employee ("EMPLOYEE") of Company.

                                    AGREEMENT

         NOW, THEREFORE, IT IS HEREBY AGREED by and among the parties hereto as follows:


         1.       EMPLOYMENT BY COMPANY; DUTIES.

                  (a) Employment. Subject to the terms and conditions set forth herein, the Company hereby agrees to employ Employee in the position of Strategic Marketing Director, having all the duties and responsibilities customarily associated with such positions, subject to modification from time to time by the Company, and Employee hereby accepts such employment by the Company. Employee's duties shall initially include the strategic market planning for CPLEX-related products, and Employee shall report to the Company's Executive Vice President, CPLEX Business. With respect to any modifications of Employee's position and/or duties during the term of Employee's employment hereunder, the Company shall give due consideration to Employee's skills and experience in determining the appropriate position and duties of Employee and shall not, without Employee's consent, modify Employee's position or duties in a manner inconsistent with Employee's status as a director-level employee of the Company; provided, however, that the foregoing shall in no way limit the ability of the Company to terminate Employee's employment at any time for any reason or for no reason. Such employment shall commence on the Effective Date and shall continue until terminated as provided in Paragraph 3 hereof. Employee shall not, without the prior written consent of Company, directly or indirectly, alone or as part of any group, association or organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of Employee's duties to Company or which may be contrary to the best interests of the Company.

                  (b) Company Policies. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company now in effect or which may become effective in the future, including those relating to the protection of confidential information and trade secrets, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

         2.       COMPENSATION AND BENEFITS.

                  (a) Base Salary; Bonuses; Compensation for Part-Time Employment. As compensation for the services to be rendered by Employee during his Full-Time Employment hereunder, including all services rendered to entities affiliated with the Company, the Company agrees to pay Employee in accordance with the Company's regular payroll practices, direct salary compensation at the rate of $135,000 per year (as adjusted from time to time pursuant to the terms hereof, the "BASE SALARY"), commencing on the Effective Date. In addition, Employee shall be eligible to receive a performance bonus in a target amount which is commensurate with that of similarly situated employees, with the actual bonus to be determined based on the achievement of performance criteria to be determined by mutual agreement of the Company and Employee (as adjusted from time to time pursuant to the terms hereof, the "BONUS"). For purposes of this Agreement, "FULL-TIME EMPLOYMENT" shall mean all periods of time during which Employee is devoting all of Employee's working time, attention and energies to performing Employee's duties to the Company. In the event Employee desires to reduce the level of Employee's time, attention or energies devoted to the Company to below Full-Time Employment levels, Employee shall give the Company sixty day's written notice of such request and the Company shall not unreasonably deny such request. Such notice shall quantify Employee's desired level of time, attention and energies to be devoted to the Company and the effective date of such reduction (any such periods of time during which such reduction are in effect, "PART-TIME EMPLOYMENT"). Employee may, subject to the consent of the Company which consent shall not be unreasonably withheld, request to resume Full-Time Employment or further adjust the level of Employee's Part-Time Employment upon sixty day's notice. During any period of Part-Time Employment, Employee's Base Salary and Bonus shall be proportionately adjusted by the Company in good faith. Such good-faith adjustments by the Company shall be conclusive and binding on Employee.

                  (b) Employee Benefits. Employee shall be eligible to participate in the employee benefit plans and arrangements which are available or which become available, in the discretion of the Company's Board of Directors, to other employees of the Company, subject in each case to the generally applicable terms and conditions of the plan or arrangement in question and to the determination of any committee administering such plan or arrangement. The Company's presently available benefits are listed on Exhibit A hereto. Employee's benefits shall not be reduced during periods of Part-Time Employment, except that benefits that are based on levels of salary and bonus compensation, such as moneys paid during periods of paid vacation, shall be proportionately adjusted by the Company in good faith.

                  (c) Annual Compensation Review. Employee and the Company shall review Employee's Base Salary and Bonus structure annually and may make mutually agreeable adjustments at such times.

         3.       TERM AND TERMINATION.

                  (a) Term; Effect of Termination. Unless terminated by either party as provided below, this Agreement shall remain in full force and effect until the date three years after the Effective Date (such three year period, the "DEFAULT TERM") and may be extended for one annual term upon the mutual agreement of Employee and the Company (any such extension period, the

"EXTENDED TERM"). Provisions of this Agreement that expressly relate to periods of time following the term of this Agreement or of Employee's employment shall survive any termination or expiration of this Agreement or of Employee's employment with the Company.

                  (b) Limitation of Liability upon Termination. If Employee's employment terminates (or is terminated) for any reason (or for no reason), Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided in this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and policies at the time of termination. Subject to the terms and conditions hereof, Employee acknowledges that Employee's employment hereunder shall be on an at-will basis and that Company may terminate Employee's employment hereunder at any time with or without Cause.

                  (c) Termination for Cause; Definition of "Cause". Employee's employment with the Company may be terminated for Cause at any time by the Company, upon reasonable notice to Employee of the circumstances leading to such termination for Cause. For the purpose of this Agreement, "CAUSE" shall mean (i) the substantial and continuing failure to render services to the Company or its affiliated entities in accordance with Employee's assigned duties (other than as a result of Employee's Disability, as defined below, or other medically determinable serious physical impairment), as determined by the Board of Directors of the Company's parent entity, if such failure remains uncured for a period of 30 days following delivery of notice to Employee of such failure; (ii) the conviction of a felony; (iii) gross negligence, dishonesty, breach of fiduciary duty or material breach of the terms of any confidentiality, noncompetition or other agreement in favor of the Company or its affiliated entities; (iv) the commission of an act of fraud or embezzlement which results in loss, damage or injury to the Company or its affiliated entities, whether directly or indirectly; or (v) the commission of an act which constitutes unfair competition with the Company or its affiliated entities or which induces any customer of the Company or its affiliated entities to break a contract with the Company or its affiliated entities.

                  (d) Continuation of Option Vesting upon Certain Events. In connection with the commencement of Employee's employment with the Company, Employee has been or will be granted an option to purchase up to 400,000 shares of ILOG S.A. under its 1996 Stock Option Plan pursuant to an option agreement in substantially the form attached hereto as Exhibit B (the "OPTION"). Upon termination of Employee's employment for any reason, Employee shall have the right to exercise, within 90 days of such termination, the portion of Employee's Option that is then-exercisable pursuant to the terms and conditions of such option agreement and such option plan; provided, however, that, notwithstanding any term of such option agreement or such option plan to the contrary, if at any time prior to such time as the Option becomes fully vested and exercisable, either (X) the Company terminates Employee's employment with the Company without Employee's consent other than for Cause or (Y) Employee dies or becomes Disabled (as defined below) then, in each case, Employee's Option shall (i) continue to vest until fully vested and (ii) continue to be exercisable to the extent vested, in each case, as if Employee had remained alive, not Disabled and employed by the Company throughout the term of the Option.

                  (e) Continuation of Salary, Bonus and Benefits upon Termination without Cause. If the Company terminates Employee's employment with the Company during the Default Term without Employee's consent other than for Cause, then, during the remaining Default Term, the Company shall continue to pay Employee the annual Base Salary and target Bonus in effect immediately prior to such termination and shall continue to provide Employee with benefits substantially equivalent to those being provided immediately prior to such termination.

                  (f) Definitions of Disability and Disabled. For purposes of this Agreement, the terms "Disabled" and "Disability" shall refer to a state of Employee's "permanent and total disability" as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

         4. PROPRIETARY INFORMATION; NONINTERFERENCE. As a condition to the effectiveness of this Agreement, Employee shall execute the Proprietary Information and Invention Assignment Agreement attached hereto as Exhibit C.

         5.       MISCELLANEOUS.

                  (a) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon the third day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, return receipt requested, addressed to the Company or Employee at the addresses set forth on the signature page of this Agreement, or at such other address as such party may designate by ten (10) days advance written notice to the other party.

                  (b) Severability. Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Agreement and any law, statute, ordinance, order or regulation, the latter shall prevail, but in such event any provision of this Agreement shall be curtailed and limited only to the extent necessary to bring it within applicable legal requirements. If any provision of this Agreement should be held invalid or unenforceable, the remaining provisions shall be unaffected by such a holding.


                  (c) Tax Matters. Employee has consulted Employee's own independent tax and legal advisors with respect to the transactions contemplated by this Agreement and is not relying in any respect on the Company or any officer, employee, or other agent or representative of the Company to provide any advice with respect to the federal, state, local or foreign tax consequences of the transactions contemplated hereby. Employee alone will bear Employee's tax consequences, if any, associated with the transactions contemplated hereby and will not seek any reimbursement in connection with any such tax consequences from the Company.

                  (d) Complete Agreement. This Agreement and the exhibits attached hereto contain the entire agreement and understanding between the parties relating to the subject matter hereof, and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, relating to the subject matter hereof.

                  (e) Successors and Assigns. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by way of reorganization, merger or consolidation and any assignee of all or substantially all of its business and assets, but except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or Employee.

                  (f) Amendments. Notwithstanding anything to the contrary contained in this Agreement, the parties to this Agreement may make any modification or amendment to this Agreement only by a mutual agreement in writing.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to contracts entered into and to be performed entirely within the State of California.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.


                                          ILOG, INC.

                                          By:
                                             -----------------------------------

                                          EMPLOYEE

                                          --------------------------------------
                                          (Signature)

                                          Robert Bixby
                                          --------------------------------------
                                          (Print Name)


                                          --------------------------------------


                                          --------------------------------------
                                          (Print Address)


                                          --------------------------------------
                                          (Print Telephone Number)

                                    Exhibit A


While Employee remains employed with the Company, Employee shall be eligible for all benefits offered to Company employees generally, currently including Aetna Medical HMO/PPO coverage, dental and vision insurance plans, Accidental Death & Disability Insurance, Section 125 pre-tax medical and dependent care expense reimbursement plan, and 401(k) plan. In addition, Employee shall be entitled to paid vacation during each year of employment of the greater of (i) four weeks or
(ii) the then-current annual paid vacation allowed by the Company's standard benefit policy (currently three weeks).

                                    Exhibit B

                     (Form of Option Agreement is Attached)

                                    ILOG S.A.

                        1996 STOCK OPTION GRANT AGREEMENT

                                     PART I

                          NOTICE OF STOCK OPTION GRANT


Mr. Robert Bixby

                  You have been granted an Option to subscribe Shares of the Company, subject to the terms and conditions of the 1996 Stock Option Plan, as amended (the "Plan"), and this Option Agreement. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

           Grant Number:                               SO96/97/

           Date of Grant:                              August 20, 1997

           Vesting Commencement Date:                  August 20, 1997

           Vesting period:                             Four years

           Share Per Value:                            FF 4.00

           Exercise Price per Share:                   FF 36.84

           Total Number of Shares Granted:             400,000

           Total Exercise Price:                       FF 14,376,000

           Type of Option:                             Incentive Stock Option

           Term/Expiration Date:                       Ten Years

VESTING SCHEDULE:
                  This Option may be exercised, in whole or in part, in accordance with the following schedule:

                  25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option shall vest each month thereafter.

                  Except as may be provided in that certain Employment Agreement by and between Optionee and ILOG, Inc. dated as of August 20, 1997 (the "Employment Agreement"), vesting shall continue only during Optionee's Continuous Status as a Beneficiary.

TERMINATION PERIOD:
                  Except as provided in the Employment Agreement, this Option may be exercised for ninety (90) days after termination of the Optionee's employment or term of office with the Company or an Affiliated Company as the case may be. Upon the Death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan or the Employment Agreement. Save as provided in the Plan, in no event shall this Option be exercised later than the Term/Expiration Date as provided above.

                  By his signature and the signature of the Company's representative below, the Optionee and the Company agree that this Option is granted under and, except to the extent inconsistent with the Employment Agreement, governed by the terms and conditions of the Plan and this Option Agreement. The Optionee has reviewed the Plan and this Option Agreement in their entirety, has had the opportunity to obtain advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement which are not governed by the Employment Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated below.

                  The Company and the Optionee recognize that the Plan has been prepared both in the French and the English language. The French version is the version that binds the parties, notwithstanding this, the English version represents an acceptable translation and, consequently, no official translation will be required for the interpretation of this agreement.

OPTIONEE:                                 ILOG S.A.

____________________________________      _____________________________
Signature                                 By:

Print Name

____________________________________

Residence Address

____________________________________

                                   ILOG S. A.

                        1996 STOCK OPTION GRANT AGREEMENT

                                     PART II

                              TERMS AND CONDITIONS

         1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee"), an option (the "Option") to subscribe the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the 1996 Stock Option Plan, as amended, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

                  If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under
Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Non-statutory Stock Option.

         2. Exercise of Option.

         (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, disability or other termination of Optionee's employment or term of office, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

         (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached hereto (the "Exercise Notice"), comprising a share subscription form (bulletin de souscription) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Company or its designated representative or by facsimile message to be immediately confirmed by certified mail to the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

                  No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law as set out under Section 14(a) of the Plan.

                  Upon the issuance of the Shares, the Optionee shall be entitled to receive such Shares in the form of American Depositary Shares by completing and signing the appropriate box of the Exercise Notice attached hereto.

         3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

                  (1) wire transfer;

                  (2) check;

                  (3) delivery of a properly executed notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

                  (4) any combination of the foregoing methods of payment.

         4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         5. Terms of Option. Subject as provided in the Plan, this Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

         6. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan, this Option Agreement and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. In the event of any conflict between the provisions of this Option Agreement and the provisions of the Employment Agreement, the Employment Agreement shall, to the extent of such conflict, control. This Option Agreement is governed by the laws of the Republic of France.

Any claim or dispute arising under the Plan or this Agreement shall be subject to the exclusive jurisdiction of the Tribunal de Grande Instance of Creteil.

                                CONSENT OF SPOUSE

                  (TO BE SIGNED BY RESIDENT OF CALIFORNIA AND
                        OTHER COMMUNITY PROPERTY STATES)



                  The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to subscribe Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.


                                                    _________________________
                                                    Spouse of Optionee

                                    EXHIBIT A

                                    ILOG S.A.
           SOCIETE ANONYME HAVING A SHARE CAPITAL OF 24,798,780 FRANCS
                              REGISTERED OFFICE: []

                             1996 STOCK OPTION PLAN

                                 EXERCISE NOTICE

                            (SHARE SUBSCRIPTION FORM)




ILOG S.A.
[]

Date:

Attention:




         1.       Exercise of Option.  Effective as of today,        , 199_, the
undersigned hereby elects to subscribe          (______) shares (the "Shares")
of the Common Stock of ILOG S.A. (the "Company") under and pursuant to the Company's 1996 Stock Option Plan (the "Plan") adopted by the Board of Directors on May 30, 1996, as amended and the Stock Option Agreement dated ______________, 199_, (the "Option Agreement"). The subscription price for the Shares shall be FF _____________________, as required by the Option Agreement.

         2. Delivery of Payment. Purchaser herewith delivers to the Company the full subscription price for the Shares.

         3. Representation of Optionee. The Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

         4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company) of the Shares, the Optionee shall have, as an Optionee, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, except those the Optionee may have as a shareholder of the Company. No adjustment will be made for rights in respect of which the record date is prior to the issuance date for the Shares, except as provided in Section 11 of the Plan.

         5. Tax Consultation. The Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's subscription or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the subscription or disposition of the Shares. The Optionee is not relying on the Company for any tax advice.

         6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. Reference is made to that certain Employment Agreement by and between Optionee and ILOG, Inc. dated as of August __, 1997 (the "Employment Agreement"). This Exercise Notice, the Plan the Option Agreement and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Purchaser. In the event of any conflict between the provisions of this Exercise Notice and the provisions of the Employment Agreement, the Employment Agreement shall, to the extent of such conflict, control. This Exercise Notice is governed by the laws of the Republic of France.

This Exercise Notice is delivered in two originals, one of which shall be returned to the Optionee.

Submitted by:                                        Accepted by:
OPTIONEE(*)                                          ILOG S.A.


___________________________________
Signature                                            by:


___________________________________                  Its: CEO
Print Name

ADDRESS:                                             ADDRESS:


____________________________________                 ILOG S.A.




---------------------------

(*)   The signature of the Optionee must be preceded by the following manuscript mention "accepted for formal and irrevocable subscription of __________Shares."

                                   EXHIBIT C



     (Form of Confidential Information and Invention Assignment Agreement)

                                    EXHIBIT C

                                   ILOG, INC.
                          CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT

         As a condition of my employment with ILOG, INC., its subsidiaries, affiliates, successors or assigns (together the "COMPANY"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

         1.       CONFIDENTIAL INFORMATION.

                  (a) COMPANY INFORMATION. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Company, any Confidential Information of the Company. I understand that "CONFIDENTIAL INFORMATION" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

                  (b) FORMER EMPLOYER INFORMATION. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

                  (c) THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

         2.       INVENTIONS.

                  (a) INVENTIONS RETAINED AND LICENSED. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with CPLEX or the Company (collectively referred to as "PRIOR INVENTIONS"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

                  (b) ASSIGNMENT OF INVENTIONS. Save with respect to Inventions (as defined herein) made by me in the course of research collaboration projects with third party co-workers outside the scope of my employment with the Company, which Inventions are inextricably interwoven with those of such third party co-workers, I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced in practice, during the period of time I am in the employ of the Company (collectively referred to as "INVENTIONS"), except as provided in Section 2(e) below. I further acknowledge that, except as provided in Section 2(e) below, all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act. For purposes of this Section 2(b), I hereby undertake and agree that I will not knowingly or intentionally embark on any new research collaboration projects which would be outside of the scope of those undertaken by me as of the date hereof without prior consultation with the Company.

                  (c) MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

                  (d) PATENT AND COPYRIGHT REGISTRATIONS. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

                  (e) EXCEPTION TO ASSIGNMENTS. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit A1).

         3. CONFLICTING EMPLOYMENT. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company provided, however, that the Company recognizes and agrees to my continued academic association and activities with respect to Rice University.

         4. RETURNING COMPANY DOCUMENTS. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit B.

         5. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

         6. REPRESENTATIONS. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

         7.       ARBITRATION AND EQUITABLE RELIEF.

                  (a) ARBITRATION. Except as provided in Section 8(b) below, I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Santa Clara County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Company and I shall each pay one-half of the costs and expenses of such arbitration, and each of us shall separately pay our counsel fees and expenses.

                  (b) EQUITABLE REMEDIES. I agree that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 1, 2, and 4 herein. Accordingly, I agree that if I breach any of such Sections, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.

         8.       GENERAL PROVISIONS.

                  (a) GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by the laws of the State of California. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

                  (b) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

                  (c) SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

                  (d) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

Date:  August__, 1997


                                            ___________________________________
                                                       Signature
                                                       Employee


____________________________
Witness

              Exhibit A to Robert Bixby Confidentiality Agreement

1. FORTRAN network extraction code written jointly over a period of several years with Bob Fourer and William H. Cunningham (University of Waterloo, Canada).

2. LP code (with dense linear algebra) written in FORTRAN, the complete rights to which were signed over to Shell Oil a number of years ago.

3.  Network simplex code (in C) embedded in Chesapeake MIMI modules.

                                    EXHIBIT A1


                       CALIFORNIA LABOR CODE SECTION 2870
                   EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS


         "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                  (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                  (2) Result from any work performed by the employee for the employer.

         (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

                                    EXHIBIT B


                                   ILOG, INC.
                            TERMINATION CERTIFICATION


       This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to ILOG, Inc., its subsidiaries, affiliates, successors or assigns (together, the "COMPANY").

         I further certify that I have complied with all the terms of the Company's Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

         I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

         I further agree that for twelve (12) months from this date, I will not hire any employees of the Company and I will not solicit, induce, recruit or encourage any of the Company's employees to leave their employment.


Date: __________________________



                                             ______________________________
                                             (Employee's Signature)



                                             ______________________________
                                             (Type/Print Employee's Name)

                                   EXHIBIT F

                              COPYRIGHT ASSIGNMENT

                              COPYRIGHT ASSIGNMENT


THIS COPYRIGHT ASSIGNMENT is made as of the Effective Date set forth below by and between CPLEX Optimization, Inc., a Texas corporation having a place of business at___________ ("ASSIGNOR") and ILOG Inc., a California corporation having a place of business at_____________________________ ("ASSIGNEE").

WHEREAS, ASSIGNOR entered into and Asset Purchase Agreement (the "Agreement"), dated as of this ____ day of August, 1997 with, among others, ASSIGNEE, providing for the purchase by ASSIGNEE from ASSIGNOR of all of the assets ASSIGNOR; and

WHEREAS, ASSIGNOR is the owner of the all rights, including copyrights, in the works listed in Attachment A ("Works"), including, but not limited to, the right to recover for past infringement throughout the world;

WHEREAS, pursuant to the Agreement, ASSIGNEE is to acquire all rights, title and interest in and to the Works throughout the world; and

WHEREAS, ASSIGNOR is willing to assign to ASSIGNEE all rights, title and interest as ASSIGNOR may possess in and to the Works throughout the world.

NOW, THEREFORE, for and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ASSIGNOR makes the following assignment and agrees as follows:

1.       ASSIGNMENT.

         a. ASSIGNOR does hereby sell, assign, convey and transfer unto ASSIGNEE, its successors and assigns, the entire right, title and interest, anywhere in the universe, in and to the Works, and to any works from which the Works are derived (including, without limitation, in and to all copyrights and works protectable by copyright, whether now owned or hereafter created or acquired, under the United States Copyright Act of 1976 or under any other copyright law or similar law, statutory or common law, now or hereafter in force and effect in the United States or any other countries or pursuant to any treaties, covenants, or proclamations, with respect to the Works), and including, without limitation, the right to sue for and recover damages for any past, present or future infringement of the Works, to have and to hold the same, unto ASSIGNEE, its successors, assigns and nominees, for the full duration of all such rights, and any renewals and extensions thereof, as fully and entirely as the as the same would have been held by ASSIGNOR had this assignment and transfer not been made.

         b. ASSIGNOR agrees that ASSIGNEE shall have the rights to register its claim(s) of copyright in the Works, in its name, in the Copyright Offices of the United States and any and all other countries of the world.

         c. ASSIGNOR further agrees to execute any other documentation and take other actions, at ASSIGNEE's expense, as may be necessary to enable ASSIGNEE to perfect and sustain its rights in and to the Works.

         d. ASSIGNOR hereby constitutes and appoints ASSIGNEE as ASSIGNOR's true and lawful attorney in fact, with full power of substitution in ASSIGNOR's name and stead, to take any and all steps, including proceedings at law, in equity or otherwise, to execute, acknowledge and deliver any and all instruments and assurances necessary or expedient in order to vest or perfect the aforesaid rights and causes of action more effectively in ASSIGNEE or to protect the same or to enforce any claim or right of any kind with respect thereto. This includes, but is not limited to, any rights with respect to the copyrights that may have accrued in ASSIGNOR's favor from the respective date of first creation of any of the Works to the Effective Date of this Assignment. ASSIGNOR hereby declares that the foregoing power is coupled with an interest and as such is irrevocable.

2. MISCELLANEOUS. If any provision of this Assignment shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Assignment shall otherwise remain in full force and effect and enforceable. This Assignment shall be deemed to have been made in, and shall be construed pursuant to the laws of the State of California and the United States America without regard to conflicts of laws provisions thereof.

IN WITNESS WHEREOF, ASSIGNOR has executed this Assignment as of the Effective Date set forth below.

Effective Date:  August ___, 1997.

ASSIGNOR

By:      _______________________________
         Signature

         _______________________________
         Printed Name

         _______________________________
         Title



                                 ACKNOWLEDGMENT

State of California        )
                           ) ss.
County of ________         )

         On this _____ day of August 1997, before me, the undersigned, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed this instrument on behalf of the corporation named herein, and acknowledged that s/he executed it in such representative capacity.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


___________________________________
Notary Public



My Commission Expires on___________

                                   SCHEDULE A

                  All of ASSIGNOR's right, title and interest of every kind and nature, in and to the following computer programs, in source and object code form and related documentation, including without limitation, any copyrights therein and including all of the copyright registrations listed below:

                                   EXHIBIT G

                              TRADEMARK ASSIGNMENT

                              TRADEMARK ASSIGNMENT


THIS TRADEMARK ASSIGNMENT is made as of the Effective Date set forth below by and between CPLEX Optimization, Inc., a Nevada corporation having a place of business at __________________________________________________________________
("ASSIGNOR") and ILOG Inc., a California corporation having a place of business at _______________________________________________________________ ("ASSIGNEE").

WHEREAS, ASSIGNOR entered into and Asset Purchase Agreement (the "Agreement"), dated as of this ____ day of August, 1997 with, among others, ASSIGNEE, providing for the purchase by ASSIGNEE from ASSIGNOR of all of the assets ASSIGNOR; and

WHEREAS, ASSIGNOR is the owner of the trademarks and trademark applications listed in Attachment A ("Trademarks"), and all other rights appurtenant thereto, including, but not limited to, all common law rights, trade name rights and the right to recover for past infringement throughout the world;

WHEREAS, ASSIGNOR has acquired goodwill associated with and symbolized by the Trademarks and has not abandoned the same;

WHEREAS, pursuant to the Agreement, ASSIGNEE is to acquire all rights, title and interest in and to the Trademarks throughout the world; and

WHEREAS, ASSIGNOR is willing to assign to ASSIGNEE all rights, title and interest as ASSIGNOR may possess in and to the Trademarks throughout the world.

NOW, THEREFORE, for and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, for and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged ASSIGNOR makes the following assignment and agrees as follows:

1.       ASSIGNMENT.

         a. ASSIGNOR hereby assigns and sells to ASSIGNEE all of ASSIGNOR's rights, title and interest in and to the Trademarks throughout the world, together with the goodwill symbolized by the Trademarks; said rights, title and interest include, without limitation, any and all causes of action heretofore accrued in ASSIGNOR's favor for infringement of the aforesaid rights, to have and to hold the same unto ASSIGNEE, its successors and assigns, for and during the existence of the rights and all renewals thereof.

         b. At any time, and from time to time hereafter, ASSIGNOR shall forthwith, upon ASSIGNEE's written request, take any and all steps to execute, acknowledge and deliver to ASSIGNEE any and all further instruments and assurances necessary or expedient in order to vest the aforesaid rights in ASSIGNEE and to facilitate ASSIGNEE's enjoyment and enforcement of said rights and causes of action.

         c. ASSIGNOR hereby constitutes and appoints ASSIGNEE as ASSIGNOR's true and lawful attorney in fact, with full power of substitution in ASSIGNOR's name and stead, to take any and all steps, including proceedings at law, in equity or otherwise, to execute, acknowledge and deliver any and all instruments and assurances necessary or expedient in order to vest or perfect the aforesaid rights and causes of action more effectively in ASSIGNEE or to protect the same or to enforce any claim or right of any kind with respect thereto. This includes, but is not limited to, any rights with respect to the Trademarks that may have accrued in ASSIGNOR's favor from the respective date of first use of any of the Trademarks to the Effective Date of this Assignment. ASSIGNOR hereby declares that the foregoing power is coupled with an interest and as such is irrevocable.

2. MISCELLANEOUS. If any provision of this Assignment shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Assignment shall otherwise remain in full force and effect and enforceable. This Assignment shall be deemed to have been made in, and shall be construed pursuant to the laws of the State of California and the United States America without regard to conflicts of laws provisions thereof.

IN WITNESS WHEREOF, ASSIGNOR has executed this Assignment as of the Effective Date set forth below.

Effective Date:  August 20, 1997

CPLEX OPTIMIZATION,  INC. (ASSIGNOR)

By:      _______________________________
         Signature

         _______________________________
         Printed Name

         _______________________________
         Title


                                 ACKNOWLEDGMENT

State of Nevada            )
                           ) ss:
County of _____            )

         On this __ day of August 1997, before me, the undersigned, personally appeared ___________, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed this instrument on behalf of the corporation named herein, and acknowledged that s/he executed it in such representative capacity.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

_______________________________________
Notary Public

My Commission Expires on_______________

                                    EXHIBIT A


Trademarks

CPLEX

                                   EXHIBIT H

                    INTERNET DOMAIN NAME TRANSFER AGREEMENT

                    INTERNET DOMAIN NAME TRANSFER AGREEMENT


THIS INTERNET DOMAIN NAME TRANSFER AGREEMENT ("Agreement") is effective as of August __, 1997 (the "Effective Date") by and between CPLEX Optimization, Inc., a Nevada corporation having a place of business at _________________________ ________________ ("ASSIGNOR") and ILOG Inc., a California corporation having a place of business at _____________________________________________ ("ASSIGNEE").

                                   WITNESSETH:

WHEREAS, ASSIGNOR entered into and Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of this ____ day of August, 1997 with, among others, ASSIGNEE, providing for the purchase by ASSIGNEE from ASSIGNOR of all of the assets ASSIGNOR; and

WHEREAS, ASSIGNOR registered with InterNIC the domain name CPLEX.COM and ASSIGNOR is the current owner of that name; and

WHEREAS, ASSIGNEE desires to obtain the CPLEX.COM domain name and ASSIGNOR is willing to transfer it to ASSIGNEE.

NOW THEREFORE, for and in consideration of the mutual representations, promises, terms, and conditions contained herein and in the Asset Purchase Agreement, the parties agree as follows:

         1. ASSIGNOR hereby assigns to ASSIGNEE all right, title and interest worldwide in and to the CPLEX.COM domain name, together with any goodwill associated therewith. ASSIGNOR represents and warrants that ASSIGNOR has the full power to enter into and perform this Agreement.

         2. ASSIGNOR agrees to immediately apply to InterNIC to transfer ownership and management of CPLEX.COM to ASSIGNEE or its designee pursuant to the current procedures promulgated by InterNIC/Network Solutions, Inc. (the "NIC") for modifying a domain record. Specifically, ASSIGNOR shall instruct the NIC to change the billing name, technical contact, and administrative contact for CPLEX.COM ___________________.

         3. ASSIGNOR shall provide or execute such other information or documents, and send such electronic mail messages, as may be necessary to accomplish the transfer of the domain name upon ASSIGNEE's reasonable request, and so that ASSIGNEE may take control of the CPLEX.COM domain immediately upon transfer by NIC.

         4. ASSIGNOR represents and warrants, that to the best of its knowledge there or no, and it knows of no basis for, disputes or challenges regarding its, or ASSIGNEE's, use of the CPLEX.COM domain name.

         5. This Agreement will be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in California by California residents.

IN WITNESS WHEREOF, ASSIGNOR has executed this Assignment as of the Effective Date set forth above.

CPLEX OPTIMIZATION,  INC. (ASSIGNOR)


By:      _______________________________
         Signature

         _______________________________
         Printed Name

         _______________________________
         Title


ILOG, INC.   ("ASSIGNEE")


By:      _______________________________
         Signature

         _______________________________
         Printed Name

         _______________________________
         Title

                                   EXHIBIT I

                            CPLEX LICENSE AGREEMENT

                             CPLEX LICENSE AGREEMENT



THIS AGREEMENT is made and entered into as of this ____ day of August, 1997 by and between Robert Bixby ("Bixby"), an individual residing at ________________ __________________ and CPLEX Optimization, Inc. ("CPLEX"), a Nevada corporation having a place of business at _______________________________________________
____________________ (together, the "Parties").

                                    RECITALS

1. On March 1, 1989, Bixby and CPLEX entered into an agreement (the "License Agreement") pursuant to which Bixby, among other things, granted CPLEX an exclusive license to certain software known as "CPLEX."

2. Pursuant to the License Agreement, Bixby agreed to transfer to CPLEX all of his right, title and interest in the CPLEX software and related intellectual property rights following the payment to Bixby of royalties equal to $300,000.00.

3. The Parties wish to acknowledge and confirm that Bixby has received such $300,000.00 and has transferred all of his right, title and interest in and to the CPLEX software to CPLEX, and that CPLEX is the sole and exclusive owner of such software and all associated intellectual property rights.

4. The Parties anticipate that the assets and business of CPLEX will be acquired by ILOG S.A. ("ILOG") and that the entering into of this Agreement will be a condition precedent to ILOG's acquisition of CPLEX's assets and business, a transaction from which Bixby will benefit materially.

5. On the date hereof, Bixby and ILOG entered into an agreement (the "Technology Access Letter") pursuant to which ILOG, as the successor to CPLEX, will grant to Bixby certain access and rights to the CPLEX software and technology as described therein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Definition of CPLEX Software. For the purposes of this Agreement, CPLEX Software means: (i) the linear programming software, in object code and source code form, known as "CPLEX" that was the subject of the License Agreement and all related documentation, (ii) all updates, enhancements, additions to, and derivatives of the CPLEX software as provided by Bixby to CPLEX pursuant to the License Agreement, whether made by CPLEX or Bixby, (iii) all technology, including know how, inventions (whether patentable or not), proprietary algorithms and methods embodied in or by the CPLEX software, and (iv) all intellectual property rights, including, without limitation, patent, copyright, trademark and trade secret rights, embodied by, or associated with, any of the foregoing.

2. Acknowledgment. Bixby hereby acknowledges that, in accordance with the License Agreement, he has received at least $300,000.00 in royalties with respect to the CPLEX Software and that no further payments are due to him pursuant to the License Agreement or otherwise with respect to the CPLEX Software.

3. Assignment.

         a. In consideration of $10 (the receipt of which is hereby acknowledged) and other good and valuable consideration, Bixby hereby irrevocably assigns and transfers to CPLEX all right, title and interest in and to the CPLEX Software (including all intellectual property rights) throughout the world, including without limitation, all causes of action (including the right to seek damages for the infringement of any intellectual property rights associated with the CPLEX Software) that accrued in favor of Bixby, and to hold the same for the benefit of CPLEX (and its successors and assigns) as Bixby would have had had this assignment not taken place.

         b. Except as may be permitted pursuant to the License Agreement, Bixby shall not retain in his possession, or use, any copy or version of the CPLEX Software and shall not have, or retain any rights or licenses with respect to, or in, the CPLEX Software. Without limiting the foregoing, Bixby shall not use or disclose to any person any confidential information or trade secret embodied in or by the CPLEX Software.

4. Further Actions. At any time, and from time to time hereafter, Bixby shall forthwith, upon CPLEX's (or its successors' or assigns') written request and at its expense, take any and all steps necessary to execute, acknowledge and deliver to CPLEX (or its successors or assigns), any and all further instruments and assurances necessary or expedient in order to invest all right, title and interest in the CPLEX Software in CPLEX (or its successors or assigns) and to facilitate CPLEX's (or its successors' and assigns') enjoyment and enforcement of such rights.

5. Power of Attorney. Bixby hereby constitutes and appoints CPLEX as Bixby's true and lawful attorney-in-fact with full power of substitution in Bixby's name and stead at the expense of ILOG, to take any and all steps, including proceedings at-law, in equity or otherwise, to execute, acknowledge and deliver any and all documents, instruments and assurances necessary or expedient in order to vest or perfect all rights in the CPLEX Software in CPLEX (or its successors or assigns), to protect the same, or to enforce any claim or any right of any kind with respect thereto. This includes, but is not limited to, any rights with respect to the CPLEX Software that may have accrued in Bixby's favor at any time prior to the date of this Agreement. Bixby hereby declares that the foregoing power is coupled with an interest and, as such, is irrevocable.

6. Representations and Warranties. Bixby hereby represents and warrants that:
(i) he has not granted any third party any rights, interests or licenses in, or with respect to, the CPLEX Software or any part thereof which derive as the result of any instrument executed or act taken by Bixby; (ii) no third party has any interest in, and there are no liens or encumbrances on, the CPLEX Software or any rights associated with the CPLEX Software; (iii) the CPLEX Software, as provided by Bixby to CPLEX, was an original work of Bixby exclusively and does not misappropriate any third-party's trade secrets or infringe any third-party's patents, copyrights, trademarks, trade secrets or other intellectual property rights; (iv) he has the right and authority to enter into this Agreement; (v) his entering into and performance under this Agreement will not violate any agreement or understanding between Bixby and any third party or require any payment to any third party; and (vi) CPLEX (or its successors and assigns) will be able to use and exploit the CPLEX Software without restrictions or obligation to any third party which derive as the result of any instrument executed or act taken by Bixby.

7. Independent Contractors. The parties hereto are independent contractors and are not partners, joint venturers or otherwise affiliated, and except as set forth in Section 5, neither party has any right or authority to bind the other in any way.

8. Assignment. CPLEX may assign or otherwise transfer this Agreement or any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of Bixby.

9. Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given only if personally delivered, delivered by a commercial rapid delivery courier service with tracking capabilities or mailed by certified or registered mail, return receipt requested, costs and postage prepaid, to a party at the address set forth above or such other address as a party last provided to the other by written notice.

10. Amendment, Modification and Waiver. The failure of either party to enforce its rights or to require performance by the other party of any term or condition of this Agreement shall not be construed as a waiver of such rights or of its right to require future performance of that term or condition. Any amendment or modification of this Agreement or any waiver of any breach of any term or condition of this Agreement must be in a writing signed by both parties in order to be effective, and any such waiver shall not be construed as a waiver of any continuing or succeeding breach of such term or condition, a waiver of the term or condition itself or a waiver of any right under this Agreement.

11. Governing Law. This Agreement shall be governed and interpreted under the laws of the State of California without regard to the conflicts of laws provisions thereof.

12. Headings. Headings and captions are for convenience of reference only and shall not be deemed to interpret, supersede or modify any provisions of this Agreement.

13. Severability. In the event that any provision of this Agreement shall be determined by a court of competent jurisdiction to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

14. Entire Agreement. Upon execution by both parties, this Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all discussions, negotiations, agreements and past dealings, either oral or written, between or among the parties relating to the subject matter hereof, including the License Agreement.

15. Nonexclusive Remedies. The rights and remedies of a party set forth herein are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved party shall in all events be entitled to seek whatever additional remedies may be available in law or in equity.

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have executed this Agreement below.


Dr. Robert Bixby                           CPLEX Optimization, Inc.


______________________                     by: ______________________________
                                                    Name:
                                                    Title:

                                   EXHIBIT J

                            TECHNOLOGY ACCESS LETTER

                            [ON ILOG S.A. LETTERHEAD]



Dear Dr. Bixby:

         In connection with the acquisition by ILOG S.A. (the "Company") of substantially all of the assets of CPLEX Optimization, Inc. ("CPLEX") pursuant to the Asset Purchase Agreement dated August 4, 1997 (the "Agreement"), and because it is in the Company's and your best interests, I have summarized below the terms and conditions of your continued access and rights to the CPLEX software and technology.

         1. Consistent with your employment with the Company, you will be granted access to the source code for a period expiring on the latest of (x) five years from the Closing Date (as defined under the Agreement) and (y) the date of termination of your employment by the Company provided, however, that should your employment be terminated for "cause" (as defined in your Employment Agreement with the Company's Subsidiary) or by your voluntary resignation, then your access to the source code shall be withdrawn.

         2. Upon your written request made to the Company, the Company will grant non-transferable object code licenses to academic institutions for purposes of promotion of research and (a) regular updates will be made available to such licensees for so long as your employment continues with Company; and (b) a perpetual license of the current version of the software will be granted to such licensees upon termination of your employment with the Company.

         3. Upon your written request made to Company, an unlimited number of non-transferable object code licenses will be granted to Rice University on the same terms and subject to the same conditions as the academic licenses referred to in 2 above provided, however, that such licenses are CPU specific, with updates provided for the duration of your association with Rice. After termination of your association with Rice, such licenses will be perpetual but will be without any commitment to update.

         4. You will be granted perpetual object code CPU specific licenses with updates for a "modest" number of CPU's.

         5. You will be granted perpetual access to the problem test bed. For purposes of this paragraph "test bed" means the collection of proprietary problems existing at the time of termination of your employment with Company. Upon such termination, you will be entitled to retain a copy of the test bed.

         6. Non-CPU specific object code licenses will be granted for your two TSP co-workers so long as they remain co-workers.

         7. You will be entitled to give talks and teach classes related to the CPLEX LP/MIP as you have done in the past provided that such discussions may not relate to any products or derivative products beyond those that you would otherwise have access to in accordance with the above provisions.

         The above access and rights to CPLEX software and technology are conditional upon the following:

         a) such access and rights will be exercised in a manner consistent with the protection of the Company's confidential information and the protection of its intellectual property rights;

         b) such access and rights will be used for academic research purposes only and may not be used by you or licensed or otherwise used by or on behalf of any third party for any commercial purpose; and

         c) following the termination of your employment with the Company for any reason you will be subject to the same confidentiality obligations as those in force during your employment.

         This letter is addressed to you personally and is not for the benefit of any third party and does not of itself constitute the grant of a license.

                                                     Sincerely,




                                                     Chief Executive Officer


READ, UNDERSTOOD AND AGREED



_______________________________
Robert Bixby

                                   EXHIBIT K

                           INVESTMENT REPRESENTATIONS

                       INVESTMENT REPRESENTATION STATEMENT


ILOG S.A.
9, rue de Verdun, BP 85
94523 Gentilly Cedex
Republic of France


         In connection with the proposed issuance by ILOG S.A., a societe anonyme organized under the laws of The Republic of France (the "COMPANY"), of shares delivered in the form of American Depositary Shares, represented by American Depositary Receipts (the "SECURITIES") pursuant to the Asset Contribution Agreement which is part of the Asset Purchase Agreement dated August __, 1997 (collectively, the "ASSET PURCHASE AGREEMENT") ________ ______________________________________________________ ("PURCHASER") hereby agrees, represents and warrants as follows:

         1. Obtain Entirely for Own Account.

            Beneficiary represents and warrants that Beneficiary is obtaining the Securities solely for Beneficiary's own account for investment and not with a view to or for sale or distribution of the Securities or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Securities or any portion thereof. Beneficiary also represents that the entire legal and beneficial interest of the Securities is being purchased for, and will be held for the account of, Beneficiary only and neither in whole nor in part for any other person or entity.

         2. Preexisting Relationship with Company; Financial and Business Experiences; Accredited Investor. Beneficiary represents and warrants that either (i) Beneficiary has a prior business and/or personal relationship with the Company and/or its officers and directors, or (ii) by reason of Beneficiary's business or financial experience or the business or financial experience of Beneficiary's professional advisors who are unaffiliated with the Company, and who are not compensated by the Company, Beneficiary has the capacity to protect Beneficiary's own interests in connection with the purchase of the Securities, or (iii) Beneficiary is an "accredited investor" within the meaning of that term under Rule 501(a) of the Securities Act of 1933, as amended.

         3. Information Concerning Company.

            Beneficiary represents and warrants that Beneficiary is familiar with the Company's plans, operations and financial condition and that Beneficiary has heretofore received all such infor mation as Beneficiary deems necessary and appropriate to enable Beneficiary to evaluate the financial risk inherent in making an investment in the Securities of the Company.

         4.  Economic Risk.

             Beneficiary represents and warrants that Beneficiary realizes that the receipt of the Securities will be a highly speculative investment and that Beneficiary is able, without impairing Beneficiary's financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of Beneficiary's investment.

         5.  Restricted Securities.

             Purchaser understands that:

                  (a) the transaction under which Beneficiary is obtaining the Securities has not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available;

                  (b) the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein; and that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if this representation was predicated solely upon a present intention to hold the Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future;

                  (c) the Securities of the Company will be stamped with the following legends restricting transfer:

                           i.THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR (ii) IN COMPLIANCE WITH RULE 144, OR (iii) PURSUANT TO AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

                           ii. THE HOLDER WHOSE NAME APPEARS ON THIS CERTIFICATE
WAS AN AFFILIATE OF THE ISSUER ON THE DATE OF ISSUANCE HEREOF. SUCH SHARES MAY NOT BE SOLD, EXCHANGED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH RULE 144 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                  (d) the Company will make a notation in its records of the aforementioned restrictions on transfer and legends; and

                  (e) the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available, and the Company is under no obligation to register the Securities except as provided in the Asset Purchase Agreement.

         6. Disposition under Rule 144.

                  (a) Purchaser represents and warrants that Purchaser is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer) in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1) the availability of certain public information about the Company; (2) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and (3) in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

                  (b) Purchaser further understands that at the time
Purchaser wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Purchaser would be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied.

                  (c) Purchaser further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

         7. Further Limitations on Disposition.

            Without in any way limiting the representations set forth above, Purchaser further agrees that Purchaser shall in no event make any disposition of all or any portion of the Securities which Purchaser is obtaining unless and until:

                  (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

                  (b) Purchaser shall have (i) notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by Company, furnished the Company with an opinion of counsel acceptable to the Company to the effect that such disposition will not require registration of such shares under the Securities Act.

                  Notwithstanding the foregoing, Purchaser agrees that Purchaser shall not request that a transfer of the Securities be made in reliance on Rule 144(k) or the legend referring to restrictions on transfer under the Securities Act be removed in reliance on Rule 144(k) under the Securities Act unless the Company is subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, and has been subject to such reporting requirements for ninety (90) days prior to said request and that prior to such time any transfer shall only be made as a private resale pursuant to which the transferee shall acquire such shares subject to such legend.



Dated as of August 20, 1997


                                            Very truly yours,





                                          _________________________________

                                          _________________________________
                                          Print Name of Purchaser

                                          _________________________________
                                          Print Name of Authorized Signatory
                                            (if Entity)

                                          _________________________________
                                          Address

                                          _________________________________
ACCEPTED AND AGREED TO:

ILOG S.A.




_________________________________

_________________________________
Print Name of Authorized Signatory

_________________________________
Title

                                   EXHIBIT L

                          OPINION OF PORTER AND HEDGES

                                                                      EXHIBIT L



                    [Letterhead of Porter & Hedges, L.L.P.]


                                August __, 1997



ILOG S.A.

-------------------------
-------------------------

ILOG S.A.

-------------------------
-------------------------

Ladies and Gentlemen:

        We have acted as special counsel to CPLEX Optimization, Inc., a Nevada corporation ("New CPLEX"), CPLEX Optimization, Inc., a former Texas corporation and the predecessor by merger of New CPLEX ("Old CPLEX"), and Todd A. Lowe, Janet Lowe and Robert Bixby, who at August 4, 1997 and at the time of the consummation of the merger of Old CPLEX into New CPLEX (the "Reincorporation Merger") constituted all of the shareholders of Old CPLEX, and who now constitute, and at all times since the Reincorporation Merger have constituted, all of the shareholders of New CPLEX (collectively, the "Shareholders"), in connection with the negotiation, execution and delivery of, and the consummation of the transactions contemplated in, (i) the Asset Purchase Agreement dated as of August 4, 1997 (the "Purchase Agreement"), among ILOG S.A., a French societe anonyme ("ILOG"), ILOG Inc., a California corporation and a wholly owned subsidiary of ILOG ("ILOG, U.S."), Old CPLEX (whose rights and obligations under the Purchase Agreement have been succeeded to by New CPLEX as a result of the Reincorporation Merger), and the Shareholders, and (ii) the Asset Contribution Agrement (contrat d' apport) dated August __, 1997 (the "Contribution Agreement"), between CPLEX and, Old CPLEX. In this opinion:

ILOG S.A.
ILOG, Inc.
August __, 1997
Page 2

                (i) the Purchase Agreement and the Contribution Agreement are together referred to as the "Agreements";

                (ii) ILOG and ILOG U.S. are together referred to as the "Purchasers";

                (iii) "Seller" refers to (x) Old CPLEX in respect of and at all times up to the time of consummation of the Reincorporation Merger and (y) New CPLEX in respect of and at all times from and after the time of consummation of the Merger;

                (iv) the instruments of transfer, conveyance, assignment being executed and delivered by the Seller to the respective Purchasers on the date hereof, pursuant to the Agreements, are collectively referred to as the "Conveyance Documents";

                (v) the Agreements and the Conveyance Documents are collectively referred to as the "Transaction Documents"; and

                (vi) capitalized terms used but not defined in this opinion have the respective meanings assigned to them in the Purchase Agreement.

        The Agreements provide for the acquisition by the respective Purchasers of substantially all of the assets of the Seller related to the Business, and this opinion is being rendered pursuant to Section __ of the Agreement.

        For purposes of rendering the opinions set forth herein, we have examined the following:

                (i) the Purchase Agreement and an English transaction of the Contribution Agreement;

                (ii)    each of the Conveyance Documents;

                (iii) the Articles of Incorporation and bylaws of Old CPLEX as in effect at, and as amended through, the time of the consummation of the Reincorporation Merger;

                (iv)    the Certificate of Incorporation and bylaws of New
        CPLEX;

                (v) the minute books and stock transfer records of each of Old CPLEX and New CPLEX; and

ILOG S.A.
ILOG, Inc.
August __, 1997
Page 3


                (vi) originals or copies of such certificates of public officials and officers of the Seller, and such other documents, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        We have been engaged by the Seller and the shareholders solely to represent them in connection with the transactions contemplated by the Agreement (including the Reincorporation Merger), and you are advised that we do not now and have never served as general counsel to the Seller or any of the Shareholders or represented them on any other matters or in any other capacity and we are not generally familiar with the affairs of the Seller or the respective Shareholders.

        In connection with rendering the opinions set forth herein, we have assumed the genuineness of all signatures, the capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to the original documents of documents submitted to us as certified photostatic copies. As to certain factual matters relevant to the opinions expressed herein, we have relied upon representation, of the Seller and the Shareholders made in the Purchase Agreement and representations made in certificates of officers of the Sellers, in each case without independently investigating or verifying their accuracy.

        With respect to all parties (other than the Seller and the Shareholders) who have executed any of the Transaction Documents, we have assumed that:

                (i) such documents are legal, valid, binding and enforceable in accordance with their terms as to each such party;

                (ii) no such party is involved in any court, administrative or other proceeding or subject to any order, writ, injunction or decree which would prohibit the execution, delivery and performance of such documents by such party; and

                (iii) there is no requirement of consent, approval or authorization by a person or governmental authority with respect to such parties other than has been duly obtained.

        We have also assumed the correctness of all statements set forth in certificates or other written documents of state officials and certificates of officers of the Seller, in each case without independently investigating or verifying their accuracy. We further assume that (i) none of the parties upon whom we have relied for purposes of this opinion has perpetrated a fraud on any of the other parties to the transaction or any of the attorneys representing any such parties, and (ii) neither Purchaser, no representative of either of the Purchasers, nor any attorney representing either of the

ILOG S.A.
ILOG, Inc.
August __, 1997
Page 4


Purchasers has any opinion regarding the subject matter of this opinion which is contrary to or inconsistent with any opinions expressed herein.

        Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

        1. At the time of its execution of the Purchase Agreement and at all times thereafter through the consummation of the Reincorporation Merger, Old CPLEX was a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, with full corporate power and authority to own or lease and operate and use its assets and properties, to carry on its business as then conducted, and execute, deliver and perform its obligations under the Agreement.

        2. New CPLEX is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to own or lease and operate and use its assets and properties, to carry on its business as now conducted and to perform its obligations under the Transaction Documents.

        3. At the time of its execution of the Purchase Agreement and at all times thereafter through the consummation of the Reincorporation Merger, Old CPLEX was qualified to do business and was in good standing as a foreign corporation in the State of Nevada. Neither the location of its assets or properties nor the nature of its operations requires New CPLEX to be qualified to do business as a foreign corporation in any jurisdiction wherein failure to be so qualified would have a Material Adverse Effect, provided, however, that we express no opinion as to whether New CPLEX is required to be qualified to do business as a foreign corporation in the State of New Jersey as a result of facts which have been disclosed to the Purchasers by the Seller and the Shareholders.

        4. Based on our review of the stock transfer records of the Seller, at the time of Old CPLEX's execution of the Purchase Agreement and at all times thereafter through the consummation of the Reincorporation Merger, the authorized capital stock of Old CPLEX consisted of 5,000 shares of Common Stock, $1 par value per share, of which 1,095 shares were issued and outstanding and owned of record (and, to our knowledge, beneficially) by the Shareholders in the following amounts: Todd A. Lowe, _______ shares; Janet Lowe _______ shares; and Robert Bixby, _______ shares, and (ii) the authorized capital stock of New CPLEX consists of 5,000 shares of Common Stock, $1 par value per share, of which 1,095 shares are issued and outstanding and owned of record by the Shareholders in the same proportions as they held the outstanding shares of Common Stock of Old CPLEX at the time of consummation of the Reincorporation Merger. To our knowledge, there are not outstanding any options, warrants or similar rights to acquire capital stock of New CPLEX, and there were not

ILOG S.A.
ILOG, Inc.
August __, 1997
Page 5


outstanding immediately prior to the Reincorporation Merger or at either the date of execution of the Purchase Agreement or the date the Shareholders approved the transactions contemplated in the Purchase Agreement, any options, warrants or similar rights to acquire capital stock of Old CPLEX.

        5. The execution, delivery and performance by Old CPLEX of the Transaction Documents were duly and validly authorized by its Board of Directors and approved by its shareholders as required by law and its Articles of Incorporation and bylaws, and at the time of consummation of the Reincorporation Merger, the Purchase Agreement constituted valid and binding obligation of Old CPLEX enforceable against Old CPLEX in accordance with its terms.

        6. The Reincorporation Merger was effected in accordance with the laws of the States of Texas and Nevada, and upon consummation of the Reincorporation Merger, New CPLEX, by operation of law, succeeded to (i) all business, assets and properties of Old CPLEX, including those to be sold, transferred and conveyed to the respective Purchasers under the Agreements and
(ii) all of the other rights, benefits, obligations and liabilities of Old CPLEX, including all rights, benefits, obligations and liabilities of Old CPLEX created by or arising under the Purchase Agreement. By virtue and as a result of the Reincorporation Merger, the Agreements became and are now valid and binding obligations of New CPLEX enforceable against New CPLEX in accordance with their terms.

        7. All other corporate proceedings required to be taken on the part of the Seller to authorize it to enter into and carry out its obligations under the each of the Transaction Documents have been duly and properly taken.

        8. The respective Conveyance Documents delivered by the Seller and the respective Shareholders to the respective Purchasers have been duly authorized, executed and delivered, are valid and binding obligations of the Seller and the respective Shareholders in accordance with their respective terms, and effectively vest in the respective Purchasers all right, title and interest of the Seller in and to the assets, properties, rights and business of the Seller purported to be assigned, transferred and conveyed thereby (it being understood that we express no opinion as to the Seller's title to any such assets, properties, rights and business), except that (i) we express no opinion as to the validity or effectiveness of any assignment by the Seller of any of its rights under any contract, license or agreement identified in Schedule
2.6 to the Purchase Agreement and with respect to which no consent to assignment has been obtained from the other party or parties thereto and (ii) as to Conveyance Documents assigning Seller Registered Intellectual Property to a Purchaser, the effectiveness thereof is or may be subject to the filing thereof with the United States Copyright Office, the United States Patent and Trademark Office, or their respective equivalents in any relevant foreign jurisdiction.

ILOG S.A.
ILOG, Inc.
August __, 1997
Page 3


        9. Assuming the legal capacity of the respective Shareholders, the Purchase Agreement is valid and binding obligation of the respective Shareholders enforceable against them in accordance with their terms.

        10. Neither the execution and delivery by the Seller or the Shareholders of any of the Transaction Documents or the consummation of the transactions contemplated thereby nor compliance with or fulfillment of the terms, conditions and provisions thereof will (i) violate, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or loss of rights under (a) the Articles of Incorporation or Bylaws of the Seller, (b) to our knowledge, any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which the Seller or any Shareholder is a party or to which its properties are subject or by which the Seller or any Shareholder is bound (except in the case of any contract, license or agreement identified on Schedule 2.6 to the Purchase Agreement and with respect to which no consent to assignment has been obtained form the other party or parties thereto), (c) any court order known to us to which the Seller or any Shareholder is a party or by which the Seller or any Shareholder is bound or (d) to our knowledge, any requirements of law known to us affecting the Seller or any Shareholder or (ii) to our knowledge, require the approval, consent (except as set forth in Schedule 2.6 to the Purchase Agreement), authorization or act of, or the making by the Seller or any Shareholder of any declaration, filing or registration with any persons.

        11. To our knowledge, there are no claims, actions, suits, investigations or proceedings, pending or threatened against the Seller or, to the extent related to the Transaction Documents, against any Shareholder or questioning the validity of any of the Transaction Documents or the right of the Seller or any Shareholder to enter into any of the Transaction Documents, or to consummate the transactions contemplated thereby, at law or equity, or before any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

        12. To our knowledge and except as disclosed in the Transaction Documents, the Seller was not, immediately prior to the Closing, and, as a result of the execution and delivery of the Transaction Documents or the performance of Seller's obligations thereunder will not be, in violation of any license, sublicense or other agreement relating to the Seller Intellectual Property (except in the case of any contract, license or agreement identified on Schedule 2.6 to the Purchase Agreement and with respect to which no consent to assignment has been obtained form the other party or parties thereto). We know of no facts that would render any of the Seller Intellectual Property invalid in the hands of the Purchasers.

ILOG S.A.
ILOG, Inc.
August __, 1997
Page 7


        13. To our knowledge, no claims with respect to any Seller Intellectual Property have been asserted or threatened by any person, nor do we know of any grounds for any claims now or in the future (i) to the effect that the Business as currently conducted infringes on or misappropriates any Intellectual Property in which a third party has any rights or (ii) challenging the ownership, validity or effectiveness of any of the Seller Intellectual Property. To our knowledge, no Seller Intellectual Property is subject to (i) Encumbrance or (ii) any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing or exploitation thereof.

        14. Assuming the legal capacity of Robert Bixby, the CPLEX License Agreement is a valid and binding obligation of Mr. Bixby in accordance with its terms and effectively vests in CPLEX all right, title and interest of Mr. Bixby in and to the CPLEX Software (as that term is defined in the CPLEX License Agreement) purported to be assigned, transferred and conveyed thereby (it being understood that we express no opinion as to Mr. Bixby's title to or rights in the CPLEX Software).

        This opinion is subject to and qualified in all respects by the following:

                (i) The enforceability of any document to which the Seller or any Shareholder is a party may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect and affecting creditors' rights or the collection of obligations generally, including, without limitation, laws generally defining and restricting fraudulent conveyances, (ii) principles of equity, (iii) principles of public policy, and (iv) requirements of commercial reasonableness and good faith; provided, however, any of the limitations described in subparts (iii) and (iv) of this paragraph will not, in our opinion, prohibit any party from the ultimate realization of the practical benefits conferred by the document in question.

                (ii) We express no opinion as to the enforceability of the indemnity and contribution provisions contained in the Registration Agreement referred to in Section 6.11 of the Purchase Agreement.

                (iii) We express no opinion as to the enforceability of any choice of law provision applicable to issues under the Agreements or any of the other Transaction Documents which concern the relative rights of the Seller and the Shareholders, which rights may be governed by the corporate law of the State of Nevada.

                (iv) This opinion letter is limited to the matters expressly stated herein, and no opinion other than the matters so expressly stated is implied or may be inferred.

ILOG S.A.
ILOG, Inc.
August __, 1997
Page 8


include constructive inquiry or imputed knowledge. We advise you that we have made no independent investigation of the affairs of the Seller or the Shareholders. We also have made no independent search of the records of any judicial authority or governmental agency as to the existence of any actions, suits, investigations or proceedings, provided we advise you that we have no knowledge of any judgments that have been entered against the Seller or any Shareholder.

        These opinions expressed herein are limited to the United States federal law, the General Corporation Law of Delaware, the Nevada Business Corporation Act, and laws of the State of Texas, all as now in effect, and references herein to any law, statute, rule, regulation, court, administrative body or governmental body are to such as exist thereunder. We disclaim any responsibility to inform you of any change thereto after the date hereof. No opinion is expressed as to any matter that may be governed by the laws of another jurisdiction or as to any laws of the States of Nevada or Delaware other than those specifically referred to above. As to all matters involving the [Business Corporation Act] of Nevada, we have, with your permission, relied exclusively on the opinion of __________________________, a copy of which has been delivered to you, and we believe that you are justified in relying thereon.

        This opinion is delivered to you at the request of the Seller and the Shareholders in connection with the Agreements and is not to be used for any purpose other than in consummating the transactions described in the Agreements. This opinion may not be relied upon, circulated, quoted, in whole or in part, or otherwise referred to in any report or document or furnished to any other person without our prior written consent.

                                        Very truly yours,

                                        PORTER & HEDGES, L.L.P.

                                   EXHIBIT M

                        STOCK OPTION GRANT AND AGREEMENT

                                    ILOG S.A.

                        1996 STOCK OPTION GRANT AGREEMENT

                                     PART I

                          NOTICE OF STOCK OPTION GRANT


Mr./Ms.
       ------------------

                  You have been granted an Option to subscribe Shares of the Company, subject to the terms and conditions of the 1996 Stock Option Plan, as amended (the "Plan"), and this Option Agreement. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

            Grant Number:                               SO96/97/

            Date of Grant:                              August ___, 1997

            Vesting Commencement Date:                  August ___, 1997

            Vesting period:                             Four years

            Share Per Value:                            FF 4.00

            Exercise Price per Share:                   FF

            Total Number of Shares Granted:

            Total Exercise Price:                       FF

            Type of Option:                             Incentive Stock Option

            Term/Expiration Date:                       Ten Years

VESTING SCHEDULE:

                  This Option may be exercised, in whole or in part, in accordance with the following schedule:

                  25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option shall vest each month thereafter.

                  Except as may be provided in that certain Employment Agreement by and between Optionee and ILOG, Inc. dated as of August 20, 1997 (the "Employment Agreement"), vesting shall continue only during Optionee's Continuous Status as a Beneficiary.

TERMINATION PERIOD:

                  Except as provided in the Employment Agreement, this Option may be exercised for ninety (90) days after termination of the Optionee's employment or term of office with the Company or an Affiliated Company as the case may be. Upon the Death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan or the Employment Agreement. Save as provided in the Plan, in no event shall this Option be exercised later than the Term/Expiration Date as provided above.

                  By his signature and the signature of the Company's representative below, the Optionee and the Company agree that this Option is granted under and, except to the extent inconsistent with the Employment Agreement, governed by the terms and conditions of the Plan and this Option Agreement. The Optionee has reviewed the Plan and this Option Agreement in their entirety, has had the opportunity to obtain advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement which are not governed by the Employment Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated below.

                  The Company and the Optionee recognize that the Plan has been prepared both in the French and the English language. The French version is the version that binds the parties, notwithstanding this, the English version represents an acceptable translation and, consequently, no official translation will be required for the interpretation of this agreement.

OPTIONEE:                             ILOG S.A.

-------------------------------
Signature                             By:

Print Name                            Title: CEO




-------------------------------


Residence Address


-------------------------------

                                   ILOG S. A.

                        1996 STOCK OPTION GRANT AGREEMENT

                                     PART II

                              TERMS AND CONDITIONS

         1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee"), an option (the "Option") to subscribe the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the 1996 Stock Option Plan, as amended, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

                  If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under
Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Non-statutory Stock Option.

         2.       Exercise of Option.

         (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, disability or other termination of Optionee's employment or term of office, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

         (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached hereto (the "Exercise Notice"), comprising a share subscription form (bulletin de souscription) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Company or its designated representative or by facsimile message to be immediately confirmed by certified mail to the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

                  No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law as set out under Section 14(a) of the Plan.

                  Upon the issuance of the Shares, the Optionee shall be entitled to receive such Shares in the form of American Depositary Shares by completing and signing the appropriate box of the Exercise Notice attached hereto.

         3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

                  (1)      wire transfer;

                  (2)      check;

                  (3) delivery of a properly executed notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

                  (4) any combination of the foregoing methods of payment.

         4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         5. Terms of Option. Subject as provided in the Plan, this Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

         6. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan, this Option Agreement and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. In the event of any conflict between the provisions of this Option Agreement and the provisions of the Employment Agreement, the Employment Agreement shall, to the extent of such conflict, control. This Option Agreement is governed by the laws of the Republic of France.

Any claim or dispute arising under the Plan or this Agreement shall be subject to the exclusive jurisdiction of the Tribunal de Grande Instance of Creteil.

                                CONSENT OF SPOUSE

  (TO BE SIGNED BY RESIDENT OF CALIFORNIA AND OTHER COMMUNITY PROPERTY STATES)



                  The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to subscribe Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.



                                         ---------------------------------------
                                         Spouse of Optionee

                                    EXHIBIT A

                                    ILOG S.A.
           SOCIETE ANONYME HAVING A SHARE CAPITAL OF 24,798,780 FRANCS
                              REGISTERED OFFICE: []

                             1996 STOCK OPTION PLAN

                                 EXERCISE NOTICE

                            (SHARE SUBSCRIPTION FORM)


ILOG S.A.
[ ]

Date:

Attention:


         1. Exercise of Option. Effective as of today, ________________ , 199_, the undersigned hereby elects to subscribe (_____________ ) shares (the "Shares") of the Common Stock of ILOG S.A. (the "Company") under and pursuant to the Company's 1996 Stock Option Plan (the "Plan") adopted by the Board of Directors on May 30, 1996, as amended and the Stock Option Agreement dated , 199_, (the "Option Agreement"). The subscription price for the Shares shall be FF ____________ , as required by the Option Agreement.

         2. Delivery of Payment. Purchaser herewith delivers to the Company the full subscription price for the Shares.

         3. Representation of Optionee. The Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

         4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company) of the Shares, the Optionee shall have, as an Optionee, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, except those the Optionee may have as a shareholder of the Company. No adjustment will be made for rights in respect of which the record date is prior to the issuance date for the Shares, except as provided in Section 11 of the Plan.

         5. Tax Consultation. The Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's subscription or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the subscription or disposition of the Shares. The Optionee is not relying on the Company for any tax advice.

         6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. Reference is made to that certain Employment Agreement by and between Optionee and ILOG, Inc. dated as of August __, 1997 (the "Employment Agreement"). This Exercise Notice, the Plan the Option Agreement and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Purchaser. In the event of any conflict between the provisions of this Exercise Notice and the provisions of the Employment Agreement, the Employment Agreement shall, to the extent of such conflict, control. This Exercise Notice is governed by the laws of the Republic of France.

This Exercise Notice is delivered in two originals, one of which shall be returned to the Optionee.

Submitted by:                                        Accepted by:
OPTIONEE(*)                                          ILOG S.A.


-------------------------------------------
Signature                                            by:


-------------------------------------------          Its: CEO
Print Name

ADDRESS:                                             ADDRESS:


-------------------------------------------          ILOG S.A.


---------------------------

(*)     The signature of the Optionee must be preceded by the following manuscript mention "accepted for formal and irrevocable subscription of ________________ Shares."

                                    EXHIBIT N

                             SELLER EMPLOYEE OPTIONS

                                    EXHIBIT N

                             Seller Employee Options



         Option allocation for Seller Employees:

Mary Fenelon                                42,000

Lorrie Harlem                               28,000

Ed Kotz                                     72,000

Irv Lustig                                  75,000

Wendy Ferris                                10,000

Rich Guy                                    20,000

John Gregory                                15,000

Larry Hunt                                  20,000

Roland Wunderling                           15,000

Terry Stallman                               3,000
                                           -------

                  Total:                   300,000


                                    EXHIBIT O

               OPINION OF WILSON SONSINI GOODRICH & ROSATI, P.C.

                                    Exhibit O

                             [Form of WSGR Opinion]

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to Section 6.13 of that certain Asset Purchase Agreement dated August 4, 1997 (the "Asset Purchase Agreement") among ILOG S.A., a societe anonyme (the "Company"), ILOG, Inc, a California Corporation (the "Subsidiary") (the Company and the Subsidiary, collectively, the "Purchasers"), CPLEX Optimization, Inc., a Nevada corporation ("Old CPLEX"), and Todd Lowe, Janet Lowe and Robert Bixby (such individuals, the "Shareholders"). Capitalized terms used herein shall have the same meanings given to them in the Asset Purchase Agreement unless otherwise defined herein. The term "Seller" as used herein shall refer to (i) Old CPLEX, in respect of and at all times up to the time of consummation of the statutory merger (the "Reincorporation Merger") pursuant to which Old CPLEX merged with and into CPLEX Optimization, Inc., a Nevada corporation ("New CPLEX"), and (ii) New CPLEX, in respect of and at all time from and after the time of consummation of the Reincorporation Merger.

         We have acted as U.S. counsel for the Company and the Subsidiary in connection with the negotiation, execution and delivery of, and the consummation of the transactions contemplated in: the Asset Purchase Agreement; the Asset Contribution Agreement (contrat d'apport) by and between the Company, the Seller and the Shareholders (the "Contribution Agreement"); and the Employment Agreement of each Shareholder by and between such Shareholder and the Subsidiary (the "Employment Agreements"). In connection with the employment of the Shareholders by the Subsidiary, the Employment Agreements provide that the Company will grant each Employee an option to purchase capital stock of the Company (the "Options"). The Asset Purchase Agreement and the Contribution Agreement are sometimes referred to collectively herein as the "Purchase Agreements." The Purchase Agreements, the Employment Agreements, the Options and the Promissory Notes are sometimes referred to collectively herein as the "Transaction Documents." As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and we have examined originals, certified copies, or copies otherwise identified to us as being true copies of the originals, of the following:

         (a) The Articles of Incorporation of Subsidiary as in effect on the date hereof;

         (b)      The Bylaws of the Subsidiary as in effect on the date hereof;

         (c) Minutes of the meetings of the Boards of Directors of the Company and Subsidiary with respect to the transactions referred to in this opinion; and

         (d) the Purchase Agreement, an English translation of the Contribution Agreement, and each of the Employment Agreements.

         In addition, we have obtained from public officials and from officers of the Company and of the Subsidiary such other certificates and assurances, and we have examined such corporate records, other documents and questions of law as we have considered necessary or appropriate for the purpose of rendering this opinion.

         In connection with such examination, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and, except as specifically covered in the opinions set forth below, the due execution of all documents where due execution and delivery are a prerequisite to effectiveness thereof.

         In addition, we have assumed that each Transaction Document and each instrument or agreement to be delivered thereunder has been duly authorized, executed and delivered by all parties or signatories thereto (other than the Company and the Subsidiary) and that the representations and warranties as to factual matters made by the Company, the Subsidiary, the Seller and each of the Shareholders in each of the Transaction Documents and pursuant thereto are correct and complete. We have no reason to believe that we are not justified in relying upon such representations and warranties.

         As used in this opinion, the expressions "to our knowledge," "known to us" and similar phrases with reference to matters of fact mean that, after an examination of documents made available to us by the Company, and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expressions "to our knowledge", "known to us" and similar phrases with reference to matters of fact refer to the current actual knowledge of the attorneys currently practicing in this firm who have rendered legal advice to the Company in connection with the negotiation and the preparation of one or more of the Transaction Documents. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below.

         The opinions hereinafter expressed are subject to the following qualifications:

                           (i) We express no opinion as to the effect of
bankruptcy, insolvency, reorganization, arrangement, liquidation, conservatorship, readjustment of debt, moratorium and other similar laws relating to or affecting the rights of creditors;

                           (ii) We express no opinion as to the effect of rules
of law governing specific performance, injunctive relief and other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

                           (iii) We express no opinion as to the effect of
general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, unconscionability, good faith and fair dealing, and the effect of public policy; and

                           (iv) We express no opinion as to the enforceability
of any provision of any of the Transaction Documents relating to indemnification or contribution to the extent that such provision may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions.

                           We are licensed to practice law only in the State of
California. The opinions expressed herein are limited in all respects to existing laws of the State of California, the General Corporation Law of Delaware and applicable federal laws of the United States. We have made no inquiry into, and express no opinion with respect to the statutes, regulations, treaties or common laws of France or any other nation, state or jurisdiction, or the effect on the transactions contemplated in the Transaction Documents of non-compliance under any such statutes, regula tions, treaties or common laws.

         Based upon and subject to the foregoing, we are of the opinion that:

1. The Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of California, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole;

2. The Subsidiary has requisite corporate power and authority to execute, deliver and perform the Transaction Documents to which it is a party. The execution, delivery and performance of the Transaction Documents to which the Subsidiary is a party has been duly authorized and approved by all necessary corporate action and no other corporate proceedings on the part of the Subsidiary are necessary to authorize such Transaction Documents or the transactions contemplated thereby.

3. To our knowledge, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could have a material adverse effect on the Company and its subsidiaries taken as a whole, and to our knowledge, no such proceedings are threatened or contemplated by governmental authorities or other third parties;

4. The issuance and delivery of the Consideration Shares and the Promissory Notes by the Company to the Seller at the Closing, the payment of the Initial Cash Price by the Subsidiary and the Company to the Seller at the Closing and the execution and delivery of the other Transaction Documents by the Company and the Subsidiary will not result in a breach or violation of any of the terms or provisions of or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under the Subsidiary's Articles of Incorporation or By-Laws or, to our knowledge, any indenture, mortgage, deed of trust, note agreement, lease, franchise, permit, material contract or license or other agreement, instrument or obligation known to us to which either Purchaser is a party or by which either Purchaser or any of its respective properties is or may be bound, or, to our knowledge, any law, order, rule, regulation, judgment or decree known to us of any court or governmental agency or body having jurisdiction over either Purchaser or any of its respective properties or, to our knowledge, result in the creation or imposition of a lien, charge or encumbrance upon any property or assets of the either Purchaser;

5. To our knowledge, no consent, approval, authorization, order, registration, designation, declaration, filing, qualification, license or permit of any United States court or any United States public, governmental administrative or regulatory agency or body is required for the issuance and delivery of the Consideration Shares or the Promissory Notes, for the execution, delivery and performance of any of the Transaction Documents or for the consummation by the Company and/or the Subsidiary of the transactions contemplated thereby, except such as may be required under the Securities Act or the securities or "Blue Sky" laws of applicable jurisdictions in connection with the issuance of the Consideration Shares to Seller;

6. The Subsidiary is not in violation of its Articles of Incorporation or Bylaws, or to our knowledge, in breach of or default with respect to any provision of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to us which the Subsidiary is a party or by which it or any of its properties may be bound or affected, except where such default would not result in a material adverse effect on the Company and its subsidiaries taken as a whole, and, to our knowledge the Subsidiary is in compliance with all laws, rules, regulations, judgments, decrees, orders and statutes of any court or jurisdiction to which they are subject, except where noncompliance would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

7. Each Transaction Document to which Subsidiary is a party has been duly authorized, executed and delivered by Subsidiary and, assuming the valid authorization, execution and delivery of each such Transaction Document by the Company, the Seller and the Shareholders, is a legal, valid and binding obligation of Subsidiary, enforceable against Subsidiary in accordance with its respective terms;

8. Assuming (i) that each Transaction Document to which the Company is a party constitutes a valid and legally binding agreement as to matters of French law,
(ii) that neither any such Transaction Document nor any of the respective transactions contemplated therein violates any provisions of French law, (iii) that each such Transaction Document has been validly authorized, executed and delivered by each of the Company, Seller and the Shareholders and (iv) that the Company's statuts will not be violated by the Company's execution, delivery and performance of any such Transaction Document or by the consummation of any of the respective transactions contemplated thereby, then each such Transaction Document is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms;

9. Subject to the accuracy of the representations of Seller and the Shareholders in the Transaction Documents, the offer and issuance of the Consideration Shares to Seller constitutes a transaction exempt from the registration requirements of
Section 5 of the Securities Act.

         This opinion is furnished to you by us as U.S. counsel to the Purchasers in connection with the Purchase Agreement and the transactions contemplated thereby. This opinion may not be relied upon by you for any other purpose or made available to or relied upon by any other person or entity for any purpose without our prior written consent.

                                     Very truly yours,

                                     WILSON SONSINI GOODRICH & ROSATI
                                     Professional Corporation

                                    EXHIBIT P

                 OPINION OF STIBBE SIMONT MONAHAN DUHOT & GIROUX

                                    EXHIBIT P


                            [FORM OF GIROUX OPINION]


Dear Sirs,

         We have acted as French counsel to ILOG SA, a societe anonyme (the "Company"), in relation to French law in connection with the negotiation, execution of: (i) that certain Asset Purchase Agreement dated August 4, 1997 (the "Purchase Agreement") by and among the Company, ILOG, Inc., a wholly owned subsidiary of the Company (the "Subsidiary"), CPLEX Optimization, Inc. ("Seller"), and Todd Lowe, Janet Lowe and Robert Bixby (such three individuals, the "Shareholders") and (ii) that certain Asset Contribution Agreement (contrat d'apport) by and between the Company and the Seller and each Shareholder (the "Contribution Agreement") and in connection with the consummation of the transactions contemplated by the Purchase Agreement and the Contribution Agreement (the Purchase Agreement and the Contribution Agreements, together, the "Agreements"). This opinion is being furnished pursuant to Section __ of the Purchase Agreement. All defined terms not defined herein shall, unless the context otherwise requires, have the meanings ascribed to them in the Purchase Agreement.

I.       DOCUMENTS

         For purposes of this opinion, we have examined the following documents:

         1. a certified copy of the statuts of the Company adopted on October 17, 1996 and an extract (Form K-bis) of the Registre du Commerce et des Societes of Creteil relating to the Company dated _________, 1997;

         2. a certificat de non-faillite from the Registre du Commerce et des Societes of Creteil relating to the Company dated ________;

         3. copies of corporate documents of the Company relative to issue of stock and options; and

         4. all other relevant corporate documents of the Company, including without limitation a copy of the minutes of the extraordinary general meeting of the shareholders of the Company held on August __, 1997, issuing the Consideration Shares, a copy of the report of the Board of Directors and of the statutory auditors of the Company for such shareholders' meeting;

         5. each Agreement, the stock option agreements entered into by and between the Company and each Shareholder (the "Options"), (together the "Transaction Documents"); and

         6. such further documents and matters of law as we have considered necessary or appropriate for the purposes of rendering this opinion.

II.      ASSUMPTIONS

         The opinions set out in this letter relate only to the laws of France as in force at the date hereof and are based upon the following assumptions:

         1. the genuineness of all signatures, stamps and seals, the authenticity and completeness of all documents submitted to us as originals and the completeness and conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies and the authenticity of the originals of such documents;

         2. the due authorization, execution and delivery of each of the Transaction Documents by each of the parties thereto (except the Company) and that performance thereof is within the capacity and powers of each of the parties thereto (except the Company);

         3. the absence of any other arrangement between any of the parties to the Agreements which would modify or supersede any of the terms of any of the said agreements;

         4. the obligation of the Company contained in any Transaction Document which is expressed to be or is in fact governed by the laws of the State of Delaware are legal, valid, binding and enforceable obligations of the Company under the laws referred to above.


II.      OPINIONS.

         The opinions set out in this letter relate only to French law. We have made such examination of French law as in our judgment is necessary for the purpose of this opinion. We do not, however, purport to be qualified to pass upon, and we express no opinion herein as to the laws of any jurisdiction other than those of France.

         On the basis of such assumptions and subject to the reservations set out below, we are of the opinion that:


                  1. The Company has been duly incorporated and is validly existing as a corporation (societe anonyme) under the laws of the Republic of France, with full power and authority (corporate and other) to conduct its business as presently conducted and to enter into and perform its obligations under the Transaction Documents;

                  2. The Company has an issued share capital as set forth in the Transaction Documents, and all of the issued shares of capital stock of the Company have been duly and validly issued and are fully paid; all of the Consideration Shares to be issued by the Company to the Seller pursuant to the Transaction Documents have been duly and validly issued, delivered and fully paid as provided in the Transaction Documents; and all of the shares of capital stock issuable upon the exercise of the Options (such share, the "Option Shares") to be granted by the Company to the Shareholders in connection with their employment with the Subsidiary will, when issued in the manner provided in the Options, be duly and validly issued, delivered and fully paid. The Options and the Company's other outstanding options to purchase shares (options de souscription d'actions) in the Company have been duly and validly authorized by the shareholders of the Company;

                  3. There are no preemptive rights to subscribe (droit preferentiel de souscription) for the Consideration Shares, nor are there any restrictions upon the voting or transfer of any of the Consideration Shares pursuant to the Company's statuts other than as provided by law;

                  4. The Company has full corporate power and authority to enter into the Promissory Notes and each of the Transaction Documents and to perform its obligations thereunder (including to issue and deliver the Consideration Shares and the Option Shares, to pay the Initial Cash Payment and to issue and deliver the Promissory Notes and the Options); when required under French law, each Transaction Document has been duly and validly authorized, executed and delivered by the Company. Assuming the provisions of the Purchase Agreement concerning the Contribution Agreement and the Options are valid and legally binding under Delaware law, (i) each of the Transaction Documents (x) constitutes a valid and legally binding agreement as to the matters of French law addressed therein and (y) does not violate any provisions of French law and
(ii) the performance of the Company's obligations under the Promissory Notes will not violate any provision of French law;

                  5. No consent, approval, authorization, order, registration, designation, declaration, filing, qualification, license or permit of any French court or any French public, governmental, administrative or regulatory agency or body or any other person is required for the issuance and delivery of the Consideration Shares by the Company to the Seller upon the Closing, for the execution or delivery and performance by the Company of the Transaction Documents, for the issuance of the Option Shares pursuant to the Options or for the consummation by the Company of the transactions contemplated by the Transaction Documents; provided however that a [declaration/letter of information] to the French Ministry of the Economy, Finance and Budget will have to be [made/sent] on closing;

                  6. The choice of Delaware law to govern the Promissory Notes and some of the Transaction Documents is, under the laws of France, a valid choice of law and any final judgment for a sum of money against the Company in relation to the Transaction Documents or the Promissory Notes rendered by a competent United States Federal or State court in the city of San Jose, California would be recognized and enforced by the French courts, except (a) in original actions brought in French courts, certain questions of procedural law and, in certain events, questions of public policy, would be governed by French law, and (b) a judgment of a United States court may not be enforceable in a French court if such enforcement would violate French public policy or be inconsistent with French procedural law; and service of process effected in the manner set forth in

Section 11.6 of the Asset Purchase Agreement, assuming its validity under Delaware law, will be effective, insofar as French law is concerned, to confer valid personal jurisdiction over the Company.

The opinions expressed above are subject to the following reservations:

         1. Where any party to a Transaction Document is vested with a discretion, French law requires that such discretion is not abused;

         2. Any enforcement against the Company may be limited by the provisions of French law giving discretionary powers to the French courts such as the discretion to limit or increase the amount of payments due under any penalty or indemnity clause which, taking into consideration the respective positions of the parties, is considered by such courts to be manifestly excessive or nominal, and such as the discretion to grant a grace period of up to two years or to reduce the rate of interest applicable to deferred payments;

         3. We express no opinion as to the availability under French law or before a French court of the enforcement of a performance obligation or any other remedy other than those culminating in a judgment for the payment of money;

         4. This opinion is subject to the application of any applicable bankruptcy, liquidation, winding-up, insolvency or similar laws affecting the rights of creditors generally; and

         5. Other than as expressly set forth above, no opinion is given hereby in respect of the Transaction Documents, the rights and obligations which may result therefrom, or the information contained therein or the measures taken or able to be taken upon performance of the Transaction Documents other than exclusively as to matters of French law.

         We express no opinion as to any agreement, instrument or other document other than as specified in this letter.

         We are qualified to practice law in the Republic of France. We have made no independent investigations of the laws of any jurisdiction other than the laws in effect in the Republic of France as at the date hereof as a basis for the opinions expressed herein. We do not express any opinion on the laws of any jurisdiction other than the laws of the Republic of France.

         This opinion is exclusively addressed to you, although copies may be given to your legal advisers for information purposes. Accordingly, only you may refer to the opinions expressed herein; this opinion may not be used for any other purpose nor may it be communicated to any third party.



                                                  Very truly yours

                                SCHEDULE 1.1(b)

                                  FIXED ASSETS

                                Schedule 1.1(b)

                             Seller's Fixed Assets
                                    6/30/97



                                         Date                         E&Y Accum.        E&Y
        Description                     Acquired         Cost        Depreciation    Dock Value
        -----------                     --------        ------       ------------    ----------
Computer Hardware - Janet Lowe           11/2/89         7,125           7,125              0
Hard Disk for DP386/25                  11/29/89           965             965              0
Software - The Programmers Shop          3/30/89         1,195           1,195              0
Software - System Enhancement As         7/18/89            50              50              0
Software - PharLap Run-Time Lic          8/22/89           556             556              0
Sparc 1 + Quota                          7/17/90        15,594          15,594              0
US Robotics Modem                        8/16/90           805             805              0
Surge Protector                          9/28/90            41              41              0
Software - Word 4, Excel, On Cue         3/30/91           550             550              0
3 Modular Office Workstations           10/23/91         3,929           3,929              0
Memory Expansion for Compaq 20            2/1/91           466             466              0
Macintosh IIsi Computer                   2/3/91         3,959           3,959              0
Gator Box - Network Hardware             6/15/91         1,498           1,498              0
Sun SparcII Unix Computer                7/12/91        13,481          13,481              0
PC Printer for Dell                      1/30/92           209             209              0
Filing Cabinet                            5/6/92           218             218              0
                                                        ------          ------          -----
    At 6/30/92                                          50,641          50,641              0

150 MB QIC Tape Drive                   10/29/92         1,655           1,655              0
Sun PC NFS Software                     11/16/92         1,569           1,569              0
Apurnix 1 GB Hard Drive                 11/30/92         2,456           2,456              0
Watcom C Compiler                       12/14/92           569             569              0
Purify Development                        1/1/93         2,750           2,750              0
HP Memory                                2/25/93         2,756           2,756              0
Rob Office Chair                         2/25/93           536             465             71
Sun Spare 10 Update                      4/15/93        10,782          10,782              0
Laser Printer                            5/24/93           948             948              0
Sun Hard Drive                           7/14/93         1,509           1,509              0
SGI Workstation                          7/14/93        23,332          23,332             (0)
TI Laptop                                7/20/93         3,579           3,579              0
Ethernet Adapter                         7/30/93           290             290              0
PC NFS Software                          7/30/93           354             354              0
Telabit T3000 Modem                      8/31/93           635             635             (0)
R-Squared Modem                          8/31/93           758             758              0
Dell Pentiun                             1/13/94         4,580           4,580              0
Watcom Compiler                          1/31/94         1,019           1,019              0
HQ Mac Due Dock                          2/23/94         3,668           3,668              0
Dell 486                                 2/28/94         3,080           3,080              0
Visual Basic Compiler                    2/28/94           419             419              0
Dell 466/SPS                             4/29/94         4,590           4,590              0
HP Memory                                6/15/94         2,507           2,507              0
FAX Machine                               7/1/94           309             309              0
Office Chair                             7/30/94           367             204            163
Power Mac                                8/25/94         2,779           2,623            114
CD ROM                                   9/30/94           533             489             44
Laserjet Printer                         1/17/95         2,933           2,363            570
Mac Ethernet Network                     1/31/95         1,710           1,378            ?32
Parasoft Software                         4/3/95         1,710           1,148            382
Power Mac                                 4/5/95         2,530           1,802            601
Apple Laserwriter                         4/5/95         1,498           1,124            374
Microsoft Office                          4/5/95           467             350            117
FAX Machine                              4/10/95           285             214             71
Dell Pentium                              5/2/95         3,521           2,543            978
Sharp Laser FAX                           5/2/95           800             578            27?
Office Furniture                          5/2/95         2,500           1,083          1,417
Laser Printer                            5/16/95           855             594            261
Phone System                             5/17/95         4,203           2,919          1,284


Note: Accumulated depreciation per FY was estimated based on the straight-line method over a useful life of 3 years for computer equipment and purchased software, and a useful life of 5 years for furniture and other equipment. This is consistent with the depreciation method used by ILOG.

Office Furniture                    5/25/95     6.258      2.608      3.650
Power Mac/Monitor                    6/2/95     6.137      4.262      1.875
HON Chairs                          6/26/95     1.251        500        751
FAX Modem                           6/30/95       241        161         80
Tape Backup Unit                     8/2/95       580        371        209
Portrait Monitors                   10/1/95     1,268        740        528
Chairs, Desk Pedestal              10/16/95       526        175        351
Claridge White Board/Panel         10/16/95       499        166        333
Guest Chairs                        12/4/95       336        106        230
PC Monitor                         12/28/95     2,117      1,058      1,058
Pentium XP65                        2/16/96     6,692      2,974      3,718
Modem                               2/29/96       408        181        227
Hard Drive                          2/29/96       577        256        321
DEC Alpha 3000                      3/18/96     7,500      3,125      4,375
DEC Monitor                         4/17/96       348        135        213
DEC Alpha Kit                        5/2/96     4,818      1,874      2,944
PC 5100 6XM                         5/15/96     3,769      1,466      2,303
Windows NT Software                 5/15/96       317        123        194
IBM Notepad PC                      5/21/96     8,600      3,106      5,494
Tape Backup                         6/17/96       272         91        181
                                              -------    -------    -------
                                              153,648     117,468     36,080
        At 6/30/96                            204,189     168,109     36,080


Office Chairs                       7/16/96     1,209         222        987
Macintosh                            8/5/96       999         305        697
Laser Printer                        8/5/96     2,113         646      1,467
Macintosh                            8/5/96     3,339       1,020      2,319
Pentium Pro 200                     8/30/96     4,479       1,244      3,235
Falcon Hard Drive                   8/30/95       843         234        609
Falcon Hard Drive                   9/18/96       834         208        626
VSPS10                              9/18/96     1,805         451      1,354
Video Projector                     9/18/96     3,924         981      2,943
Monitor                             9/30/96     1,750         438      1,312
Technical Furniture                 9/30/96     3,890         584      3,306
Hard Drive                         10/16/96       357          79        278
2 Phones                           10/16/96       402          89        313
Monitor                            10/31/96     1,867         415      1,452
Sun Ultra                          12/12/96    10,937       2,127      8,810
Quark Software                     12/27/96       667         111        556
Macintosh                          12/27/96     1,790         298      1,492
Modular Office Furniture            1/27/97     5,385         449      4,936
4 Oak Bookshelves TV                1/31/97     1,232         103      1,129
Panorama Server SWT                 2/19/97       869          97        772
Conference Room Table               2/28/97     2,830         189      2,641
Alder Conference Room Chairs        2/28/97     2,675         178      2,497
Roland Horne PC                      3/1/97     3,056         340      2,716
RPG Monitor                         3/28/97       660          55        605
Sun Solaris IRV NJ                   4/1/97     1,716         143      1,573
Modular Office Furniture            4/15/97     9,970         498      9,472
BSD Server                          5/29/97     1,270          35      1,235
Terry's Power Comp                  5/29/97     2,082          58      2,024
Roland Office PC                    5/29/97     4,725         131      4,594
REB Home Office Solaris System      6/16/97     5,533           0      5,533
                                              -------     -------    -------
                                               83,208      11,728     71,480

                                               -------    -------    -------
        TOTAL:                                 287,397    179,837    107,560
                                               -------    -------    -------


Note: Accumulated depreciation per EY was estimated based on the straight-line method over a useful life of 3 years for computer equipment and purchased software, and a useful life of 5 years for furniture and other equipment. This is consistent with the depreciation method used by ILOG.

                                  SCHEDULE 1.2

                                EXCLUDED ASSETS

                                  SCHEDULE 1.2

                                EXCLUDED ASSETS

* All royalties accrued through the close date under CPLEX Value Added Reseller Agreements
* Prepaid rent from close date to end of August
* Apple Macintosh computer
* Apple LaserWriter IINT
* Apple 21" B&W Monitor
* Lunchroom refrigerator
* Employees' personal artwork (which is all artwork except three framed boating posters)
* Hewlett Packard HP9000/715/100 computer system and peripherals -- loaned
* Sun Microsystems Ultra-2 computer system and peripherals -- loaned
* SGI Power Challenge computer system and peripherals -- loaned
* SGI Origin 200 computer system and peripherals -- see schedule 2.6 -- loan non-assignable
* Sun Ultra 3000 computer and peripherals -- see schedule 2.6 -- loan non-assignable
* DEC 4100 computer system and peripherals -- see schedule 2.6 -- loan non-assignable
* All rights under all policies of insurance insuring the Seller or its properties or operations (including all causes of action or claims arising thereunder) and all short-rate refunds with respect thereto
* All claims of the Seller for any refund of taxes of any kind
* All rights of the Seller under the Asset Purchase Agreement

                                  SCHEDULE 1.3

                              ASSUMED LIABILITIES

                              (ASSUMED CONTRACTS)

                                  SCHEDULE 1.3

                               ASSUMED CONTRACTS


- Sublease agreement between ASHLEY QUINN NELSON and Seller dated November 4, 1996 related to the lease of office space.

- Equipment lease agreement between Hewlett Packard and Seller dated May 7, 1994 related to the lease of computer hardware.

- Software License Agreement between American Telephone and Telegraph Company and Seller effective June 1, 1992 related to AT&T Mathematical Programming Languages and amendments and modifications to date. Assignable with consent. See schedule 2.6.

- Sublicensing Agreement between American Telephone and Telegraph Company effective June 1, 1992 related to AT&T Mathematical Programming Languages and amendments and modifications to date. Assignable with consent. See schedule 2.6.

- Exclusive License Agreement between Dr. Roy Marsten and Seller dated January 4, 1993 related to the license of mathematical algorithms.

- Buyout and Termination Agreement between Dr. Roy Marsten and Seller dated July 25, 1997 related to the termination of the party's Exclusive License Agreement.

- Exclusive License Agreement between Dr. Dave Shanno and Seller dated January 4, 1993 related to the license of mathematical algorithms.

- Buyout and Termination Agreement between Dr. Dave Shanno and Seller dated July 17, 1997 related to the termination of the party's Exclusive License Agreement.

- Agreement for Personal Services as Consult between Dr. Dave Shanno and Seller dated July 17, 1997 related to technical design and development of mathematical algorithms and computer software.

- Exclusive License Agreement between Dr. Irvin Lustig and Seller dated January 4, 1993 related to the license of mathematical algorithms.

- Buyout and Termination Agreement between Dr. Irvin Lustig and Seller dated July 15, 1997 related to the termination of the party's Exclusive License Agreement.

                                  SCHEDULE 2.3

                   OBLIGATIONS WITH RESPECT TO CAPITAL STOCK

None.

                                  SCHEDULE 2.5

                 SECURITY INTERESTS, LIENS, ENCUMBRANCES, ETC.

None.

                                  SCHEDULE 2.6

                   REQUIRED CONSENTS & ABSENCE OF CONFLICTS

                                  SCHEDULE 2.6

                               REQUIRED CONSENTS

o Software License Agreement between American Telephone and Telegraph Company and Seller effective June 1, 1992 related to AT&T Mathematical Programming Languages and amendments and modifications to date.

o Sublicensing Agreement between American Telephone and Telegraph Company effective June 1, 1992 related to AT&T Mathematical Programming Languages and amendments and modifications to date.

o Loan of Products agreement between Digital Equipment Corporation and Seller dated 1/30/97 related to the loan of a DEC 4100 computer system.

o Equipment loan agreement between Silicon Graphics and Seller dated March 10, 1997 related to loan of Origin 200 computer system.

o Equipment loan and software license agreement between Sun Microsystems and Seller dated November 22, 1996 related to the loan of E3000 computer system.

                                SCHEDULE 2.8(b)

                         SELLER'S LEASED REAL PROPERTY

                                SCHEDULE 2.8(b)

                         SELLER'S LEASED REAL PROPERTY


o Office space known as Suite 200 located at the address 889 Alder, Incline Village, NV 89450.

                                SCHEDULE 2.8(c)

                     EQUIPMENT LOAN AND PORTING AGREEMENTS

                                SCHEDULE 2.8(c)

                      EQUIPMENT LOAN AND PORTING AGREEMENT


o Loan of Products agreement between Digital Equipment Corporation and Seller dated 1/30/97 related to the loan of a DEC 4100 computer system.

o Equipment loan agreement between Silicon Graphics and Seller dated March 10, 1997 related to loan of Origin 200 computer system.

o Equipment loan and software license agreement between Sun Microsystems and Seller dated November 22, 1996 related to the loan of E3000 computer system.

o Porting Agreement between Silicon Graphics, Inc. and Seller dated February 22, 1995 related to the loan of equipment and porting of software.

                                SCHEDULE 2.8(d)

Not Applicable.

                                SCHEDULE 2.8(e)

                           RELATED PARTY SHAREHOLDERS

                                Schedule 2.8(f)

                          Related Party Shareholdings

The Seller shareholders have an equity interest in Seller's customer Compass Modeling Solutions, Inc. (Compass), Inc located in Reno Nevada as follows:

Todd A. Lowe 3000 shares (20% of issued)
Janet H. Lowe 3000 shares (20% of issued)
Robert E. Bixby 1,333 shares 98.9% of issued)

Compass Modeling Solutions was incorporated during September 20, 1994 in the state of Nevada as an S corporation. Compass is a provider of math programming model building consulting services and third party software products.

Compass has a Value Added Reseller Contract and Bilateral commissioning agreement with Seller which in the last year has yielded revenues about $200,000. These contracts cover all revenue received from Compass.

Compass has four employees and forecasts 1997 total revenues of about $800,000.

Todd A. Lowe is one of three Compass directors and receives no compensation his directorship.

                                  SCHEDULE 2.9

                    SELLER REGISTERED INTELLECTUAL PROPERTY

                                  Schedule 2.9

                   Seller's Registered Intellectual Property

Property:                Seller's source code*      Sellers name - CPLEX
Type:                    Copyright                  Trademark
Where registered:        US Copyright Office        US Patent & Trademark Office
Registration Number:     TXu 419-336                1790210


* Copyright last updated during 1992

                                SCHEDULE 2.9(d)

               THIRD PARTY RIGHTS TO SELLER INTELLECTUAL PROPERTY

                                SCHEDULE 2.9(D)

                             INTELLECTUAL PROPERTY


* None.

                                SCHEDULE 2.9(g)

              SELLER INTELLECTUAL PROPERTY INDEMNITY OBLIGATIONS

                                Schedule 2.9(g)

                          Specified License Agreements

The majority of Seller's licenses and license arrangements with third parties have been performed under terms substantially the same as those in one of the following standard contracts:

     o  CPLEX Optimization, Inc. Software License Agreement
     o  CPLEX Software Master License Agreement
     o  CPLEX Optimization Software License Agreement SLA0694
     o  CPLEX Optimization Software License Agreement DTRA1096
     o  CPLEX Optimization, Inc. Value Added Reseller Software License Agreement
     o  CPLEX Optimization Sublicensing Agreement
     o  CPLEX Optimization, Inc. Dealer Agreement
     o  CPLEX Software Nonexclusive Finder's Fee Agreement
     o  Academic CPLEX Software License Agreement

The following specific contracts of the Seller, identified by party and date, are listed for purposes of section 2.9(g):

Value Added Reseller Agreements

        PARTY                                           DATE

        ABB Simcon, Inc.                                March 10, 1995
        Ad Opt Technologies                             July 24, 1997
        Aeronomics Incorporated                         January 15, 1997
        Algorithmics Inc.                               January 23, 1995
        Athena Systems, Inc.                            June 15, 1997
        Atlantec Inc.                                   November 19, 1996
        Bear Stearns & Co. Inc.                         May 1, 1989
        Bechtel Corporation                             March 5, 1990
        Bender Management Consultants Inc               May 12, 1995
        CAPS Logistics, Inc.                            October 11, 1996
        Carmen Systems AB                               February 27, 1996
        Chesapeake Decision Sciences                    September 1, 1989
        Compass Modeling Solutions                      March 29, 1995
        Cutting Edge Optimization                       July 28, 1997
        Decision Dynamics, Inc.                         August 19, 1993
        EDS/BEI                                         July 24, 1995
        EMA/EDS                                         January 29, 1993
        Cegelec ESCA Corporation                        April 28, 1997

        Euro Decision S.A.R.L.                          April 16, 1993
        GAMS Development Corporation                    October 19, 1994
        Gerber Garment Technology                       February 24, 1997
        GfAI                                            September 9, 1987
        GIRO inc                                        August 19, 1993
        Haverly Systems                                 January 15, 1990
        Henwood Energy                                  October 27, 1995
        HMS Energy                                      May 1, 1997
        i2 Technologies                                 November 27, 1996
        Intelligent Optimization, L.C.                  March 27, 1997
        Interet                                         July 17, 1991
        InterTrans Logistics SA                         November 1, 1996
        Ketek GmbH                                      April 24, 1997
        Landis & Gyr Systems, Inc.                      November 8, 1993
        LCG Consulting                                  January 31, 1992
        Manugistics, Inc.                               September 19, 1996
        Maximal Software, Inc.                          January 1, 1996
        NewMetrics Corporation                          June 19, 1996
        Paragon Decision Technology                     September 20, 1994
        ProCom GmbH                                     July 4, 1994
        Propsys Inc.                                    February 26, 1993
        ProMIRA Software                                April 15, 1997
        American Airlines Decision Technologies         June 20, 1991
        Siemens A.G.                                    March 4, 1997
        Tyecin Systems, Inc.                            December 19, 1995

        Sublicensing Agreements
        -----------------------

        Acres International Limited                     September 6, 1996
        ADATECH SA                                      September 19, 1996
        A.I. Systems                                    November 9, 1996
        CORE Management Systems                         May 8th, 1991
        Harris GE Energy Systems                        January 29, 1997
        Powel Data AS                                   July 15, 1996

        Dealer Finder Agreements
        ------------------------

        Austries                                        May 17, 1996
        CAE Electronics                                 July 9, 1993
        Century Research Center Corp                    July 11, 1990

        CHI Associados Ltda.            March 24, 1995
        CNC Cybernetic GmbH             October 10, 1996
        Delphi Systems                  July 6, 1993
        Fourier Systems LTD             January 1, 1993
        Alexader Hipolito               February 7, 1997
        LINKS SA                        March 2, 1992
        Meridian Systems                June 14, 1995
        MG Interational                 March 27, 1991
        OPCOM                           April 11, 1995
        ORGP Ltd.                       December 16, 1994
        Optigroup, Ltd.                 October 5th 1995
        Quinta Discplina                April 28, 1997
        SoftAS GmbH                     April 10, 1995
        UDS Software                    May 9, 1997

End User Agreements not licensed under the standard contracts.

o Standard Terms and Conditions Applicable to License of Software between CPLEX Optimization, Inc. and American Telephone and Telegraph Company dated 7/30/91.

o CPLEX Optimization, Inc.-Amoco Corporation Software License Agreement dated August 6, 1989.

o Limited Right To Copy Agreement between Seller and Bell Communications Research, Inc. dated June 28, 1990.

o Modifications to the Software Master License Agreement between CPLEX Optimization, Inc. and Kraft General Foods dated May 20, 1991.

o Software License Agreement between Seller and Lockheed Martin dated August 10, 1995.

o Addendum to CPLEX Optimization Software License Agreement SL0694 between Seller and United Parcel Service General Services Co. dated September 14, 1994.

o Contracts between US Department of Defense and Seller of various dates.

                                SCHEDULE 2.9(i)

                SELLER INTELLECTUAL PROPERTY AGREEMENT DISPUTES

                                Schedule 2.9(i)

                Seller Intellectual Property Agreement Disputes



Discrepancies in royalty payment amounts from Bechtel Corporation's PIMS division were detected early this year. Based upon royalty reports there appeared to be royalty payment shortfalls and past due payments. On April 16th, 1997 a letter was sent advising Bechtel of these potential issues. On May 2nd, 1997 David Geddes, VP of PIMS Products*, replied in a letter explaining Bechtel's actions and expressing intent to comply with the terms of the VAR contract. The parties have verbally agreed to update the Value Added Reseller Agreement between them to clarify the terms and to add new license privileges. Good faith negotiations are in progress.



*The PIMS Division of Bechtel had just been sold to AspenTech.

                                 SCHEDULE 2.10

                             SELLER'S CUSTOMER LIST

                                 Schedule 2.10

                       Seller's Significant Customer List



                                                Approx. Receipts
                                                7/1/96 - 6/30/97
AT&T                                                 $55,890
Algorithmics                                        $128,300
AspenTech/Bechtel                                   $125,430
Chesapeake Decision Sciences                        $359,680
Compass Modeling Systems                            $211,470
EDS                                                  $74,410
GAMS                                                 $99,160
Haverly                                             $119,000
i2 Technologies                                      $99,950
ITG                                                  $57,390
Lockheed Martin                                      $53,330
Lucent Technologies                                 $151,180
Manugistics                                          $63,070
Numetrix                                            $259,160
Paragon Decision Technology                          $60,450
The Sabre Group                                     $123,500
United Airlines                                     $247,610

                                 SCHEDULE 2.15

                COMPENSATION OF OFFICERS AND EMPLOYEES OF SELLER

                                 Schedule 2.15

                Compensation of Officers and Employees of Seller


CURRENT EMPLOYEE COMPENSATION

Employee                Current Base      Commission        1996 Bonus
--------                ------------      ----------        ----------
Mary Fenelon            $32/hr            0                 7,000
Wendy Ferris            $25,400/yr        0                 3,500
John Gregory            $79,500/yr        0                 5,000 (a)
Richard Guy             $72,000/yr        28,500 (b)        10,000
Tessa Guy(c)            $7/hr             0                 0
Lorrie Harlem           $35,040/yr        0                 7,000
Larry Hunt              $85,000/yr        0                 6,000 (a)
Ed Klotz                $75,000/yr        0                 19,000
Irvin Lustig            $81,400/yr        0                 26,000
Terry Stallman          $24,000/yr(d)     0                 hired in '97
Roland Wunderling       $67,500/yr(d)     0                 hired in '97

Salary payments are made on the 15th and last day of each month. Bonus payments are at the discretion of management, and typically paid in late December.

(a) John Gregory and Larry Hunt were hired in mid-96; bonus amounts for '96 include a pro-rated adjustment for partial year employment.

(b) Richard Guy currently receives 1/2 his bonus as a draw in semi-monthly salary payments; any remaining earned commission is paid quarterly.

(c) Tessa Guy is a part-time employee (several hours/week) who receives no employee benefits (other than mandatory state insurances).

(d) Terry Stallman and Roland Wunderling currently receive a small additional payment in lieu of receiving health insurance benefits.

OWNER/OFFICER COMPENSATION EARNED FOR THE PERIOD 7/1/96 - 6/30/97


                        Salary            Royalties         Mgmt. Fees
                        ------            ---------         ----------
Robert Bixby            $15,000           $519,194          0
Janet Lowe              $25,000           0                 0
Todd Lowe (via
 Lowe Technologies)*    0                 0                 $699,558

* Lowe Technologies is owned 50% by Todd A. Lowe, and 50% by Janet H. Lowe.

                                 SCHEDULE 2.17

                          SELLER'S INSURANCE POLICIES

                                 Schedule 2.17

                           Seller's Insurance Polices



Company:        Hartford Spectrum Business Insurance Policy
Policy #:       53 SBA EN1169
Expires:        6/15/98
Coverage:       See attached certificate of insurance

--------------------------------------------------------------------------------
ACORD   CERTIFICATE OF INSURANCE                                PAYMENT DATE
                                                                  07/25/97
--------------------------------------------------------------------------------
PRODUCER                                  THIS CERTIFICATE IS ISSUED AS A MATTER
                                          OF INFORMATION ONLY AND CONFERS NO
Mike Renath Insurance                     RIGHTS UPON THE CERTIFICATE HOLDER.
                                          THIS CERTIFICATE DOES NOT AMEND,
951 Tahoe Blvd, Suite 4                   EXTEND OR ALTER THE COVERAGE AFFORDED
Incline Village, NV 89451-                BY THE POLICIES BELOW.
(702) 831-3132                           ---------------------------------------
                                          COMPANY
                                             A      ITT HARTFORD
--------------------------------------------------------------------------------
INSURED                                   COMPANY
                                             B
CPLEX                                    ---------------------------------------
889 ALDER DRIVE, SUITE 200                COMPANY
                                             C
INCLINE VILLAGE  NV   89451-             ---------------------------------------
(702) 831-7744                            COMPANY
                                             D
--------------------------------------------------------------------------------
CONFIRMATION
--------------------------------------------------------------------------------

     THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAME ABOVE FOR THE POLICY AS SO INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THE CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CO                                                            POLICY EFFECTIVE   POLICY EXPIRATION
LTR       TYPE OF BUSINESS                 POLICY NUMBER       DATE (MM/DD/YY)    DATE (MM/DD/YY)               LIMITS
------------------------------------------------------------------------------------------------------------------------------------
 A     GENERAL LIABILITY                                                                           GENERAL AGGREGATE        $2000000
                                                                                                  ----------------------------------
       [X] COMMERCIAL GENERAL LIABILITY    53 SBA EM1169           06/15/97           06/15/98     PRODUCTS-COMP/OP AGG     $2000000
                                                                                                  ----------------------------------
       [ ][ ] CLAIMS MADE   [X] OCCUR                                                              PERSONAL & ADV INJURY    $1000000
                                                                                                  ----------------------------------
       [ ] OWNERS & CONTRACTOR'S PROT                                                              EACH OCCURRENCE          $1000000
                                                                                                  ----------------------------------
       [ ] __________________________                                                              PAC DAMAGE (Any one occ) $300000
                                                                                                  ----------------------------------
       [ ]                                                                                         MED EXP (Any one person) $10000
------------------------------------------------------------------------------------------------------------------------------------
       AUTOMOBILE LIABILITY                                          /  /               /  /       COMBINED START LIMIT     $
                                                                                                  ----------------------------------
       [ ] ANY AUTO                                                                                BODILY INJURY            $
                                                                                                   (Per person)
       [ ] ALL OWNED AUTOS                                                                        ----------------------------------
                                                                                                   BODILY INJURY            $
       [ ] SCHEDULED AUTOS                                                                         (Per accident)
                                                                                                  ----------------------------------
       [ ] HIRED AUTOS                                                                             PROPERTY DAMAGE          $
                                                                                                  ----------------------------------
       [ ] NON-OWNED AUTOS

       [ ] __________________________

       [ ]
------------------------------------------------------------------------------------------------------------------------------------
       GARAGE LIABILITY                                                                            AUTO ONLY - EA ACCIDENT  $
       [ ] ANY AUTO                                                  /  /               /  /      ----------------------------------
                                                                                                   OTHER THAN AUTO ONLY
       [ ] __________________________                                                             ----------------------------------
                                                                                                          EACH ACCIDENT     $
                                                                                                  ----------------------------------
       [ ]                                                                                                    AGGREGATE     $
------------------------------------------------------------------------------------------------------------------------------------
       EXPRESS LIABILITY                                                                           EACH OCCURRENCE          $
       [ ] UMBRELLA FORM                                            /  /                /  /      ----------------------------------
                                                                                                   AGGREGATE                $
                                                                                                  ----------------------------------
       [ ] OTHER THAN UMBRELLA FORM                                                                                         $
------------------------------------------------------------------------------------------------------------------------------------
       WORKERS COMPENSATION AND                                                                    [ ] STATUTORY LIMITS
       EMPLOYERS' LIABILITY                                         /  /                /  /      ----------------------------------
                                                                                                   EACH ACCIDENT            $
       THE PROPRIETORY      [ ] INCL                                                              ----------------------------------
       PARTNERS/EXECUTIVE                                                                          DISEASE - POLICY LIMIT   $
       OFFICES ARE          [ ] EXCL                                                              ----------------------------------
                                                                                                   DISEASE - EACH EMPLOYEE  $
------------------------------------------------------------------------------------------------------------------------------------
 A     OTHER

       BUS. PERSONAL PROPERTY              53 SBA EN1169           06/15/97           06/15/98     SPECIAL FORM             $50,000

       COMPUTERS                                                                                   SPECIAL FORM            $100,000
------------------------------------------------------------------------------------------------------------------------------------

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS




--------------------------------------------------------------------------------

CERTIFICATEHOLDERS                     CANCELLATION

                                        SHOULD ANY OF THE ABOVE DESCRIBED
                                        POLICIES BE CANCELLED BEFORE THE
                                        EXPIRATION DATE THEREOF, THE ISSUER'S
                                        COMPANY WILL BE REQUIRED TO MAIL 30 DAYS
                                        WRITTEN NOTICE TO THE CERTIFICATE HOLDER
                                        NAMED TO THE LEFT, BUT FAILURE TO MAIL
                                        SUCH NOTICE SHALL IMPOSE NO OBLIGATION
                                        OR LIABILITY OF ANY KIND UPON THE
                                        COMPANY, ITS AGENTS OR REPRESENTATIVES.
                                       -----------------------------------------
                                        AUTHORIZED REPRESENTATIVE

                                        [SIG]

--------------------------------------------------------------------------------

                                 SCHEDULE 2.18

                      MATERIAL CHANGES SINCE JUNE 30, 1997

                                 Schedule 2.18
                                 -------------
                                Material Changes

* None.